UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐    Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

Aramark
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting of Stockholders

Dear Stockholders:

Aramark will hold its Annual Meeting of Stockholders at the Philadelphia Marriott Downtown, 1201 Market Street, Philadelphia, Pennsylvania, 19107, on Tuesday, February 3, 2015, at 10:00 a.m. Philadelphia time, for the following purposes:

1.	To elect the eleven director nominees listed in the proxy statement to serve until the 2016 annual meeting of stockholders and until their respective successors have been duly elected and qualified;

2.	To consider and vote upon a proposal to ratify the appointment of KPMG LLP as Aramark’s independent registered public accounting firm for the fiscal year ending October 2, 2015;

3.	To hold a non-binding advisory vote on executive compensation;

4.	To hold a non-binding advisory vote on the frequency of future advisory votes on executive compensation; and

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
The Board of Directors has fixed the close of business on December 18, 2014, as the record date for determination of the stockholders entitled to notice of and to vote at the meeting. Each stockholder of record is entitled to one vote for each share of common stock held at that time. A list of these stockholders will be open for examination by any stockholder for any purpose germane to the annual meeting for a period of 10 days prior to the annual meeting at our principal executive offices at 1101 Market Street, Philadelphia, Pennsylvania 19107.
Stockholders of record can vote their shares by using the Internet or the telephone. Instructions for using these convenient services are set forth on the enclosed proxy card. Stockholders of record also may vote their shares by marking their votes on the enclosed proxy card, signing and dating it, and mailing it in the enclosed envelope, or by attending the meeting in person.

By Order of the Board of Directors,

/s/ STEPHEN R. REYNOLDS

Stephen R. Reynolds
Executive Vice President, General Counsel and Secretary

December 31, 2014

PROXY VOTING METHODS

If at the close of business on December 18, 2014, you were a stockholder of record, you may vote your shares by proxy through the Internet, by telephone or by mail, or you may vote in person at the Annual Meeting. For shares held through a broker, bank or other nominee at the close of business on December 18, 2014, you may vote by submitting voting instructions to your broker, bank or other nominee. To reduce our administrative costs, we ask that you vote through the Internet or by telephone, both of which are available 24 hours a day. You may revoke your proxies at the times and in the manners described in this Proxy Statement.
If you are a stockholder of record or hold shares through a broker or bank and are voting by proxy through the Internet or by telephone, your vote must be received by 11:59 p.m., Eastern Time, on Monday, February 2, 2015 to be counted.
To vote by proxy if you are a stockholder of record:

BY INTERNET

•	Go to the website www.proxyvote.com and follow the instructions, 24 hours a day, seven days a week.

•	You will need the 12-digit number included on your proxy card to obtain your records and to vote.
BY TELEPHONE

•
Use the telephone number shown on your proxy card. The telephone voting system is available 24 hours a day in the United States until 11:59 p.m. Eastern time on Monday, February 2, 2015. Once you enter the telephone voting system, a series of prompts will tell you how to record and confirm (or change) your voting instructions.

•	You will need the 12-digit number included on your proxy card in order to vote by telephone.
BY MAIL

•	Mark your selections on the proxy card.

•	Date and sign your name exactly as it appears on your proxy card.

•	Mail the proxy card in the enclosed postage-paid envelope provided to you.

YOUR VOTE IS IMPORTANT TO US. THANK YOU FOR VOTING.
If you hold your shares in street name, you may submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your broker, bank, or other nominee on how to submit voting instructions.

Aramark
1101 Market Street
Philadelphia, PA 19107

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held on February 3, 2015

GENERAL INFORMATION
How do we refer to Aramark in this Proxy Statement?
When we use the terms the “Company,” “we,” “our” and “us,” we mean Aramark, a Delaware corporation.
Why did I receive proxy materials? What is included in the proxy materials?
Our Board of Directors (the “Board”) is soliciting your proxy to vote at the 2015 Annual Meeting of Stockholders (the “Annual Meeting”). You received proxy materials because you owned shares of Aramark common stock on December 18, 2014, the record date, and that entitles you to vote at the Annual Meeting. Proxy materials are first being sent to stockholders on December 31, 2014.
Proxy materials include the notice of annual meeting of stockholders, the proxy statement and our annual report for the year ended October 3, 2014. The proxy materials also include a proxy card or voting instruction form. The proxy statement describes the matters on which the Board would like you to vote, and provides information about Aramark that we must disclose under Securities and Exchange Commission (“SEC”) regulations when we solicit your proxy. You may refer to the Annual Report for financial and other information about us.
Your proxy will authorize specified persons, each of whom also are referred to as a proxy, to vote on your behalf at the Annual Meeting. By use of a proxy, you can vote whether or not you attend the meeting in person. The written document by which you authorize a proxy to vote on your behalf is referred to as a proxy card.
When and where will the Annual Meeting be held?
We will hold the Annual Meeting at the Philadelphia Marriott Downtown, 1201 Market Street, Philadelphia, Pennsylvania, 19107 on Tuesday, February 3, 2015, at 10:00 a.m. Philadelphia time, subject to any adjournments or postponements. For directions to the meeting, you may contact our Investor Relations Department at Aramark, 1101 Market Street, Philadelphia, Pennsylvania, 19107, Attention: Investor Relations, telephone: (215) 409-7287, e-mail: investorrelations@aramark.com.
How can I get electronic access to the proxy materials?
You received printed versions of the proxy materials, but the proxy materials are available for viewing on www.proxyvote.com. The proxy card that you received also provides instructions on how to:

•	vote your shares; and

•	select a future delivery preference of paper or electronic copies of the proxy materials.
If you hold your shares through a bank, broker or other custodian, you also may have the opportunity to receive the proxy materials electronically in the future. Please check the information contained in the documents provided to you by your bank, broker or other custodian. We encourage you to take advantage of the availability of the proxy materials electronically to help reduce the environmental impact of the Annual Meeting.
What is “householding”?
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process is called “householding.” This reduces the volume of duplicate information received at your household and helps to reduce costs. Your materials may be househeld based on your prior express or implied consent.
A number of brokerage firms with account holders who are Aramark stockholders have instituted householding. Once a stockholder has received notice from his or her broker that the broker will be householding communications to the stockholder’s address, householding will continue until the stockholder is notified otherwise or until one or more of the stockholders revokes his or her consent. Householding benefits both you and Aramark because it reduces the volume of duplicate information received at your household and helps Aramark reduce expenses and conserve natural resources.
If you would like to receive your own set of Aramark’s proxy statement and annual report now or in the future, or if you share an address with another Aramark stockholder and together both of you would like to receive only a single set of Aramark's proxy materials in the future, please contact your broker (if you hold your shares in “street name”) or write or call Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or (800) 542-1061. Be sure to indicate your name, the name of your brokerage firm or bank, and your account number(s). You can also request prompt delivery of a copy of the proxy statement and annual report by contacting Aramark’s Investor Relations Department at Aramark, 1101 Market Street, Philadelphia, Pennsylvania, 19107, Attention: Investor Relations, telephone: (215) 409-7287, e-mail: investorrelations@aramark.com.
What am I voting on at the Annual Meeting?

Proposal Number	Item	Board's Vote Recommendation	Page
1	Election of the eleven director nominees listed herein to serve until the 2016 annual meeting of stockholders and until their respective successors have been duly elected and qualified	FOR nominees listed herein	7
2	Ratification of the appointment of KPMG LLP as the Company's independent public accountants for the fiscal year ended October 2, 2015	FOR	14
3	To approve, in a non-binding advisory vote, the compensation paid to our named executive officers	FOR	16
4	To determine, in a non-binding advisory vote, whether a non-binding stockholder vote to approve the compensation paid to our named executive officers should occur every one, two or three years	ONE YEAR	16
Could other matters be decided at the Annual Meeting?
The proxies will have discretionary authority, to the extent permitted by law, on how to vote on other matters that may come before the Annual Meeting.
How many votes can be cast by all stockholders?
Each share of Aramark common stock is entitled to one vote on each of the directors to be elected and one vote on each of the other matters properly presented at the Annual Meeting. There is no cumulative voting in the election of directors. We had 235,150,899 shares of common stock outstanding and entitled to vote on December 18, 2014.
How many votes must be present to hold the Annual Meeting?
A quorum of stockholders is necessary to transact business at the 2015 Annual Meeting. A quorum exists if the holders of a majority of the shares of Aramark common stock entitled to vote at the Annual Meeting are present either in person or by proxy at the Annual Meeting. Abstentions, withheld votes in the election of directors and broker shares that include broker non-votes will be counted as present for purposes of determining whether a quorum exists. A broker non-vote occurs when stockholders who hold shares in street name do not provide voting instructions to the nominee that holds the shares and the nominee is not permitted to exercise voting discretion. Under the New York Stock Exchange (“NYSE”) rules, a nominee may exercise its discretion to vote your shares in routine matters (Proposal 2 - ratification of independent registered public accounting firm) but not for non-routine matters (Proposals 1, 3 and 4).
How many votes are needed to approve each proposal? How do abstentions or broker non-votes affect the voting results?
The following table summarizes the vote threshold required for approval of each proposal, assuming a quorum is present, and the effect on the outcome of the vote of abstentions and broker non-votes. Votes “withheld” from a director nominee will be treated the same way as an abstention.

Proposal Number	Item	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of the eleven director nominees listed herein to serve until the 2016 annual meeting of stockholders and until their respective successors have been duly elected and qualified	Plurality of votes cast	No effect	Note voted/No effect
2	Ratification of Appointment of Independent Registered Public Accountant	Majority of shares present and entitled to vote on the matter	Counted "Against"	No broker non-votes; shares may be voted by brokers in their discretion
3	To approve, in a non-binding advisory vote, the compensation paid to our named executive officers	Majority of shares present and entitled to vote on the matter	Counted "Against"	Note voted/No effect
4	To determine, in a non-binding advisory vote, whether a non-binding stockholder vote to approve the compensation paid to our named executive officers should occur every one, two or three years	Majority of shares present and entitled to vote on the matter	Counted "Against" each option	Note voted/No effect
Signed but unmarked proxy cards will be voted in accordance with the recommendation of the Board: “for” each of the director nominees listed herein, “for” proposal 2 (ratification of independent registered public accounting firm), “for” proposal 3 (approval of compensation paid to our named executive officers) and “one year” for proposal 4 (the frequency of the non-binding advisory vote on the compensation paid to our named executive officers).
At the date of this proxy statement, we did not know of any matters that will be brought before the Annual Meeting other than those described in this proxy statement. However, if any other matters properly come before the Annual Meeting, the persons named on the enclosed proxy card will have the authority to vote your shares in their discretion on such matters.
How do I vote if I own shares as a record holder?
If your name is registered on Aramark's stockholder records as the owner of shares, you are the “record holder.” If you hold shares as a record holder, there are four ways that you can vote your shares.

•
Over the Internet. Vote at www.proxyvote.com. The Internet voting system is available 24 hours a day until 11:59 p.m. Eastern Time on Monday, February 2, 2015. Once you enter the Internet voting system, you can record and confirm (or change) your voting instructions.

•	By telephone. Use the telephone number shown on your proxy card. The telephone voting system is available

•
24 hours a day in the United States until 11:59 p.m. Eastern time on Monday, February 2, 2015. Once you enter the telephone voting system, a series of prompts will tell you how to record and confirm (or change) your voting instructions.

•
By mail. Mark your voting instructions on the proxy card and sign, date and return it in the postage-paid envelope provided. For your mailed proxy card to be counted, we must receive it before 5:00 p.m. Eastern Time on Monday, February 2, 2015.

•	In person. Attend the Annual Meeting, or send a personal representative with a valid legal proxy.
How do I vote if my Aramark shares are held by a bank, broker or custodian?
If your shares are held by a bank, broker or other custodian (commonly referred to as shares held “in street name”), the holder of your shares will provide you with a copy of this proxy statement, a voting instruction form and directions on how to provide voting instructions. These directions may allow you to vote over the Internet or by telephone. Unless you provide voting instructions, your shares may not be voted on any matter except for ratifying the appointment of our independent auditors. To ensure that your shares are counted in the election of directors, the advisory vote on executive compensation and the advisory vote on the frequency of the advisory vote on executive compensation, we encourage you to provide instructions on how to vote your shares.
If you hold shares in street name and want to vote in person at the Annual Meeting, you will need to ask your bank, broker or custodian to provide you with a valid legal proxy. You will need to bring the proxy with you to the Annual Meeting in order to vote. Please note that if you request a legal proxy from your bank, broker or custodian, any previously executed voting instruction form will be revoked and your vote will not be counted unless you vote in person at the Annual Meeting or appoint another valid legal proxy to vote on your behalf.

Can I change my vote or revoke my proxy?
Yes. You may change your vote or revoke your proxy at any time before it is voted at our annual meeting.
If you are a record holder, you may:

•
Write to the Corporate Secretary at the address listed on page 60. Your letter should contain the name in which your shares are registered, the date of the proxy you wish to revoke or change, your new voting instructions, if applicable, and your signature. Your letter must be received by the Corporate Secretary before 3:00 p.m. Eastern Time on Monday, February 2, 2015;

•
Send a new proxy card with a later date than the card submitted earlier (which automatically revokes the earlier proxy). We must receive your new proxy card before 5:00 p.m. Eastern Time on Monday, February 2, 2015;

•	Enter new instructions by telephone or Internet voting before 11:59 p.m. Eastern time on Monday, February 2, 2015; or

•	Vote in person (or send a personal representative with a valid proxy) at the Annual Meeting after revoking your proxy by letter to the Corporate Secretary.
If you hold your shares in street name, you may:

•	Submit new voting instructions in the manner provided by your bank, broker or other custodian; or

•	Contact your bank, broker or other custodian to request a proxy to vote in person at the Annual Meeting.
Who will count the votes? Is my vote confidential?
Representatives of Broadridge Investor Communications Services (“Broadridge”) will tabulate the votes, and representatives of Broadridge will act as Inspectors of Election. The vote will be certified by the Company’s Inspector of Election. During the proxy solicitation period, the Company will receive vote tallies from time to time from the Inspector of Election, but such tallies will provide aggregate figures rather than names of stockholders. Individual proxy voting and voting instructions will be kept confidential by Broadridge and will not be provided to the Company.
Who pays for the proxy solicitation and how will Aramark solicit votes?
Aramark pays the cost of preparing our proxy materials and soliciting your vote. Aramark will reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred by them in forwarding proxy-soliciting materials to such beneficial owners. Proxies may be solicited on our behalf by our directors, officers, employees and agents, without additional remuneration, by telephone, electronic or facsimile transmission or in person.
Where can I find the voting results of the Annual Meeting?
We will publish the voting results of the Annual Meeting on a Current Report on Form 8-K filed with the SEC. The Form 8-K will be available online at www.Aramark.com within four business days following the end of our Annual Meeting.

IMPORTANT INFORMATION IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON
You must be able to show that you owned Aramark's common stock on the record date, December 18, 2014, to gain admission to the Annual Meeting. Please bring to the meeting a printed proxy card or a brokerage statement or letter from your broker verifying ownership of Aramark shares as of December 18, 2014. You also must bring a valid government-issued photo ID. Registration will begin at 9:30 a.m. Please note that you are not permitted to bring any cameras, recording equipment, electronic devices, large bags, briefcases or packages into the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on February 3, 2015: This proxy statement, along with our Annual Report for the fiscal year ended October 3, 2014, are available free of charge on www.proxyvote.com.

CORPORATE GOVERNANCE
PROPOSAL N). 1 - ELECTION OF DIRECTORS
Our Director Nominees
Our Board of Directors, upon recommendation from the Nominating and Corporate Governance Committee (the “Nominating Committee”), has nominated the following eleven directors for election at the Annual Meeting. The directors elected at the annual meeting will hold office until the annual meeting of stockholders to be held in 2016 or until their successors have been elected and qualified, or until their earlier death, resignation, removal or disqualification.

Eric J. Foss	Irene M. Esteves
Todd M. Abbrecht	Daniel J. Heinrich
Lawrence T. Babbio, Jr.	Sanjeev Mehra
David A. Barr	Stephen P. Murray
Pierre-Olivier Beckers-Vieujant	Stephen Sadove
Leonard S. Coleman, Jr.
After consideration of the individual qualifications and experience of each of our director nominees and, where applicable, his or her contributions to the Board, the Board has concluded that each of our eleven director nominees should be elected or re-elected to the Board.
Our Board unanimously recommends that stockholders vote “FOR” each of our director nominees listed above.
Unless contrary instructions are given, the shares represented by a properly executed proxy will be voted “for” the nominees listed above. If, at the time of the meeting, one or more of the nominees has become unavailable to serve, shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Board of Directors, unless the size of the Board is reduced. The Board knows of no reason why any of the nominees will be unavailable or unable to serve. Proxies cannot be voted for a greater number of persons than the nominees listed.
On November 26, 2014, Joseph Neubauer, our Chairman of the Board and former Chief Executive Officer, informed the Chairman of the Nominating Committee of his decision not to stand for re-election to the Board at the Annual Meeting. In accordance with our Corporate Governance Guidelines, James E. Ksansnak, who is currently more than 72 years of age, will not stand for re-election at the meeting. Other than Ms. Esteves and Mr. Beckers-Vieujant, all nominees are current members of our Board.
The following information describes certain information regarding our director nominees as of December 18, 2014.
Eric J. Foss, age 56, has been our Chief Executive Officer and President and a director since he joined us in May 2012 and will become Chairman of the Board following the Annual Meeting. Before joining us, Mr. Foss served as Chief Executive Officer of Pepsi Beverages Company from February 2010 until December 2011. Prior to that Mr. Foss served as Chairman and Chief Executive Officer of The Pepsi Bottling Group from 2008 until 2010; President and Chief Executive Officer from 2006 until 2007; and Chief Operating Officer from 2005 until 2006. Mr. Foss serves on the board of UDR, Inc. and CIGNA Corporation.
Todd M. Abbrecht, age 46, has been a director of the Company since January 2007. Mr. Abbrecht is a Managing Director of Thomas H. Lee Partners, L.P. Prior to joining Thomas H. Lee Partners in 1992, Mr. Abbrecht was in the Mergers and Acquisitions department of Credit Suisse First Boston. Mr. Abbrecht previously served on the board of directors of Warner Chilcott plc and Dunkin’ Brands Group, Inc. Mr. Abbrecht currently serves as a director of Fogo de Chão, Intermedix Corporation, inVentiv Health, Inc. and Party City.
Lawrence T. Babbio, Jr, age 70, has been a director of the Company since 1999. Mr. Babbio is currently retired. He most recently served as a Senior Advisor to Warburg Pincus, a private equity firm, from June 2007 until March 2012. Previously, Mr. Babbio served as Vice Chairman and President of Verizon Communications, Inc., a telecommunications company, from 2000 until his retirement in April 2007. Mr. Babbio also served as Vice Chairman of Bell Atlantic Corporation, a telecommunications company, from 1995 until the formation of Verizon through the merger of Bell Atlantic and GTE Corporation, another telecommunications company, in July 2000; as President and Chief Operating Officer of Bell Atlantic from 1994 to 1995; and Chairman, Chief Executive Officer and President of Bell Atlantic Enterprises International, Inc. from 1991 to 1994. Mr. Babbio previously served on the board of directors of Hewlett-Packard Company and Verizon Communications, Inc.
David A. Barr, age 51, has been a director of the Company since November 2013. Mr. Barr has been a Partner of Warburg Pincus & Co. and a Member and Managing Director of Warburg Pincus LLC since January 2001. Prior to joining Warburg

Pincus, Mr. Barr was a managing director at Butler Capital for more than 10 years and worked at Goldman Sachs. He currently serves on the board of Builders FirstSource, Inc and several private companies. Previously, he served as a director of The Neiman Marcus Group, Inc., TransDigm Group Incorporated and Polypore International, Inc.
Pierre-Olivier Beckers-Vieujant, age 54, is a nominee for director of the Company. Mr. Beckers-Vieujant most recently served as President and Chief Executive Officer of Delhaize Group, an international food retailer, from January 1999 to November 2013 and prior to that held numerous positions with that company since 1983. He currently serves on the board of directors of Delhaize Group and s.a. D’Ieteren n.v. Mr. Beckers-Vieujant previously served as a director of Delhaize America, Inc. and Delhaize Belgium. He has been President of the Belgian Olympic Interfederal Committee since December 2004 and was elected to the International Olympic Committee in July 2012.
Leonard S. Coleman, Jr., age 65, has been a director of the Company since 1999. Mr. Coleman is currently retired. Mr. Coleman most recently served as a Senior Advisor to Major League Baseball from 1999 to December 2005. Mr. Coleman served as President of The National League of Professional Baseball Clubs from 1994 to 1999, having served since 1992 as Executive Director, Market Development of Major League Baseball. Previously, Mr. Coleman was a municipal finance banker for Kidder, Peabody & Company. Mr. Coleman is a director of Avis Budget Group, Inc., Omnicom Group Inc. and Electronic Arts Inc. He previously served on the board of directors of Churchill Downs Incorporated and H.J. Heinz Company.
Irene M. Esteves, age 55, is a nominee for director of the Company. Ms. Esteves most recently served as Chief Financial Officer of Time Warner Cable Inc. from July 2011 to May 2013. She previously served as Executive Vice President and Chief Financial Officer of XL Group plc, a global insurance and reinsurance company, from May 2010 to June 2011. Prior to that position, Ms. Esteves was Senior Vice President and Chief Financial Officer of Regions Financial Corporation from April 2008 to February 2010. She currently serves as a director of Level 3 Communications, Inc. and previously served on the board of directors of Timberland Co., Johnson Diversey Inc. and tw telecom inc.
Daniel J. Heinrich, age 58, has been a director of the Company since November 2013. Mr. Heinrich most recently served as Executive Vice President and Chief Financial Officer at The Clorox Company from June 2009 to November 2011. He started with Clorox in 2001 as Vice President and Controller and served in that role until 2003. In 2003 he became Chief Financial Officer and from 2004 until June 2009, Senior Vice President and Chief Financial Officer. Prior to joining Clorox he was Senior Vice President and Treasurer of Transamerica Finance Corporation from 1996 to 2001; Senior Vice President, Controller and Treasurer of Granite Management Company from 1994 to 1996; Senior Vice President, Controller and Chief Accounting Officer of First Nationwide Bank from 1986 to 1994 and at Ernst & Young LLP from 1978 to 1986 as an accountant and then Senior Audit Manager. Mr. Heinrich serves on the board of directors of Energizer Holdings, Inc. and E.&J. Gallo Winery. He previously served on the board of Advanced Medical Optics, Inc.
Sanjeev Mehra, age 55, has been a director of the Company since January 2007. Mr. Mehra has been a Managing Director of Goldman, Sachs & Co.’s Principal Investment Area of its Merchant Banking Division since 1996 and is currently Vice Chairman of global private equity. He serves on the board of directors of Sungard Data Systems, Inc., and Interline Brands, Inc. and Mr. Mehra previously served on the board of directors of Hawker Beechcraft, Inc., Burger King Holdings, Inc. and KAR Auction Services, Inc.
Stephen P. Murray, age 52, has been a director of the Company since January 2007. Mr. Murray has been the President and Chief Executive Officer of CCMP Capital Advisors, LLC (“CCMP”) since March 2007. Currently, he serves on the board of directors of several private companies. Previously, Mr. Murray also served on the board of directors of AMC Entertainment Inc., Warner Chilcott plc, Cabela’s Incorporated and Generac Holdings, Inc.
Stephen Sadove, age 63, has been a director of the Company since November 2013. Mr. Sadove is currently head of Stephen Sadove & Associates. He served as Chief Executive Officer of Saks Incorporated from 2006 until November 2013 and Chairman and CEO from 2007 until November 2013. He was Chief Operating Officer of Saks from 2004 to 2006. He started with Saks in 2002, serving as Vice Chairman of the board of directors until 2007. Prior to joining Saks, Mr. Sadove was with Bristol-Meyers Squibb Company from 1991 until 2002, first as President, Clairol from 1991 to 1996, then President, Worldwide Beauty Care from 1996 to 1997, then President, Worldwide Beauty Care and Nutritionals from 1997 to 1998, and finally, Senior Vice President and President, Worldwide Beauty Care. He was employed by General Foods Corporation from 1975 until 1991 in various managerial roles, most recently as Executive Vice President and General Manager, Desserts Division from 1989 until 1991. Mr. Sadove currently serves on the board of directors of Colgate-Palmolive Company, Ruby Tuesday, Inc. and J.C. Penney Company, Inc. He was previously a director of Equity Office Properties Trust.
Our Stockholders Agreement contains provisions relating to the nomination and election of directors. Pursuant to that agreement, Messrs. Abbrecht, Barr, Mehra and Murray were elected and have been renominated to the Board as a result of their respective relationships with investment funds associated with one or more of GS Capital Partners, CCMP Capital Advisors, J.P. Morgan Partners, Thomas H. Lee Partners and Warburg Pincus LLC (collectively, the “Sponsors”), Mr. Foss serves as the management stockholders’ representative and Mr. Neubauer is entitled to serve on the Board for as long as he and our employees collectively own 5% or more of our outstanding shares on a fully diluted basis, but as of the annual meeting, is not exercising that right. See “Certain Relationships and Related Transactions-Stockholder Arrangements-Stockholders Agreement.”
Background and Experience of our Director Nominees
When considering whether directors and nominees have the experience, qualifications, attributes or skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board of Directors focused primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ and nominees’ individual biographies set forth above. We believe that our directors and nominees’ provide an appropriate mix of experience and skills relevant to the size and nature of our business. In particular, the members of the Board considered the following important characteristics, among others:

Foss	Extensive knowledge of the Company through his service as CEO and President Business experience Experience serving on boards of other public companies
Abbrecht
Financial acumen and business leadership skills gained during tenure at Thomas H. Lee Partners, L.P.
Experience serving on the boards of a number of other public companies
Past performance as a member of the Board

Babbio
Strong business skills and experience and extensive knowledge of financial and operational matters gained while serving on boards of other public companies
Long history of service as a member of the Board

Barr	Financial acumen and business leadership skills gained during his tenure at Warburg Pincus Experience serving on the boards of a number of other public companies
Beckers-Vieujant	Over 20 years of operating experience internationally and in the U.S. Strategic leadership, operations and industry background
Coleman	Leadership roles Long history of service on the Board Extensive experience as a board member of other public companies Sports industry background
Esteves	Over 20 years of experience overseeing global finance, risk management, and corporate strategy for U.S. and multi-national companies Accounting and finance background
Heinrich	Extensive financial and business background Tenure as chief financial officer of a public company
Mehra
Financial acumen and business leadership skills gained during his tenure at Goldman,
Sachs & Co.
Experience serving on the boards of a number of other public companies
Past performance as a member of the Board

Murray
Financial acumen and business leadership skills gained during his tenure at CCMP, and prior to that, at J.P. Morgan Partners
Experience serving on the boards of a number of other public companies
Past performance as a member of the Board

Sadove	Strong business skills and experience Extensive knowledge of financial and operational matters in the retail industry Service on boards of other public companies
Controlled Company Exception
Certain stockholders beneficially own a majority of the voting power of all outstanding shares of our common stock. Under the NYSE corporate governance standards, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including (1) the requirement that a majority of the board of directors consist of independent directors, (2) the requirement that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, (3) the requirement that we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities and (4) the requirement for an annual performance evaluation of the nominating and corporate governance and compensation committees. We utilize certain of these exemptions and have not determined that we have a majority of independent directors on the Board; and have not determined that we have a nominating and corporate governance committee or a compensation committee that is composed entirely of independent directors. Accordingly, you do not have the same protections afforded to stockholders of companies that are subject to all of the NYSE corporate governance requirements. In the event that we cease to be a “controlled company,” we will be required to comply with these provisions within the transition periods specified in the NYSE corporate governance rules.
Director Independence and Independence Determinations
Under our Corporate Governance Guidelines and NYSE rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with the Company or any of its subsidiaries.
The Board has established guidelines of director independence to assist it in making independence determinations, which conform to the independence requirements in the NYSE listing standards. In addition to applying these guidelines, which are set forth in our Corporate Governance Guidelines (which may be found on the Corporate Governance page of the Investor Relations section on our website at www.aramark.com), the Board will consider all relevant facts and circumstances in making an independence determination. Our Corporate Governance Guidelines provide that none of the following relationships will disqualify any director or nominee from being considered “independent” and such relationships will be deemed to be an immaterial relationship with Aramark:

•	A director’s or a director’s immediate family member’s ownership of five percent or less of the equity of an organization that has a relationship with Aramark;

•
A director’s service as an executive officer or director of or employment by, or a director’s immediate family member’s service as an executive officer of, a company that makes payments to or receives payments from Aramark for property or services in an amount which, in any fiscal year, is less than the greater of $1 million or two percent of such other company’s consolidated gross revenues; or

•
A director’s service as an executive officer of a charitable organization that received annual contributions from Aramark and its Foundation that have not exceeded the greater of $1 million or two percent of the charitable organization’s annual gross revenues (Aramark’s automatic matching of employee contributions will not be included in the amount of Aramark’s contributions for this purpose).

The policy of the Board is to review the independence of all directors at least annually. The Nominating Committee undertook its annual review of director independence and made a recommendation to our Board of Directors regarding director independence. As a result of this review, the Board affirmatively determined that each of Messrs. Babbio, Coleman, Heinrich, Ksansnak and Sadove is independent under the guidelines for director independence set forth in our Corporate Governance Guidelines and for purposes of applicable NYSE standards. In connection with their nomination to the Board, the Board affirmatively determined that each of Ms. Esteves and Mr. Beckers-Vieujant is independent under the guidelines for director independence set forth in the our Corporate Governance Guidelines and for purposes of applicable NYSE standards. The Board has also determined that each of Messrs. Babbio, Beckers-Vieujant, Coleman, Heinrich, Ksansnak and Sadove and Ms. Esteves is “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Board Structure
The Board manages or directs the business and affairs of the Company, as provided by Delaware law, and conducts its business through meetings of the Board and five standing committees: the Audit and Corporate Practices Committee (the “Audit Committee”), the Compensation and Human Resources Committee (the “Compensation Committee”), the Nominating Committee, the Finance Committee and the Stock Committee. The Board is currently led by Mr. Neubauer, our non-executive Chairman and former Chief Executive Officer. However, Mr. Neubauer is not standing for re-election to the Board at the Annual Meeting.
The Nominating Committee has determined and recommended to the Board that, at this time, combining the positions of Chairman and Chief Executive Officer is best for Aramark, as discussed in greater detail below. Following the Annual Meeting, therefore, the offices of Chairman and Chief Executive Officer and President will be held by the same person, Eric J. Foss. Aramark has a strong and effective Board that works very well together and ten of the eleven Board members will be non-employee directors. The Board’s committees are composed solely of, and chaired by, non-employee directors. Our non-employee directors will meet at each regularly scheduled Board meeting in separate executive sessions, without Mr. Foss present, that will be chaired by the Lead Director.
Following the Annual Meeting, Mr. Mehra will become the Lead Director. It is anticipated that the role of the Lead Director will be to: (i) preside at all meetings of the Board at which the Chairman and Chief Executive Officer is not present, including executive sessions, (ii) in collaboration with the Chairman and Chief Executive Officer, establish agendas and materials for Board meetings, and in consultation with other directors establish agendas for executive sessions, (iii) serve as principal liaison between the non-employee directors and the Chairman and Chief Executive Officer (however all non-employee directors will be encouraged to communicate directly with the Chairman), (iv) call meetings of non-employee directors , (v) if requested by stockholders, ensure that he is available for consultation and direct communication, (vi) with the Chairman of the Nominating Committee, participate in the Board’s annual self-evaluation and provide Board related performance feedback to the Chairman and Chief Executive Officer, (vii) with the Chairman of the Compensation Committee, participate in the annual discussion of the Chairman and Chief Executive Officer’s performance feedback and leadership succession and (viii) perform other duties as the Board may specify on a situational basis.
Aramark’s strong Board, with a proactive Lead Director and non-employee committee chairs, will ensure that the Board, and not the Chairman alone, will determine the Board’s areas of focus. The Chairman will be guided by the strong non-employee directors, including the Lead Director. In addition, having the Chief Executive Officer also serve as Chairman will create a bridge to management that will help provide the Board with the management support that it needs.
Board Committees and Meetings
The Board held five meetings during fiscal 2014. During fiscal 2014, each director attended at least 75% of the aggregate of all Board meetings and all meetings of committees on which he served. Aramark directors are expected to attend the Annual Meeting.
Each of our five standing committees operates under a written charter approved by the Board. The charters of each of our standing committees are available in the Investor Relations section of our website at www.aramark.com. The Board and each of our standing committees, other than the Stock Committee, generally perform self-evaluations on an annual basis.
Audit Committee
The Audit Committee consists of Messrs. Heinrich (Chairman), Coleman and Ksansnak. The Board has determined that Messrs. Heinrich, Coleman and Ksansnak qualify as independent directors under the guidelines for director independence set forth in our Corporate Governance Guidelines and for purposes of applicable NYSE corporate governance standards and the independence requirements of Rule 10A-3 of the Exchange Act. The Board, upon the recommendation of our Nominating Committee, determined that each member of the Audit Committee is financially literate and that each of Messrs. Heinrich and Ksansnak qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K. Our Audit Committee held four meetings during fiscal 2014. Mr. Ksansnak served as the Chairman of the Audit Committee until December 2, 2014. In connection with Mr. Ksansnak’s retirement form the Board at the Annual Meeting, the Board expects to appoint another independent director to the Audit Committee effective upon Mr. Ksansnak’s retirement.
The purpose of the Audit Committee is to prepare the audit committee report required by the SEC to be included in our proxy statement and to assist the Board in overseeing and monitoring (1) the quality and integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, (4) the performance of our internal audit function and (5) the performance of our independent registered public accounting firm.
Compensation and Human Resources Committee
The Compensation Committee consists of Messrs. Murray (Chairman), Neubauer, Babbio, Coleman, Mehra and Sadove. Messrs. Babbio, Coleman and Sadove have been affirmatively determined by the Board to be independent under the guidelines for director independence set forth in our Corporate Governance Guidelines and for purposes of applicable NYSE standards. The Compensation Committee held five meetings during fiscal 2014.
The purpose of the Compensation Committee is to assist the Board in discharging its responsibilities relating to (1) setting our compensation program and compensation of our executive officers and directors, (2) monitoring our incentive and equity-based compensation plans, (3) preparing the Compensation Committee report required to be included in our proxy statement under the rules and regulations of the SEC and (4) reviewing our contribution policy and practices for our retirement benefit plans.
Nominating and Corporate Governance Committee
The Nominating Committee consists of Messrs. Mehra (Chairman), Neubauer, Barr, Coleman and Sadove. Messrs. Coleman and Sadove have been affirmatively determined by the Board to be independent under the guidelines for director independence set forth in our Corporate Governance Guidelines and for purposes of applicable NYSE standards. The Nominating Committee held three meetings during fiscal 2014.
The purpose of the Nominating Committee is to assist the Board in discharging its responsibilities relating to (1) identifying individuals qualified to become new members of the Board, consistent with criteria approved by the Board of Directors, subject to the Stockholders Agreement; (2) reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection and selecting, or recommending that the Board select, the director nominees for the next annual meeting of stockholders; (3) identifying Board members qualified to fill vacancies on any Board committee and recommending that the Board appoint the identified member or members to the applicable committee, subject to the Stockholders Agreement; (4) reviewing and recommending to the Board corporate governance principles applicable to us; (5) overseeing the evaluation of the Board and management; and (6) handling such other matters that are specifically delegated to the committee by the Board from time to time.

Finance Committee
The Finance Committee consists of Messrs. Abbrecht (Chairman), Neubauer, Babbio, Barr, Heinrich and Ksansnak.
The purpose of the Finance Committee is to assist our Board in discharging its responsibilities relating to the review of our long-term business direction and goals and the strategy for maintaining that direction and achieving those goals. In connection with its fulfillment of this responsibility, the Finance Committee reviews with management and recommends to the Board our overall financial plans, including capital expenditures, acquisitions and divestitures, securities issuances and incurrences of debt, and reviews the performance of our retirement benefit plans. It will also recommend to the Board specific transactions involving these matters, and it has been empowered by the Board to approve certain financial commitments and acquisitions and divestitures by us up to specified levels.
Stock Committee
The Stock Committee consists of Messrs. Coleman and Sadove.
The Stock Committee has authority to administer or grant approvals under our equity and incentive compensation plans and to approve specific equity transactions or incentive awards involving our officers and directors and us. The Stock Committee also approves performance targets under our Senior Executive Performance Bonus Plan and equity compensation plans.
Oversight of Risk Management
Aramark’s management is responsible for day-to-day risk management activities. The Board, acting directly and through its committees, is responsible for the oversight of Aramark’s risk management.
Our Audit Committee periodically reviews our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls and our compliance with legal and regulatory requirements. In addition, our Audit Committee reviews risks related to compliance with ethical standards, including our Business Conduct Policy, and operational risks related to information security and system disruption. Through its regular meetings with management, including the accounting, finance, legal, and internal audit functions, our Audit Committee reviews and discusses the risks related to its areas of oversight and reports to the Board with regard to its review. Our Finance Committee focuses on financial risks associated with the Company’s capital structure and acquisitions and divestitures that the Company is considering. Our Compensation Committee oversees compensation-related risk management, as discussed further under “Board Committees and Meetings-Compensation and Human Resources Committee” and “Compensation Matters-Compensation Risk Disclosure.” Our Nominating Committee oversees risks associated with board structure and other corporate governance policies and practices. Our Finance, Compensation and Nominating Committees also regularly report their findings to our Board.
Our Chief Executive Officer and other executive officers regularly report to the non-executive directors and the Audit, the Compensation, the Nominating and the Finance Committees to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls. In addition, the Board receives periodic detailed operating performance reviews from management. Our vice president of internal audit reports functionally and administratively to our chief financial officer and directly to the Audit Committee. We believe that the leadership structure of the Board provides appropriate risk oversight of our activities.
Executive Sessions
From time to time, the Board meets in executive session without members of management present. In fiscal 2014, Mr. Neubauer presided at these executive sessions. In addition, as is required by our Corporate Governance Guidelines, the independent directors meet in executive session without management and affiliated directors at least once per year. The independent directors in attendance will choose one of their number to preside over these executive sessions.
Code of Conduct
We have a Business Conduct Policy that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer, which is available on the Investor Relations section of our website at www.aramark.com. Our Business Conduct Policy contains a “code of ethics,” as defined in Item 406(b) of Regulation S-K. Please note that our Internet website address is provided as an inactive textual reference only. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our Internet website.
Committee Charters and Corporate Governance Guidelines
The charters of the Compensation Committee, the Nominating Committee and the Audit Committee and our Corporate Governance Guidelines are available under the Investor Relations section of our website at www.aramark.com. References to our website in this Proxy Statement are intended to be inactive textual references only.

Copies of our Business Conduct Policy, the charters of the Compensation Committee, the Nominating Committee and the Audit Committee and our Corporate Governance Guidelines also are available at no cost to any stockholder who requests them by writing or telephoning us at the following address or telephone number:
Aramark
1101 Market Street
Philadelphia, PA 19107
Attention: Investor Relations
Telephone: (215) 409-7287
Director Nomination Process
The Nominating Committee does not set specific, minimum qualifications that directors must meet in order for the Committee to recommend them to the Board. Rather, it believes that each director and director candidate should be evaluated based on his or her individual merits, taking into account Aramark’s needs and the composition of the Board. In nominating a slate of directors, the Committee’s objective is to select individuals with skills and experience that can be of assistance in operating our business. When reviewing the qualifications of potential director candidates, the Nominating Committee considers.

•
whether individual directors possess the following personal characteristics: integrity, education, accountability, business judgment, business experience, reputation and high performance standards, and

•
all other factors it considers appropriate, which may include accounting and financial expertise, industry knowledge, corporate governance background, executive compensation background, age, gender and ethnic and racial background, civic and community relationships, existing commitments to other businesses, potential conflicts of interest with other pursuits, legal considerations such as antitrust issues, and the size, composition and combined expertise of the existing Board.

The Board believes that, as a whole, it should strive to possess the following core competencies: accounting and finance, management, crisis response, industry knowledge, international leadership and strategy/vision, among others. While the Board does not have a formal policy with regard to diversity, the Nominating Committee and the Board strive to ensure that the Board is composed of individuals who together possess a breadth and depth of experience relevant to the Board's oversight of Aramark's business and strategy.
In our most recent director candidate search, Messrs. Mehra, Neubauer and Foss vetted the candidates proposed by our third-party director search firm and determined which candidates should be reviewed by the Nominating Committee. The Nominating Committee then discussed the two finalist candidates and the Chairman of the Nominating Committee reported on such candidates to the Board. Individual members of the Board were given the opportunity to meet with the candidates either in person or by phone. Following that process, the Board nominated such candidates for election to the Board.
Retained third-party director search firm
A third-party director search firm was retained by the Nominating Committee to assist in identifying and evaluating candidates for board membership who best satisfy Aramark’s criteria for directors. Both Ms. Esteves and Mr. Beckers-Vieujant were recommended to the Nominating Committee by the search firm.

AUDIT MATTERS
PROPOSAL NO. 2 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected KPMG LLP (“KPMG”) to serve as our independent registered public accounting firm for fiscal 2015. Although action by the stockholders on this matter is not required, the Audit Committee believes it is appropriate to seek stockholder ratification of this selection to provide a forum for stockholders to express their views with regard to the Audit Committee’s selection. If the stockholders do not ratify the appointment of KPMG, the selection of independent public accountants may be reconsidered by the Audit Committee. The Company has been advised that representatives of KPMG will be present at the Annual Meeting with the opportunity to make a statement if the representatives desire to do so. It is expected that the KPMG representatives will be available to respond to appropriate questions.
The Board recommends that you vote “FOR” the ratification of our independent registered public accounting firm and the shares represented by your proxy will be voted for the ratification of the selection of KPMG LLP unless you specify otherwise.
Unless contrary instructions are given, the shares represented by a properly executed proxy will be voted “for” Proposal No. 2.
Fees to Independent Registered Public Accounting Firm
Set forth below is information relating to the aggregate fees billed by KPMG for professional services rendered for each of the last two fiscal years.

	Fiscal 2013	Fiscal 2014
Audit Fees(1)	$5,747,834	$6,009,718
Audit Related Fees(2)	$225,478	$213,151
Tax Fees(3)	$380,230	$505,750
All Other Fees	$—	$—
TOTAL	$6,353,542	$6,728,619

(1)
Audit fees include the audit of annual financial statements, the review of quarterly financial statements, the performance of statutory audits, procedures and comfort letters related to registration statements.

(2)
Audit-related fees include assurance and related services that were reasonably related to the audit of annual financial statements and reviews of quarterly financial statements, but not reported under Audit Fees. Audit-related fees include: pension audits, accounting consultations for proposed transactions and certain reports.

(3)	Tax fees include domestic and international tax consulting.
The Audit Committee considered whether providing the non-audit services shown in this table was compatible with maintaining KPMG’s independence and concluded that it was.
Policy for the Pre-Approval of Audit and Permissible Non-Audit Services
The Audit Committee annually reviews and pre-approves the services that may be provided by the Company’s independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee. The Audit Committee has also adopted a Pre-Approval Policy that contains a list of pre-approved services, which the Audit Committee may revise from time to time, based on subsequent determinations. The Audit Committee has delegated pre-approval authority to the chairman of the Audit Committee, or in his absence or unavailability, to another specified member of the Audit Committee. The chairman of the Audit Committee or such specified member will report any pre-approval decisions to the Audit Committee at its next scheduled meeting. All of our audit, audit-related fees and tax fees were pre-approved by the Audit Committee or the chairman of the Committee.
Report of Audit and Corporate Practices Committee
The Audit Committee of the Board is composed of three directors, all of whom are independent directors under the New York Stock Exchange Rules and satisfy the additional independence criteria applicable to audit committee members. In addition, the Board has determined that each of James E. Ksansnak and Daniel J. Heinrich is an audit committee financial expert as defined by the rules under the Exchange Act. The Audit Committee charter is available on the Investor Relations section of the Aramark website at www.aramark.com.
In the performance of its oversight function and in accordance with its responsibilities under its charter, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the Company’s audited financial statements as of and for the fiscal year ended October 3, 2014. The Audit Committee also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16 “Communications with Audit Committee.” Finally, the Audit Committee received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the Company’s independent registered public accounting firm their independence.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 3, 2014 filed with the SEC.
Members of the Audit and Corporate Practices Committee:
James E. Ksansnak, Chairman
Leonard S. Coleman, Jr.
Daniel J. Heinrich

PROPOSAL NO. 3 - TO APPROVE, IN A NON-BINDING, ADVISORY VOTE, THE COMPENSATION PAID TO THE NAMED EXECUTIVE OFFICERS
In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”)) and the related rules of the SEC, we are including in these proxy materials a separate resolution subject to stockholder vote to approve, in a non-binding, advisory vote, the compensation paid to our named executive officers as described in this Proxy Statement. While the results of the vote are non-binding and advisory in nature, the Board intends to carefully consider the results of this vote. The text of the resolution in respect of proposal no. 3 is as follows:
“RESOLVED, that the stockholders of the Company hereby approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement, pursuant to the rules of the SEC, including the compensation tables and any related narrative.”
In considering their vote, stockholders may wish to review with care the information on the Company’s compensation policies and decisions regarding the named executive officers presented in the Compensation Discussion and Analysis, as well as the discussion regarding the Compensation Committee. In particular, stockholders should note the following:

•
A significant portion of named executive officers’ total compensation is tied to the achievement of Company’s financial goals and individual accomplishments that contribute to the Company’s success in the short- and long-term.

•
Long-term equity incentive grants, which constitute a key component of executive compensation, typically have a multi-year vesting period designed to motivate our named executive officers to make business decisions that, are designed to benefit the Company over the long-term.

The Board recommends that you vote “FOR” the approval of the compensation paid to our named executive officers.
Unless contrary instructions are given, the shares represented by a properly executed proxy will be voted “for” Proposal No. 3.
PROPOSAL NO. 4-TO DETERMINE, IN A NON-BINDING, ADVISORY VOTE WHETHER A NON-BINDING STOCKHOLDER VOTE TO APPROVE THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS SHOULD OCCUR EVERY ONE, TWO OR THREE YEARS
In addition to the advisory vote on executive compensation matters described above and in accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Act) and the related rules of the SEC, we are asking stockholders to vote, in an advisory manner, on whether the advisory vote on named executive officer compensation should occur every one, two, or three years. While the results of the vote are non-binding and advisory in nature, the Board intends to carefully consider the results of the vote.
In considering their vote, stockholders may wish to review with care the information presented in connection with Proposal No. 3, the information on the Company’s compensation policies and decisions regarding the named executive officers presented in Compensation Discussion and Analysis, as well as the discussion regarding the Compensation Committee.
We believe a one-year frequency is most consistent with the Company’s approach to compensation because it will enable our stockholders to provide us with direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement each year.
The Board unanimously recommends that you vote “ONE YEAR” with respect to how frequently a stockholder vote to approve, in a non-binding advisory vote, the compensation paid to our named executive officers should occur.
Unless contrary instructions are given, the shares represented by a properly executed proxy will be voted “one year” in the vote on Proposal No. 4.
Executive Officers
The following sets forth certain information regarding our executive officers as of December 18, 2014:
Mr. Foss’s biography is set forth above under Proposal No. 1-Election of Directors.
Lynn B. McKee, age 59, has served as our Executive Vice President, Human Resources from May 2004 to August 2012 and from August 2013 to present. From August 2012 to August 2013, Ms. McKee served as our Executive Vice President, Human Resources and Communications. From January 2004 to May 2004, she was our Senior Vice President of Human Resources and from September 2001 to December 2003, she served as Senior Vice President of Human Resources for our Food and Support Services Group. From August 1998 to August 2001, she served as our Staff Vice President, Executive Development and Compensation. Ms. McKee serves on the board of directors of Bryn Mawr Bank Co.
Christina Morrison, age 47, joined us in June 2013 as our Senior Vice President, Finance. Before joining us, Ms. Morrison served as Senior Vice President, Business and Financial Planning of Merck & Co., Inc. from November 2009 to June 2013. Prior to that, Ms. Morrison served as Senior Vice President, Chief Financial Officer of Wyeth Pharmaceuticals from July 2007 to October 2009 and as Vice President, U.S. Chief Financial Officer from 2005 to 2007; she served as Wyeth’s Vice President, New Business, Women’s Health Care from 2004 to 2005. From 2003 to 2004 Ms. Morrison was Executive Director, Strategic Planning of The Rouse Company. From 1989 to 2002 Ms. Morrison served in various capacities at Deutsche Bank’s Mergers and Acquisitions and Health Care Groups.
Joseph Munnelly, age 50, joined us in September 2007 as Senior Vice President and Deputy Controller and was elected as our Senior Vice President and appointed Controller and Chief Accounting Officer effective March 2008. Prior to joining us, he served as Vice President and Corporate Controller at Unisys Corporation, a worldwide information technology services and solutions company, since 2005. Prior to that, he served as a partner at KPMG LLP in the Audit and Risk Advisory Services Practice. Prior to his tenure at KPMG, he spent 16 years with Arthur Andersen LLP, most recently as a partner in the Audit and Business Advisory practice.
Stephen R. Reynolds, age 56, was appointed our Executive Vice President, General Counsel and Secretary, effective September 2012. Before joining us, Mr. Reynolds was an executive with Alcatel-Lucent for seven years, having most recently served as Senior Vice President and General Counsel from January 2006 to August 2012.
L. Frederick Sutherland, age 62, became our Chief Financial Officer in May 1997. He has served as an Executive Vice President since May 1993. He served as Group Executive, Aramark Uniform and Career Apparel from June 2009 to August 2012. From May 1993 to May 1997, he also served as President of our Uniform Services division and from February 1991 to May 1993, he served as our Senior Vice President of Finance and Corporate Development. Mr. Sutherland served as our Treasurer from February 1984 to February 1991. Mr. Sutherland is a director of Consolidated Edison, Inc.
Karen A. Wallace, age 48, became our Vice President and Treasurer in May 2012. From November 2010 to May 2012, she served as Staff Vice President and Assistant Treasurer. She joined us in December 2004 and was elected Assistant Treasurer in February 2005 and served in that role until November 2010. Before joining us, Ms. Wallace served as Assistant Treasurer of Armstrong World Industries.

COMPENSATION MATTERS
Compensation Discussion and Analysis
Background
This compensation discussion and analysis provides information regarding our executive compensation programs for the following executive officers in fiscal 2014:

•	Eric J. Foss, our Chief Executive Officer and President;

•	L. Frederick Sutherland, our Executive Vice President and Chief Financial Officer;

•	Lynn B. McKee, our Executive Vice President, Human Resources;

•	Stephen R. Reynolds, our Executive Vice President, General Counsel and Secretary; and

•	Christina T. Morrison, our Senior Vice President, Finance.
Equity Compensation Background
Each of our named executive officers holds a substantial amount of equity in the Company that they were granted in connection with our 2007 Transaction or upon their commencement of employment with us, and through subsequent equity grants. Prior to June 2013, one-half of all stock options granted had a time-based vesting schedule and vest over a four-year period, provided that the employee continues to be employed by us. The other half of the stock options were performance-based and required, in addition to the elapse of certain time periods, that we achieve specified financial targets before those stock options will vest. See “Components of Executive Compensation-Equity Incentives.”
In fiscal 2013, the Compensation Committee reviewed our equity program and determined to align it more closely to that of large public companies, by utilizing restricted stock, time-based stock options and restricted stock units and discontinuing the grant of performance-based stock options and an uncommon type of stock option called an Installment Stock Purchase Opportunity, or an ISPO, which required upfront employee investment in accordance with the terms of the ISPO. Stock options and restricted stock units granted in fiscal 2013 are time-based and vest 25% per year over four years, provided that the named executive officer remains employed by us. This four-year pro rata vesting schedule supports our retention objective. Beginning in early fiscal 2014, we also began granting performance stock units, to directly link a portion of long-term incentives to achievement of financial goals.
In November 2013, the Compensation Committee approved grants of restricted stock units to each of the named executive officers, which became effective at the time of our initial public offering. See “Components of Executive Compensation-Equity Incentives-Grants in Connection with our Initial Public Offering.” The Compensation Committee made further grants of equity in late December 2013 to our named executive officers, in respect of fiscal 2013 equity compensation. Such grants consisted of performance stock units, vesting in one-third annual increments, subject to the achievement of an adjusted earnings per share target for the 2014 fiscal year, time-based stock options, vesting in equal annual installments over a four-year period and time-based restricted stock units, vesting in equal annual installments over a four-year period.
Our Executive Compensation Policy
Our compensation programs are designed to support our overall commitment to continued growth and the provision of quality services to our clients and customers. Our programs are focused on three important goals:

•	Attraction and Retention-to enable us to recruit and retain the best performers;

•	Company and Individual Performance-to provide compensation levels consistent with the executive’s level of contribution and degree of accountability; and

•
Alignment and Stockholder Value Creation-to use performance measures consistent with our goals and to include a significant portion of incentive compensation to motivate business results and strengthen the connection between the long-term interests of our executives and the interests of stockholders by encouraging each executive to maintain a significant ownership interest in us.

Attraction and Retention
Our compensation programs are an integral part of attracting and retaining our named executive officers. When we are attracting new executives, we aim to be competitive with the overall market, while maintaining internal consistency in the compensation among executives at similar levels in the Company and building compensation packages that will motivate executives to leave their then current positions and join us. We primarily achieve retention through equity grants with multi-year vesting schedules. Our stock options, restricted stock units and performance stock units generally vest over three or four years, which encourages executives who receive these grants to remain with us.

Company and Individual Performance
Our business requires us to deliver exceptional, value-driven experiences to our clients and customers. Our compensation programs, particularly Senior Executive Performance Bonus Plan (the “Bonus Plan”) and the Amended and Restated Management Incentive Bonus Plan (the “MIB”), are designed to reward all executives, including our named executive officers, who perform to or exceed our standards by recognizing each executive’s scope of responsibilities, and management capabilities, and providing incentives to him or her to optimize Company-wide financial results including, among other measures, earnings before interest and taxes, or EBIT. In some cases, individual performance is also considered by the Compensation Committee in making decisions that depart from the general benchmarking targets.
Alignment and Stockholder Value Creation
We attempt to align our named executive officers’ and other executives’ goals with those of our clients, customers and stockholders. The interests of our named executive officers who hold a significant amount of stock, either due to their initial purchases in connection with the 2007 going private transaction (the “2007 Transaction”) or their commencement of employment, or who have been granted significant equity, are strongly aligned with those of our stockholders. In addition, because historically 50% of stock options granted were subject to performance-based vesting as described below in “Components of Executive Compensation-Equity Incentives,” portions of the total number of stock options held by our named executive officers vest based on Company performance. Further, in December 2013, we began granting performance stock units subject to vesting based, in part, on the achievement of an adjusted earnings per share target. Therefore, if any executive helps us to achieve corporate EBIT growth and/or certain earnings per share targets, he or she has a direct impact on the vesting of a portion of his or her equity. This emphasis on long-term compensation underscores the importance of maintaining our executives’ focus on creating long-term success and sustained stockholder value.
The Compensation Committee has also instituted stock ownership guidelines for our named executive officers requiring that they obtain and maintain ownership of Aramark stock equal to two times (for Ms. Morrison) or three times (for Messrs. Sutherland and Reynolds and Ms. McKee) their base salaries. Mr. Foss is required under the terms of his employment letter agreement to retain shares of our common stock equal to six times his base salary. Our ownership guidelines further align the interests of our executives with those of our stockholders.
We also restrict hedging and pledging of Aramark stock. Our Securities Trading Policy prohibits our directors, executive officers and employees from engaging in hedging, speculative or other transactions that hedge or offset any decrease in the market value of Aramark stock without the consent of the Board and provided that the number of shares hedged does not exceed the total number of Aramark shares owned by the person. Prohibited transactions include, but are not limited to, trading in swaps, forwards, options and futures. In addition, our Securities Trading Policy provides that no Aramark director or executive officer may purchase Aramark stock on margin, or borrow against any account in which Aramark stock is held, or pledge the Aramark stock as collateral for a loan, without first obtaining pre-clearance from Aramark’s General Counsel. Approvals will be based on the particular facts and circumstances of the request, including, but not limited to, the percentage amount that the securities being pledged represents of the total number of the Aramark shares held by the person making the request and the financial capacity of the person making the request. Our General Counsel is under no obligation to approve any request for pre-clearance and may determine not to permit the arrangement for any reason. To our knowledge, none of our directors or named executive officers or other executive officers has currently pledged Aramark stock.
Independence of the Compensation Consultant
Our Compensation Committee recognizes the importance of using an independent compensation consultant that is appropriately qualified and that provides services solely to the Compensation Committee and not to the Company. In November 2014, the Compensation Committee discussed various aspects of Frederic W. Cook & Co., Inc.’s relationship with the Company, the members of the Compensation Committee and our executive officers, and considered the following:

•	the provision of other services to the Company by Frederic W. Cook & Co., Inc.;

•	the amount of fees paid to Frederic W. Cook & Co., Inc. as a percentage of Frederic W. Cook & Co., Inc.’s total revenue;

•	the policies and procedures of Frederic W. Cook & Co., Inc. that are designed to prevent conflicts of interest;

•	any business or personal relationship between the consultant and a member of the Compensation Committee;

•	any Company stock owned by the consultant;

•	any business or personal relationship between the consultant and an executive officer of the Company;

•	any other factor deemed relevant to the consultant's independence from management.

Based upon information provided to the Compensation Committee, including, by Frederic W. Cook & Co., Inc., the Compensation Committee determined that no conflicts of interest have been raised in connection with the services Frederic W. Cook & Co., Inc. performed for the Company in fiscal 2014.
Role of Compensation Consultants
The Compensation Committee originally engaged Frederic W. Cook & Co., Inc. as its compensation consultant in October 2007 and has re-engaged Frederic W. Cook & Co., Inc. each fiscal year since that time. Frederic W. Cook & Co., Inc. has provided us with market intelligence and guidance on compensation trends, along with general views on specific compensation programs being designed by our Human Resources management. While only the Compensation Committee may formally engage compensation consultants with respect to the compensation of executive officers and directors, our management may seek the advice of these or other compensation consultants from time to time with the approval of our Compensation Committee chairman. In addition, only the Compensation Committee has the right to terminate Frederic W. Cook & Co., Inc., its compensation consultant.
The Compensation Committee re-engaged Frederic W. Cook & Co., Inc. in November 2013 to assist in the evaluation of compensation for our named executive officers (other than Ms. Morrison) and the Board, as well as other compensation-related matters for fiscal 2014. In fiscal 2014, Frederic W. Cook & Co., Inc. assisted the Compensation Committee with the design of the Company’s post-initial public offering long-term incentive program and provided competitive data to assist the Compensation Committee with sizing equity awards to our named executive officers and the compensation of our directors.
In the past, Frederic W. Cook & Co., Inc. assisted the Compensation Committee with the configuration of our peer group of companies, which the Compensation Committee uses to benchmark or market check compensation for certain of our named executive officers. Since 2008, our peer group has consisted of Cintas, Compass Group PLC, Darden Restaurants, FedEx, Hertz, Manpower, Marriott, McDonald’s, RR Donnelley, Ryder System, Starbucks, Sysco, Tyco International, UPS, Waste Management and Yum Brands. In terms of size, our revenues approximate the median of the peer companies, our enterprise value is between the 25th percentile and the median and the number of our employees is between the median and the 75th percentile.
In November 2013, Frederic W. Cook & Co., Inc. performed a competitive review of 2013 compensation paid to Mr. Foss and the named executive officers who report directly to him to provide the Compensation Committee with information relating to the competitiveness of existing compensation and to assist the Compensation Committee with compensation decisions for fiscal 2014. In November 2013, for Mr. Foss, Frederic W. Cook & Co., Inc. benchmarked the individual components of his compensation and his total compensation against chief executive officers in our peer group as is required by his Employment Letter Agreement. For Mr. Sutherland, Frederic W. Cook & Co., Inc. performed a market check of individual components of his compensation, as well as his total compensation against other chief financial officers in our peer group. For Ms. McKee and Mr. Reynolds, Frederic W. Cook & Co., Inc. utilized a subset of the Towers Watson 2013 CDB General Industry Executive Compensation Survey - U.S. that relates to companies with over $10 billion in global corporate revenue (220 companies from the overall survey of 442 companies) (the “Survey Data” and together with our peer group data, “Market Practice”) to perform a market check of the individual components of their compensation, as well as their total compensation. We do not consider any specific company included in the survey data to be a material factor in the review of the compensation of our named executive officers. Based on the 2013 review, named executive officer target total cash compensation was generally between the median and 75th percentile of Market Practice, which is consistent with our targeted competitive positioning, but reflects the experience, skill set and sustained performance of the named executive officers. Base salaries paid to our named executive officers in fiscal 2014 was generally between the median and 75th percentile of Market Practice and target bonus as a percentage of base salary generally approximated the median. Frederic W. Cook & Co., Inc.’s report, which was based upon 2012/2013 compensation data for the above-mentioned named executive officers, was utilized as one data point by the Compensation Committee to determine base salary and bonus targets for fiscal 2014.
In November 2014, Frederic W. Cook & Co., Inc. confirmed to the Compensation Committee that the design of the Company’s compensation programs is within the range of peer group practice and is balanced to provide annual and longer-term capital accumulation opportunities by way of salary, annual incentives and equity interests. As described below, in fiscal 2014, after evaluating current named executive officer compensation levels and Market Practice, Frederic W. Cook & Co., Inc. indicated that no significant changes to base salary levels of Messrs. Sutherland and Reynolds and Ms. McKee and Ms. Morrison were required in order to support the competitiveness of the Company’s compensation programs. Frederic W. Cook & Co., Inc. provided an updated report to the Compensation Committee in November 2014 containing updated Market Practice information, which the Compensation Committee used in making its compensation decisions for fiscal 2015. After reviewing the information provided by Frederic W. Cook & Co., Inc. and consideration of other factors, the Compensation Committee determined to make changes to the base salary levels and target bonus and long-term incentive opportunities for Messrs. Sutherland and Reynolds and Ms. McKee to position their fiscal 2015 target total direct compensation between the median and 75th percentile of Market Practice.

Role of Compensation Committee and Executive Officers
The Compensation Committee is responsible for the oversight of our executive compensation program. The Compensation Committee or its subcommittee (in the case of equity grants and bonus plan payments to executive officers, subject to the approval of the Stock Committee) makes or approves all decisions concerning compensation awarded to our named executive officers.
Compensation decisions for Mr. Foss and the named executive officers who report directly to him (Messrs. Sutherland and Reynolds and Ms. McKee) are made differently than those for our other executive officers. Compensation recommendations for Ms. Morrison are made by Mr. Sutherland, who is her supervisor, with input from Ms. McKee.
Messrs. Foss, Sutherland and Reynolds and Ms. McKee
Mr. Foss joined us as our Chief Executive Officer and President in May 2012. Mr. Foss’ compensation package was based upon benchmarking data with regard to compensation paid to other chief executive officers in our peer group. Mr. Foss’ Employment Letter Agreement contains parameters for his compensation for fiscal 2013 and 2014. For fiscal 2014, the Compensation Committee was required to take into consideration Mr. Foss’ total annual compensation framework in respect of fiscal 2012 and 2013 (including the fact that his total annual compensation package has been targeted at the 75th percentile of the Company’s market peer group, the fact that his compensation included equity compensation and other relevant factors), and determine Mr. Foss’ actual total annual compensation package in good faith and based on Mr. Foss’ and the Company’s performance. For fiscal 2014, Mr. Foss’ base salary of $1,390,500, bonus of $3,100,000 and equity grants with a value of $22,500,000 (including his one-time initial public offering (“IPO”) grant of RSUs with a grant date fair value of $10,000,000) exceeded the 75th percentile of our peer group of companies. The Compensation Committee determined to exceed the 75th percentile of the Company’s peer group with regard to Mr. Foss’ fiscal 2014 compensation to recognize Mr. Foss’ individual performance, his contributions to the Company’s performance, to further encourage retention and to further align Mr. Foss’ interests with long-term shareholder interests.
For fiscal 2014, our Human Resources department initially prepared a tally sheet for use by Frederic W. Cook & Co., Inc. in its analysis of the compensation of Mr. Foss and the named executive officers who are Mr. Foss’ direct reports (Messrs. Sutherland and Reynolds and Ms. McKee). The tally sheet contained the following information for Mr. Foss and each of our named executive officers who are direct reports of Mr. Foss: current base salary, bonus target and prior year’s bonus award, current year equity grant, if any, and current equity holdings. Frederic W. Cook & Co., Inc. used the information contained in the tally sheet, along with market data (relating to our peer group for Messrs. Foss and Sutherland and Survey Data for Ms. McKee and Mr. Reynolds) to prepare a compensation competitive review report to the Compensation Committee, which it provided directly to the chairman of the Compensation Committee. Frederic W. Cook & Co., Inc. then provided the report to Ms. McKee and discussed the report with the chairman of the Compensation Committee and Ms. McKee. With regard to bonus awards, our Human Resources department also prepared a report containing hypothetical bonus amounts that Messrs. Foss, Sutherland and Reynolds and Ms. McKee could have received under the MIB, which is the bonus plan available to other executives at the Company, based on business results, including revenue, EBIT and a group metric, as if they had been participants in the MIB.
For 2014 base salary recommendations, which were determined in November 2013, Ms. McKee engaged in discussions with Mr. Foss regarding Messrs. Sutherland’s and Reynolds’ proposed calendar 2014 base salaries. Following this consultation, Mr. Foss presented a recommendation for Ms. McKee’s base salary and Ms. McKee presented the recommendations for Messrs. Foss’, Sutherland’s and Reynolds’ base salaries, to the Compensation Committee for its consideration. For fiscal 2014 bonuses, Ms. McKee engaged in discussions with Mr. Foss regarding a bonus recommendation for Messrs. Sutherland and Reynolds. Mr. Foss then presented bonus recommendations for Messrs. Sutherland and Reynolds and Ms. McKee directly to the Compensation Committee. The Compensation Committee met in executive session to discuss Mr. Foss’ fiscal 2014 bonus.
In November 2013, the Compensation Committee and the Stock Committee approved one-time grants of restricted stock units to each of our named executive officers, which became effective at the time of our initial public offering. With respect to these grants, Mr. Foss and Ms. McKee met with members of the Compensation Committee, including the chairman of the Compensation Committee, over a period of weeks prior to the grants to discuss their recommendations for the dollar amount of the pool of equity to be distributed, the particular executives who would receive restricted stock unit grants and the amount of such individual awards, which were based upon a multiple of the average of base salary and bonus target for each particular executive level. Mr. Foss and Ms. McKee made recommendations regarding the restricted stock unit award amounts for each of the named executive officers other than Mr. Foss. Mr. Foss made the recommendation for Ms. McKee. Recommended amounts were consistent for Company executives at similar levels. The Compensation Committee approved the recommendations of management for the named executive officers other than Mr. Foss and determined a grant amount for Mr. Foss based upon earlier Compensation Committee discussions. These grants are more fully described below in “Components of Executive Compensation - Equity Incentives.”

In fiscal 2013, Messrs. Sutherland and Reynolds and Ms. McKee received equity grants consisting of time-based stock options and restricted stock units that were generally based upon the 50th percentile of Market Practice for equity grants made to similarly situated executives, adjusted to maintain consistency among similarly situated Company executives. In making those grants, after input from Frederic W. Cook & Co., Inc. and discussions among the chairman of the Compensation Committee, Frederick W. Cook & Co., Inc. and Ms. McKee, the Compensation Committee was presented with a recommended grant level in June 2013. Final awards were made after consultation with Mr. Foss and Ms. McKee regarding, among other things, individual grant amounts, aggregate amount of equity to be awarded to management, and the effects of stockholder dilution and accounting expense, balanced against reward and retention factors.
In December 2013, the Compensation Committee was presented with and approved, subject to Stock Committee approval, the recommended grants for each of the named executive officers other than Mr. Foss at 50% of the value of the July 2013 equity grants (in the case of Ms. Morrison, who did not receive a July 2013 grant, her grant was equal to 50% of the value of a July 2013 grant made to a Company executive at her level). The grants consisted of 40% performance stock units, 40% time-based stock options and 20% time-based restricted stock units, a ratio that the Compensation Committee had discussed at its June 2013 meeting after input from Frederic W. Cook & Co., Inc. and Ms. McKee. The Compensation Committee then met in executive session with Ms. McKee to discuss the equity grant for Mr. Foss and considered a recommendation from the chairman of the Compensation Committee. Mr. Foss’ grant of equity with a value of $12,500,000 was not made at 50% of the value of his June 2013 equity grant (which had a value of $11,000,000) because the Compensation Committee wanted to further encourage Mr. Foss' retention. The final recommended grants were submitted to the Stock Committee, which approved the grants to our named executive officers.
In November 2014, Mr. Foss presented the Compensation Committee with recommended grants for Messrs. Sutherland and Reynolds and Ms. McKee that were generally between the median and 75th percentile of Market Practice. The Chairman of the Compensation Committee presented the Compensation Committee with a recommended grant for Mr. Foss that was above the 75th percentile of Market Practice to further encourage the retention of Mr. Foss. The equity grants were discussed by the Compensation Committee and approved, subject to Stock Committee approval, at the following levels: equity grants with a value of $13 million for Mr. Foss and equity grants with a value of $1,600,000 for each of Messrs. Sutherland and Reynolds and Ms. McKee. Ms. Morrison received an equity grant with a value of $500,000 that was consistent with other Company executives at her level. The November 2014 equity grants, like the December 2013 equity grants, consisted of 40% performance stock units, 40% time-based stock options and 20% time-based restricted stock units.
Ms. Morrison
Ms. Morrison joined us in June 2013. In making Ms. Morrison’s cash compensation recommendation, Ms. McKee and Mr. Sutherland considered the level of cash compensation that was likely to be attractive to Ms. Morrison considering her then-current compensation at her previous employer, internal consistency with respect to the compensation of executives at similar levels in the Company, and the results of a market check against the Survey Data at the 50th and 75th percentile for similarly situated positions. Ms. Morrison’s starting base salary was $500,000 and her bonus target was equal to $250,000, or 50% of her base salary, which is generally consistent with the bonus targets for Company executives at her level. With regard to Ms. Morrison’s fiscal 2014 compensation, our Human Resources department followed its typical process for executives at her level and sent a request for a salary recommendation to her supervisor, Mr. Sutherland, in October for compensation decisions that will be effective the following year. Supervisors are allotted an annual increase pool (described below) to allocate at their discretion across all of the employees who report directly to them. A portion of that pool is intended for promotions, new hires, market adjustments or equity adjustments that may have occurred throughout the year, but, at the supervisor’s discretion, can be used for on-cycle increases to existing employees. For fiscal 2014, the total pool to be allocated was 2.0% of the total of salaries and bonus targets for the executives that the supervisor oversees, with an additional 0.5% of that total intended for promotions, new hires and market adjustments or equity adjustments. Once the 2014 recommendations were received by the Human Resources department, the recommendations were sent to Ms. McKee and Mr. Foss for review and approval. Mr. Foss and Ms. McKee were able to make changes to the recommendations based on their assessments of individual performance, in consultation with Mr. Sutherland. The recommendations were then submitted to the Compensation Committee for review and the Compensation Committee used this information to make the final decisions regarding fiscal 2014 executive compensation for Ms. Morrison. Ms. Morrison's bonus for fiscal 2014 was approved by the Compensation Committee in November 2014.
In November 2013, the Compensation Committee and the Stock Committee also approved a grant to Ms. Morrison of $500,000 worth of restricted stock units, which became effective at the time of our initial public offering. Ms. Morrison received an additional grant in December 2013 that consisted of 40% performance stock units, 40% time-based stock options and 20% time-based restricted stock units. The grant was equal to 50% of the value she would have received in July 2013, had she been eligible to receive that grant, which was 50% of the 50th percentile of Market Practice for equity grants made to similarly situated executives, adjusted to maintain consistency among similarly situated Company executives. Ms. Morrison's grant was recommended to the Compensation Committee by Mr. Foss and Ms. McKee and was consistent with grants made to other executives at her level.

The Compensation Committee’s Processes
The Compensation Committee generally makes its cash compensation decisions at its November meeting. New hires and promotions and other compensation adjustments are considered at its meetings throughout the year. Annual base salary decisions for the following calendar year and bonus decisions for the immediately preceding fiscal year are made in November. The bonus pool under the Bonus Plan for the current fiscal year is set in November as well. The Compensation Committee makes its decisions after review and discussion of recommendations made by Ms. McKee, with input from Mr. Foss, and, with respect to Mr. Foss and the named executive officers who report directly to him, materials prepared by Frederic W. Cook & Co., Inc., and in the case of bonus recommendations, by our Human Resources department. In addition, with regard to participants in the Bonus Plan, Mr. Foss provides the Compensation Committee with qualitative assessments of the performance of the other named executive officers who are his direct reports and his review of their performance, before it makes its compensation decisions. The Compensation Committee also considers skill set and experience, data based upon Market Practice, incumbent responsibilities relative to the applicable position, and internal consistency with respect to compensation among similarly situated executives when making its compensation decisions. The Compensation Committee is entitled to exercise its discretion with regard to any element of compensation and exercised negative discretion with regard to bonuses under the Bonus Plan.
Historically, stock options were granted in 2007 to certain of our named executive officers who were employed at that time in connection with their individual investments in the Company. Since that time, stock options have generally been granted in connection with new employment, management realignments and changes in responsibility and from time to time at the discretion of the Compensation Committee. In June 2013, Mr. Foss received an equity grant consisting of time-based stock options and restricted stock units in accordance with the terms of his Employment Letter Agreement. Messrs. Sutherland and Reynolds and Ms. McKee received equity grants consisting of time-based stock options and restricted stock units in July 2013 that were intended, for Mr. Sutherland and Ms. McKee, to make up for grants that they did not receive in 2012. The value of the July 2013 grant for executives other than Mr. Foss was generally based upon the 50th percentile of Market Practice, adjusted to maintain consistency among levels of Company executives. In November 2013, the Compensation Committee and the Stock Committee approved an additional one-time grant of restricted stock units to each of the named executive officers that became effective at the time of our initial public offering. These grants are more fully described below in “Components of Executive Compensation-Equity Incentives.” Each of the named executive officers other than Mr. Foss received additional grants in December 2013 in respect of fiscal 2013 equity compensation that were equal to 50% of the July 2013 grants. Regular annual grants began in November 2014.
Components of Executive Compensation
The principal components of our executive compensation program are base salary, bonus and equity incentives. We also provide employee and post-employment benefits and perquisites.
Base Salary
We use base salary to reflect the value of a particular position-to us and the marketplace-and the value the individual contributes to us. Salary levels for our executives are reviewed at least annually.
Messrs. Foss, Sutherland and Reynolds and Ms. McKee
Mr. Foss’ initial annual base salary of $1,350,000 was negotiated in connection with his total compensation package in 2012 and was increased by 3% to $1,390,500 in fiscal 2013. Mr. Foss’ Employment Letter Agreement provides that in setting Mr. Foss’ compensation for fiscal 2014, the Compensation Committee should consider the framework for his 2012 and 2013 compensation, including the fact that his total annual compensation package has been targeted at the 75th percentile of the chief executive officers in the Company’s peer group, as well as the Company’s and Mr. Foss’ performance. Due to the Compensation Committee’s focus on equity grants for Mr. Foss, as well as his cash bonus, and following a review of market data, the Compensation Committee determined not to increase Mr. Foss’ base salary for calendar 2014. Upon a recommendation made by the chairman of the Compensation Committee, and after discussion with Frederic W. Cook & Co., Inc., the Compensation Committee set Mr. Foss’ calendar 2015 base salary of $1,700,000 at its November 2014 meeting. Mr. Foss’ calendar 2015 base salary represents approximately a 22% increase from his calendar 2014 base salary, and reflects the Compensation Committee’s assessment of Mr. Foss’ skill set, experience and scope of responsibilities, as well as the Compensation Committee’s perception of his value in the marketplace.
For 2014, the specific salary recommendations for each of our named executive officers who are Mr. Foss’ direct reports were based upon a review of Market Practice between the median and 75th percentile, their previous salary increases, internal consistency with respect to the compensation of Company executives at similar levels, budgetary considerations and consideration of the percentage increases for other members of management. The salary recommendations were then made to the Compensation Committee for its review and approval. Salaries for Messrs. Sutherland and Reynolds and Ms. McKee were reviewed by Mr. Foss. Ms. McKee participated in reviews for Messrs. Sutherland and Reynolds. Ms. McKee reviewed Mr. Foss’ base salary with the Compensation Committee and the Compensation Committee then met in executive session to make its determination with regard to Mr. Foss’ calendar 2014 base salary. Salary adjustments generally are effective at the beginning of the following calendar year. Salary increases or decreases also can be recommended and approved in connection with a promotion or a significant change in responsibilities. For calendar 2013, Mr. Sutherland’s base salary was $824,000, Mr. Reynolds’ base salary was $500,000, and Ms. McKee’s base salary was $643,750. Messrs. Sutherland and Reynolds and Ms. McKee each received a salary increase for calendar 2014 of 2%, which was generally consistent with the overall salary increase budget for the Company. The Compensation Committee believes that the 2014 salaries are consistent with Market Practice for similarly situated executives. For calendar 2014, base salaries were as follows: for Mr. Sutherland, $840,480, for Mr. Reynolds, $510,000, and for Ms. McKee, $656,625. Base salaries for calendar 2015 are as follows: for Mr. Sutherland, $857,300, for Mr. Reynolds, $520,200, and for Ms. McKee, $669,800. These base salaries represent a 2% increase over their 2014 base salaries, which is consistent with overall increases for all salaried employees in the Company.
Ms. Morrison
Ms. Morrison joined us in June 2013. Ms. McKee and Mr. Sutherland considered the level of cash compensation that was likely to be attractive to Ms. Morrison considering her then-current compensation at her previous employer, internal consistency with respect to the compensation of executives at similar levels in the Company and the results of a market check against the Survey Data at the 50th and 75th percentile for similarly situated positions to determine the recommended base salary for Ms. Morrison of $500,000. Ms. Morrison’s base salary was then approved by the Compensation Committee at its June 2013 meeting. For calendar 2014, Ms. Morrison’s base salary was $507,500, which represents a 1.5% increase over her 2013 base salary. This increase is consistent with those of other salaried employees at the Company, prorated due to Ms. Morrison’s brief tenure at the Company. Ms. Morrison received a salary increase of 2% for calendar 2015, to $517,700. This increase is consistent with overall increases for all salaried employees in the Company.
Bonus
Messrs. Foss, Sutherland and Reynolds and Ms. McKee
In fiscal 2014, Messrs. Foss, Sutherland and Reynolds and Ms. McKee participated in the Bonus Plan. Under the Bonus Plan, the Compensation Committee approved in November 2013 the establishment of a bonus pool that was funded based on 1.58% of adjusted EBIT. This pool method was chosen to satisfy the requirements of the performance-based pay exception to Section 162(m) of the Internal Revenue Code, which limits tax deductions for compensation paid to a public company’s named executive officers (other than the chief financial officer) to $1,000,000. Although we are not currently subject to the Section 162(m) compensation deduction limit, following the applicable phase-in period, we will become subject to the Section 162(m) compensation deduction limit. Therefore, we intend to operate our Bonus Plan to comply with Section 162(m). For purposes of the Bonus Plan and the formula used to determine the bonus pool approved by the Compensation Committee, adjusted EBIT is income from both continuing and discontinued operations before income taxes, if any, and before interest expense and other financing costs, in each case as shown on our consolidated financial statements and notes thereto in our Annual Report on Form 10-K for the fiscal year ended October 3, 2014. In addition, adjusted EBIT for purposes of the pool excluded incremental customer relationship amortization and incremental depreciation that resulted from the 2007 Transaction and share-based compensation expense. For fiscal 2014 bonuses, the Compensation Committee adjusted the calculation of actual adjusted EBIT for purposes of the Bonus Plan to exclude share-based compensation expense and incremental customer relationship amortization and incremental depreciation that resulted from the 2007 Transaction and the estimated impact of the 53rd week (fiscal 2014 had 53 weeks as opposed to the typical 52 weeks). These adjustments were made to normalize the adjusted EBIT number so that it does not reflect certain non-operational items. For fiscal 2014, our adjusted EBIT under the Bonus Plan was $775.9 million. The following percentages of adjusted EBIT for Mr. Foss and the named executive officers who are his direct reports represent the maximum amount that could have been awarded to him or her for fiscal 2014: for Mr. Foss, 0.76% (up to the plan maximum of $6,000,000), for Mr. Sutherland, 0.32%, and for Mr. Reynolds and Ms. McKee, 0.25%. The potential bonus amounts under the Bonus Plan for fiscal 2014 based upon the percentages of adjusted EBIT were as follows: for Mr. Foss, $5,880,000, for Mr. Sutherland, $2,450,000, and for Ms. McKee and Mr. Reynolds, $1,960,000. For fiscal 2014, the Compensation Committee exercised negative discretion under the Bonus Plan with regard to the actual bonus amounts awarded to Mr. Foss and the other named executive officers who report directly to him and those actual bonus amounts are as follows: for Mr. Foss, $3,100,000, for Mr. Sutherland, $680,000, for Ms. McKee, $531,000 and for Mr. Reynolds, $413,000. For fiscal 2015, the Compensation Committee approved the following percentages of adjusted EBIT for each of the participants in the Bonus Plan, which represent the maximum amount that can be awarded to him or her in respect of his or her fiscal 2015 bonus under the Bonus Plan: for Mr. Foss, 0.68% (up to a plan maximum of $6,000,000), for Mr. Sutherland, 0.28%, and for Ms. McKee and Mr. Reynolds, 0.23%.
Bonuses are designed to encourage and reward performance that is consistent with our financial objectives and individual performance goals and targets. In determining the actual bonuses paid to our named executive officers who are Mr. Foss’ direct reports for fiscal 2014, the Compensation Committee considered the maximum bonus amount based on the above adjusted EBIT formula and then considered reference points, including amounts that the named executive officers would have received under the MIB had they participated in the MIB and the named executive officers’ historical bonus awards. As described in more detail below, bonus calculations under the MIB are based on achievement against an adjusted EBIT target, a sales target, and additional functional objectives depending on the participant’s responsibilities. Had Messrs. Foss, Sutherland and Reynolds and Ms. McKee participated in the MIB, the functional objectives would have consisted of EBIT margin for Messrs. Foss and Sutherland, the rollout of contract life cycle management and improvement in crisis management and background check processes for Mr. Reynolds, and the execution of the campus recruiting program for North America for Ms. McKee. Based upon fiscal 2014 performance, Messrs. Foss and Sutherland would have been deemed to have achieved a 100% payout on the functional objective metric (resulting from achievement of EBIT margin of approximately 100% of target in fiscal 2014) and Mr. Reynolds would have been deemed to have achieved a 100% payout on his functional objective and Ms. McKee would have been deemed to have achieved a 100% payout on her functional objective, based on a qualitative assessment of the performance of each of Mr. Reynolds’ and Ms. McKee’s respective departments against the stated objective, in each case, had the executive been a participant in the MIB in fiscal 2014. Ms. McKee presented the reference points for the named executive officers who report to Mr. Foss (other than herself) to Mr. Foss for his review. Mr. Foss reviewed the reference points and considered the individual contributions of the named executive officers who report to him before making final bonus recommendations for those executives to the Compensation Committee in November 2014. The Compensation Committee considered the reference points and recommendations and exercised negative discretion to determine the bonus amounts under the Bonus Plan for our named executive officers who are Mr. Foss’ direct reports. The Compensation Committee also considered a target percentage of base salary, which represents the Compensation Committee’s view of a market competitive award based upon a competitive review by Frederic W. Cook and Co., Inc. at approximately the 75th percentile of Market Practice. For fiscal 2014, as determined in November 2013, bonus targets were equal to approximately 80% of salary or $672,384 for Mr. Sutherland, $408,000 for Mr. Reynolds and $525,300 for Ms. McKee. Messrs. Sutherland’s and Reynolds’ and Ms. McKee’s bonus awards for fiscal 2014 that were determined by the Compensation Committee in November 2014 were equal to the amounts each would have received if he or she were a participant in the MIB. For fiscal 2015, bonus targets are as follows: for Mr. Sutherland, $857,300, for Mr. Reynolds, $520,200, and Ms. McKee, $669,800, which targets are equal to approximately 100% of salary. The Compensation Committee increased Messrs. Sutherland and Reynolds and Ms. McKee’s bonus targets as a percentage of base salary from 80% to 100% upon a recommendation from Mr. Foss, with the aim of incentivizing them to achieve the Company's goals for fiscal 2015. Frederic W. Cook & Co., Inc. indicated that the target bonuses were at or above the 75th percentile of Market Practice, but that the target total direct compensation (salary, bonus and equity compensation) for fiscal 2015 for Messrs. Sutherland and Reynolds and Ms. McKee generally approximated the median and 75th percentile of Market Practice.
In determining the actual bonus paid to Mr. Foss, the Compensation Committee considered a recommendation from the chairman of the Compensation Committee and the maximum bonus amount based on the above Bonus Plan formula and took into account as reference points Mr. Foss’ historical bonus awards, and the amount Mr. Foss would have received had he participated in the MIB, keeping in mind the provision in Mr. Foss’ agreement that his total annual compensation for fiscal 2014 should take into consideration the framework for fiscal 2012 and fiscal 2013, for which his total annual compensation was required to be targeted to the 75th percentile of the Company’s market peer group. The Compensation Committee also considered a target amount as a percentage of base salary, which represented the Compensation Committee’s view of a market competitive award (for fiscal 2014, Mr. Foss’ target bonus was $2,085,750, which is equal to 150% of his base salary for 2014). The Compensation Committee also discussed with Frederic W. Cook & Co., Inc. the Compensation Committee’s proposed bonus amount relative to the Company’s market peer group. The Compensation Committee then awarded Mr. Foss a bonus of $3,100,000 under the Bonus Plan, consisting of $2,100,000, which approximated the amount he would have received under the MIB, plus an additional $1,000,000 to recognize his individual performance for fiscal 2014, including his performance in guiding the Company after a successful initial public offering. Mr. Foss’ fiscal 2014 bonus was above the 75th percentile of Market Practice. The Compensation Committee determined to increase Mr. Foss’ bonus target to $3,400,000 for fiscal 2015, increasing his target from 150% to 200% of his base salary, which also is above the 75th percentile of Market Practice, to incent his continued performance.
IPO Bonuses
In connection with our initial public offering, in December 2013, Mr. Foss and the other named executive officers who report directly to him were awarded one-time special bonuses designed to recognize the critical role each of them played in positioning the Company for and executing a successful initial public offering as follows: for Mr. Foss, $2,367,800, for Mr. Sutherland, $704,700, for Ms. McKee, $558,000, and for Mr. Reynolds, $432,900. These bonus amounts, which were based upon approximately 90% of the bonuses awarded under the Bonus Plan for fiscal 2013, were determined by the Compensation Committee in executive session based upon a recommendation by the chairman of the Compensation Committee and were contingent upon the successful completion of our initial public offering. Prior to the meeting at which the bonuses were awarded, the chairman of the Compensation Committee had discussed with Ms. McKee the IPO bonus that he had been planning to recommend for Mr. Foss, which equated to approximately 90% of Mr. Foss’ annual bonus, and based upon that amount, made an IPO bonus recommendation for the other named executive officers at the same percentage level.

Ms. Morrison
Ms. Morrison participates in the MIB, which provides annual cash bonuses to eligible executives for the achievement of explicit performance objectives established for each fiscal year. Each November (or at another time during the year in the case of a new hire or promotion), the Compensation Committee sets a bonus target in dollars for each executive who participates in the MIB. For fiscal 2014, the MIB was composed of two parts: a financial portion representing 80% of the overall potential MIB award, with functional or business group objectives representing the remaining 20%. In the MIB in fiscal 2014, the financial portion focused on top and bottom line performance, with a sales target ($14.693 billion) representing 39% of the total target and an adjusted EBIT target ($885,941,000) representing 41% of the total target. The sales target for purposes of the MIB is adjusted for the impact of currency translation and acquisitions and divestitures and includes an amount intended to normalize the plan targets for corporate functional participants. The adjusted EBIT target for purposes of the MIB excludes the impact of currency translation, acquisitions and divestitures, the incremental customer relationship amortization and incremental depreciation from the 2007 Transaction and share-based compensation expense and includes an adjustment for severance and other charges and branding charges and an amount intended to normalize the plan targets for corporate functional participants. The functional objective that comprised 20% of the overall MIB award for Ms. Morrison in fiscal 2014 was EBIT margin (with a target of 5.97%), which consists of adjusted EBIT divided by sales. For fiscal 2014, achieved EBIT margin for purposes of the MIB equaled 5.97%. Actual adjusted sales for purposes of the MIB excluded the impact of acquisitions and divestitures. Actual adjusted EBIT for purposes of the MIB excludes share-based compensation expense, incremental customer relationship amortization and incremental depreciation that resulted from the 2007 Transaction, the impact of acquisitions and divestitures, severance and other charges, branding charges, initial public offering-related expenses, including share-based compensation, and gains, losses and settlements impacting comparability.
The following table describes the threshold, targets and maximum for each of the components of the MIB award to Ms. Morrison for fiscal 2014:

	Business Performance			Payout
	(Percentage of Target Performance)			(Percentage of Target Performance)
Measure	Threshold	Target	Maximum	Threshold	Target	Maximum
EBIT (41%)	87.5	100.0	110.0	25.0	100.0	200.0
Sales (39%)	90.0	100.0	110.0	25.0	100.0	200.0
EBIT margin (20%)	87.5	100.0	110.0	25.0	100.0	150.0
As the table illustrates, the Company must attain a threshold, or minimum, performance on each financial measure for the participant to receive any payout for the measure. If the threshold performance is achieved, the participant will receive 25% of the payout for that measure, which increases to 100% when 100% of the measure is attained. If greater than 100% of the target for a particular measure is achieved, the participant will receive more than 100% payout on that measure up to the maximum amount set forth in the table. Therefore, if the maximum performance of all measures was achieved, Ms. Morrison could receive up to 190% of her target bonus amount.
Ms. Morrison’s target bonus amount of 50% of her base salary, or $253,750, was based upon bonus targets for similarly situated executives at the Company, market checked against the Survey Data and approved by the Compensation Committee.The actual award of bonuses under the MIB was based on the mechanical calculation of the financial target (for the 80% financial portion) and the achievement of a certain functional group objective (for Ms. Morrison, EBIT margin).
Ms. Morrison’s fiscal 2014 bonus was $257,000 and was approved by the Compensation Committee in November 2014. Her fiscal 2015 bonus target as determined by the Compensation Committee is 50% of base salary, or $258,850.
Equity Incentives
Historical Grants
Historically, stock options were granted in 2007 to certain of our named executive officers who were employed at that time in connection with their individual investments in the Company. Since that time, stock options have generally been granted in connection with new employment, management realignments and changes in responsibility and from time to time at the discretion of the Compensation Committee.
As was negotiated with the sponsors in connection with the 2007 Transaction, half of all of the stock options granted through March 2013 have a time-based vesting schedule and vest over a four-year period, while half of all stock options granted through March 2013 were intended to have a performance-based vesting schedule and require that we achieve specified financial targets in addition to the four-year vesting period before those options will vest, subject to the Compensation Committee’s discretion to accelerate vesting.

The Company completed a spinoff of Seamless Holdings Corporation on October 26, 2012. The exercise price of all stock options granted prior to that spinoff was adjusted to reflect the reduction of $1.06 per share, which was the portion of the appraisal price of a share of Company common stock allocated to each share of Seamless Holdings Corporation common stock at the time of the spinoff.
New Equity Program
After review of our equity compensation program, the Compensation Committee determined to change our equity program in June 2013 to make it more like the equity programs of large public companies. The new equity program generally consists of time-based stock options, restricted stock units and performance stock units and may in the future include additional stock-based awards, including other performance-based awards.
Time-based awards under the new equity program are generally subject to a vesting schedule with 25% of the award vesting on each of the first four anniversaries of the date of grant, subject to the participant’s continued employment with the Company or one of its subsidiaries through each such anniversary. Performance stock units under the new equity program generally vest over a three-year period, subject to achievement of certain specified performance targets and the participant’s continued employment with the Company. All restricted stock units and performance stock units will accrue dividend equivalents from the date of grant until the date of vesting (with the dividend equivalents on performance stock units determined based upon the actual achievement against target). Upon termination of employment, unvested stock options, restricted stock, restricted stock units or performance stock units are immediately forfeited (other than in the case of death, disability or retirement) and vested stock options are forfeited immediately, in the case of termination for cause or 90 days after termination, in the case of any other termination of employment other than death, disability or retirement, when vested stock options are forfeited one year after termination of employment. If the participant’s service with the Company or any of its subsidiaries terminates due to death, disability or retirement (as disability and retirement are defined in the Fifth Amended and Restated Aramark 2007 Management Stock Incentive Plan (the “2007 Stock Plan”) or the Aramark 2013 Stock Incentive Plan (the “2013 Stock Plan”), as applicable, as defined below), the installment of stock options, restricted stock, restricted stock units or performance stock units that are scheduled to vest on the next vesting date (subject to achievement of the performance target(s), if applicable) following such termination will immediately vest, and all remaining unvested stock options, restricted stock, restricted stock units and performance stock units will be forfeited, except that with respect to performance stock units, if the date of termination due to retirement, death or disability occurs prior to the date achievement of the applicable performance goals is certified by the Compensation Committee or the Stock Committee, then the first tranche of performance stock units will become vested on the original vesting date (subject to achievement of the applicable performance target(s)). Mr. Sutherland is the only named executive officer who has attained the retirement age under the 2007 Stock Plan and the 2013 Stock Plan. In the event of a change of control (as defined in the 2007 Stock Plan) prior to a termination of the participant’s service, any remaining unvested time-based stock options, restricted stock and restricted stock units granted under the 2007 Stock Plan will vest and a percentage of the unvested performance-based options granted under the 2007 Stock Plan will be eligible to vest based on achievement of the applicable performance targets. With respect to equity awards granted under the 2013 Stock Plan, in the event of a change of control (as defined under the 2013 Stock Plan) and a termination of the participant’s employment without cause (or, if applicable, a resignation for good reason), time-based equity awards become immediately vested and performance stock units become vested either at target level or based on actual performance. For more information regarding the treatment of equity awards upon a termination of employment, see “Potential Post-Employment Benefits.” Participants holding restricted stock units or performance stock units will receive the benefit of any dividends paid on shares in the form of additional restricted stock units or performance stock units.
Fiscal 2014 Equity Grants to Messrs. Foss, Sutherland and Reynolds and Mses. McKee and Morrison
In June 2013 Mr. Foss, and in July 2013 Messrs. Sutherland and Reynolds and Ms. McKee, received equity grants consisting of stock options and restricted stock units, each with the time-based vesting schedules described above. Mr. Foss’ grant was made in satisfaction of the Company’s obligation under Mr. Foss’ Employment Letter Agreement. With regard to Mr. Sutherland and Ms. McKee, the July grants were intended to represent compensation for fiscal 2012, though there was no formal grant program in place for fiscal 2012, as Mr. Sutherland and Ms. McKee had not received an equity grant since June 2011. The value of the aggregate annual equity grants to Messrs. Sutherland and Reynolds and Ms. McKee for fiscal 2013 was at approximately the 50th percentile of Market Practice, adjusted to maintain consistency among the levels of Company executives.
As contemplated at the time of our initial public offering, our Compensation Committee determined to make additional grants of equity to our named executive officers in December 2013 in respect of fiscal 2013 performance. These grants were made under the Company’s 2013 Stock Incentive Plan, described below. The Compensation Committee and Stock Committee approved grants of performance stock units which vest over a three-year period, subject to the achievement of an adjusted earnings per share target for fiscal 2014 and the participant’s continued employment with the Company, as well as time-based stock options and time-based restricted stock units, each of which vest in equal annual installments over a four-year period, in each case, subject to the participant’s continued employment with the Company. The value of the equity grants that the

Compensation Committee made to Messrs. Sutherland and Reynolds and Ms. McKee in December 2013 was approximately 50% of the value of the equity award that they received in July 2013, or, in the case of Ms. Morrison, 50% of the value of the award that a similarly situated Company executive received in July 2013, and was allocated as follows: 40% performance stock units, 40% time-based stock options and 20% time-based restricted stock units. The Compensation Committee discussed the equity mix for the December 2013 grants at its June 2013 meeting, after consultation with Frederic W. Cook & Co., Inc. and Ms. McKee, with the goal of supporting multiple objectives, including alignment with long-term shareholder interests, linkage of compensation to operating performance and retention. The performance metric for the performance-based restricted stock units is based upon an adjusted earnings per share target for fiscal 2014 ($1.33 per share), which was a metric recommended by management after considering market data from Frederic W. Cook & Co., Inc. regarding metrics used by members of the Company’s peer group, and approved by the Compensation Committee. The adjusted earnings per share target is equal to adjusted net income divided by a constant share number. The adjusted net income target is equal to reported net income excluding acquisitions and divestitures, the incremental customer relationship amortization and incremental depreciation from the 2007 Transaction, share-based compensation expense and gains, losses and settlements impacting comparability and including an adjustment for severance and other charges and branding charges and the tax impact related to these adjustments. Actual adjusted net income is equal to net income excluding the impact of currency translation, acquisitions and divestitures, the incremental customer relationship amortization and incremental depreciation from the 2007 Transaction, the effects of the refinancing on interest and other financing costs, share-based compensation expense, and gains, losses and settlements impacting comparability and including an adjustment for severance and other charges and branding charges and the tax impact related to these adjustments.
The number of performance stock units that can be earned is based upon the percentage of the adjusted earnings per share target that is achieved as follows:

Target Adjusted Earnings per Share Performance Level	Percentage of Target Number of PSUs Earned
less than 90%	0%
90%	50%
100%	100%
110%	150%
115% or greater	200%
If the performance target is satisfied at or above 90%, the performance stock units earned effectively convert into time-based restricted stock units, vesting in equal annual installments over a three-year period from the date of grant. In December 2013, Mr. Sutherland received 8,526 performance stock units, 30,817 time-based stock options and 4,263 time-based restricted stock units; Mr. Reynolds received 6,821 performance stock units, 24,654 time-based stock options and 3,411 time-based restricted stock units; Ms. McKee received 8,526 performance stock units, 30,817 time-based stock options and 4,263 time-based restricted stock units and Ms. Morrison received 3,411 performance stock units, 12,327 time-based stock options and 1,706 time-based restricted stock units.
Mr. Foss’ December 2013 grant was considered separately by the Compensation Committee and recommended by the chairman of the Compensation Committee. The Compensation Committee and the Stock Committee approved the equity grant to Mr. Foss based upon his performance to date and in order to retain him in his current position, rather than 50% of his June 2013 grant. Mr. Foss received a December 2013 equity grant consisting of 213,129 performance stock units, 770,417 stock options and 106,565 restricted stock units.
In November 2014, the Compensation Committee determined that the Company had attained 108.5% of the 2014 adjusted earnings per share target for the fiscal 2014 grants of performance stock units (granted in December 2013). As a result, the named executive officers are entitled to receive delivery of 142.5% of the target amount of performance stock units that they were granted over the three-year vesting period (subject to continued employment) as follows (amounts include accrued dividend equivalents): for Mr. Foss, 306,201shares, for each of Mr. Sutherland and Ms. McKee, 12,249 shares, for Mr. Reynolds, 9,800 shares, and for Ms. Morrison, 4,901 shares. See “Grants of Plan Based Awards for Fiscal Year 2014” for further information regarding the December 2013 equity grants.
The Compensation Committee began making regular annual equity grants in November 2014, as described above.
Vesting of Performance-based Options
On November 11, 2013, the Compensation Committee approved an amendment to all outstanding non-qualified stock options agreements containing performance-based options that modified the vesting provisions relating to outstanding performance-based options granted prior to our initial public offering and awarded under the 2007 Stock Plan. The amendment provided that in the event of an initial public offering of the Company, subject to the option holder’s continued employment on that date, 50% of any then-unvested performance-based options that did not meet applicable performance thresholds in prior years (the “Missed Year Options”) would become vested if the initial public offering price for the common stock of the Company equaled or exceeded $20.00 per share. In addition, if, during the 18-month period following the initial public offering, the closing trading price for common stock of the Company equaled or exceeded $25.00 per share over any consecutive twenty-day trading period, 100% of the Missed Year Options would become vested. Both thresholds were satisfied during fiscal 2014 and all of the Missed Year Options vested.
Grants in Connection with Our Initial Public Offering
In November 2013, the Compensation Committee and Stock Committee approved one-time grants of restricted stock units to each of the named executive officers, which became effective at the time of our initial public offering. The restricted stock units vest in one third increments on the first three anniversaries of the grant date, subject to the named executive officer’s continued employment with the Company and its subsidiaries. The number of restricted stock units received was based on the following dollar values divided by $20.00, the initial public offering price per share:

Name	Amount	Number of RSUs
Eric J. Foss	$10,000,000	500,000
L. Frederick Sutherland	$1,875,000	93,750
Lynn B. McKee	$1,875,000	93,750
Stephen R. Reynolds	$1,150,000	57,500
Christina T. Morrison	$500,000	25,000
Mr. Foss and Ms. McKee met with members of the Compensation Committee, including the chairman of the Compensation Committee, over a period of time prior to the grants to discuss the dollar amount of the pool of equity to be distributed, the particular executives who would receive restricted stock unit grants and the amount of such individual awards, which were based upon a multiple of the average of base salary and bonus target for a particular executive level. Mr. Foss and Ms. McKee made recommendations regarding the restricted stock unit award amounts for each of the named executive officers other than Mr. Foss. Recommended amounts were consistent for executives at similar levels. The Compensation Committee approved the recommendations of management for the named executive officers other than Mr. Foss and determined a grant amount for Mr. Foss based upon earlier Compensation Committee discussions.
Equity Grant Procedures
The Compensation Committee intends to make annual awards of equity at its meeting held early in each fiscal year. The Compensation Committee has in the past, and may in the future, make limited grants of equity on other dates to retain key employees, to compensate an employee in connection with a promotion or to compensate newly hired executives for equity or other benefits lost upon termination of their previous employment or to otherwise induce them to join our Company or otherwise at the discretion of the Compensation Committee. The grant date of equity awards to executives may be the date of Compensation Committee approval or a later date of subcommittee or Stock Committee approval if designated by the Compensation Committee or a date that is designated by the Compensation Committee or Stock Committee. The exercise price of option grants is the closing market price of our common stock on the date of grant.
Stock Ownership Guidelines
Our Compensation Committee has adopted stock ownership guidelines that apply to our named executive officers. Mr. Foss must retain Aramark common stock with a value equal to six times his base salary under the terms of his Employment Letter Agreement, Messrs. Sutherland and Reynolds and Ms. McKee must retain stock with a value equal to three times his or her base salary and Ms. Morrison must retain stock with a value equal to two times her base salary. Directly owned shares and beneficially owned shares held indirectly (including by family members or family trusts) count toward the guidelines for Messrs. Sutherland and Reynolds and Ms. McKee and Ms. Morrison. There is no required time period for attaining the minimum stock ownership level for these executives.
Other Components of Compensation
Employee and Post-Employment Benefits. We offer basic employee benefits to provide our workforce with a reasonable level of coverage in the event of illness or injury. The cost of certain employee benefits is partially or fully borne by the employee, including each named executive officer. We offer comparable benefits to our eligible U.S. employees, which include medical, dental and vision coverage, disability insurance and optional life insurance. In addition, our named executive officers receive excess medical coverage that provides reimbursement for medical, dental and vision expenses in excess of $1,500 per covered individual per year. Our named executive officers also participate in a Survivor Income Protection Plan, which entitles a surviving spouse or domestic partner and dependent children to receive the executive’s full base salary for one year after the executive’s death and one-half of the executive’s base salary for the subsequent nine years or, alternatively, may receive excess term life insurance. A participant in the Survivor Income Protection Plan who is 65 and has attained 5 years of employment with us is entitled to a benefit equal to one times his or her base salary upon his or her retirement or death instead of the benefit described above.
Generally, our highly compensated employees (for 2014, those earning more than $115,000), including our named executive officers, are not eligible to participate in our 401(k) plans because of certain legal requirements. Instead, those employees are eligible to participate in a non-qualified savings plan that we call our Savings Incentive Retirement Plan, the successor plan to our Stock Unit Retirement Plan. This plan is intended to be a substitute for those employees’ participation in our 401(k) plans. See “Non-Qualified Deferred Compensation for Fiscal Year 2014” below for further information.
Messrs. Foss, Reynolds and Sutherland and Ms. McKee
Messrs. Foss, Reynolds and Sutherland and Ms. McKee are also parties to employment agreements that entitle them to lump sum payments and severance payments in installments if there is a change of control of us or Aramark Services, Inc. as described in those agreements and their employment is terminated under specified circumstances. These provisions are intended to align executive and stockholder interests by enabling executives to consider corporate transactions that are in the best interests of the stockholders and our other constituents without concern over whether the transactions may jeopardize the executives’ own employment.
Mr. Foss’ employment agreement contains a “double trigger”-for payments to be made, there must be a change of control followed by an involuntary loss of employment (or resignation by Mr. Foss for “good reason”) within three years or his employment must be terminated in anticipation of a change of control. See “Potential Post-Employment Benefits” below for the applicable definition of “good reason.” The agreements with Messrs. Sutherland and Reynolds and Ms. McKee also contain a “double trigger.” We chose to implement a “double trigger” for Mr. Foss and the other named executive officers who report directly to him after receiving advice from Frederic W. Cook & Co., Inc. that a “double trigger” is a more common practice in the market than a “single trigger.”
Ms. Morrison
Ms. Morrison is a party to an Agreement Relating to Employment and Post Employment Competition that provides for certain benefits if she should be terminated by us without cause. Those benefits include between 26 and 52 weeks of severance pay, depending on her length of service with the Company, as well as the continuation of an auto allowance and the continuation of basic health care coverage through the end of the severance pay period. Pursuant to the agreement, Ms. Morrison must adhere to certain non-disclosure, non-disparagement, non-competition and non-solicitation requirements for various periods of time after a termination of employment. Ms. Morrison is currently entitled to 26 weeks of severance pay if she is terminated by us without cause.
For more information on change of control and severance payments for our named executive officers, see the disclosure under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table-Employment Agreements and Change of Control Arrangements” and under “Potential Post-Employment Benefits.”
Perquisites. We provide our named executive officers with other benefits, reflected in the All Other Compensation column in the Summary Compensation Table, that we believe are reasonable and encourage retention. We believe that these benefits enable our executives to focus on our business and enhance their commitment to us. These benefits include premiums paid on life insurance or the Survivor Income Protection Plan, disability insurance (in Mr. Sutherland’s case, a legacy policy the premiums for which are paid 100% by the Company), excess health insurance, receipt of a car allowance, no cost parking at a garage near Company offices, an executive physical, financial planning services and personal use of Company tickets or the Company box and related items at sporting or other events, and the costs of these benefits constitute a small percentage of each named executive officer’s total compensation. The availability of financial planning services assists those who receive them to optimize the value received from all of the compensation and benefit programs offered. Generally, Company-provided perquisites are reviewed by the Compensation Committee in consultation with Frederic W. Cook & Co., Inc. on a periodic basis. Based upon the usefulness of such perquisites in support of attraction and retention objectives, the Compensation Committee determines whether or not to continue them.
Ms. Morrison received benefits under our relocation program in fiscal 2014 that provided her with temporary housing and reimbursement for moving costs, closing costs and or other incidental expenses. Although the relocation program provides for benefits for a 90-day period to enable new employees to search for and purchase a permanent residence, we may extend the temporary housing benefit due to the tight housing market, work demands and/or family-related issues. We extended relocation benefits for Ms. Morrison due to delays in procuring a new permanent residence.
Our Compensation Committee established a policy, which it has determined to be in our business interest, directing the Chief Executive Officer to use Company aircraft, whenever possible, for all air travel, whether personal or business. Under the policy, the Chief Executive Officer may also designate other members of senior management to use the Company aircraft for air travel. Some of Mr. Foss’ business use of the corporate aircraft in fiscal 2014 included flights to attend outside board meetings at the companies or organizations for which he serves as a director. We believe that Mr. Foss’ service on these boards, and his ability to conduct Company business while traveling to these board meetings, provides benefits to us and therefore deem it to be business use. In addition, depending on seat availability, Mr. Foss’ family members may accompany him on the Company aircraft. Although there is little or no incremental cost to us for these trips, we reflect a $500 per seat charge in the “All Other Compensation” amounts in the Summary Compensation Table for flights in which those additional passengers’ travel is not business-related. Mr. Foss has a car and driver that we provide to him. Much of his use of the Company-provided car and driver, which generally enables him to make efficient use of travel time, is business use, although Mr. Foss utilizes the car and driver for commuting to and from the office, which is considered personal use, and for other limited personal use.
Impact of Regulatory Requirements on Our Executive Compensation
Sections 280G and 4999. Sections 280G and 4999 of the Internal Revenue Code, respectively, limit our ability to take a tax deduction for certain “excess parachute payments” (as defined in Sections 280G and 4999) and impose excise taxes on each executive that receives “excess parachute payments” in connection with his or her severance from us in connection with a change of control. The Compensation Committee considered the adverse tax liabilities imposed by Sections 280G and 4999, as well as other competitive factors, when it structured certain post-termination compensation payable to our named executive officers. The potential adverse tax consequences to us and/or the executive, however, are not necessarily determinative factors in such decisions. Our 2007 agreements with Mr. Sutherland and Ms. McKee relating to employment require us to make a gross-up payment to compensate them for any excise taxes (and income taxes on such gross-up payment) that they incur under Section 4999. Messrs. Foss’ and Reynolds’ agreements do not provide for such gross-up payments, as the Compensation Committee was advised that it is no longer a common practice in the marketplace. Similarly, Ms. Morrison’s agreement does not provide for a gross-up.
Section 162(m). Section 162(m) of the Internal Revenue Code limits tax deductions for compensation paid to a public company’s named executive officers (other than the chief financial officer) to $1,000,000. Although we are not currently subject to the Section 162(m) compensation deduction limit, following the applicable phase-in period, we will become subject to the Section 162(m) compensation deduction limit. The Compensation Committee considers the loss of deductibility, as well as other factors, when it structures compensation arrangements for our named executive officers (such as the Bonus Plan, which we intend to operate in compliance with Section 162(m)). However, the potential tax consequences to us are not necessarily determinative in such decisions and the Compensation Committee believes it should have flexibility in awarding compensation to accomplish business objectives and to attract and retain our named executive officers, even though some compensation awards may result in non-deductible compensation expenses.
Compensation Committee Interlocks and Insider Participation
Joseph Neubauer, who is our Chairman and former Chief Executive Officer (and was an employee of the Company until December 31, 2013), serves on our Compensation Committee.
Please see “Certain Relationships and Related Transactions” for information on transactions with JPMorgan and Goldman, Sachs & Co. Stephen P. Murray, Chairman of our Compensation Committee, is the President and Chief Executive Officer of CCMP Capital Advisors, LLC (“CCMP”), a private equity firm specializing in buyout and growth equity investments. Pursuant to an agreement with JPMorgan and J.P. Morgan Partners, LLC, CCMP advises J.P. Morgan Partners with respect to certain of its private equity investments, including its investment in us. Sanjeev Mehra, a member of our Compensation and Human Resources Committee, is Managing Director of Goldman, Sachs & Co.’s Principal Investment Area of its Merchant Banking Division.
Compensation Risk Disclosure
As part of its oversight responsibilities, the Compensation Committee considered the impact of our compensation programs on our risk profile and whether these programs promote excessive risk taking. Based on its review and the recommendation of its compensation consultant, the Compensation Committee determined that our compensation programs are appropriately structured and that risks arising from our compensation programs are not reasonably likely to have a material adverse effect on us for the following reasons, among others:

•	our compensation programs are well aligned with sound compensation design principles;

•	our Bonus Plan and the MIB utilize financial performance measures at the corporate level, which cannot be easily manipulated by any one individual;

•	none of our individual business areas pose a significant business risk to the overall enterprise;

•	our stock ownership guidelines will encourage a long-term focus by our executives on our growth and long-term viability; and

•	equity compensation constitutes a meaningful portion of pay for most senior executives and focuses them on enhancing long-term stockholder value over a multi-year period.
Summary Compensation Table
The following table provides summary information concerning the compensation we paid to our named executive officers in the fiscal years indicated.

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)	Total ($)
Eric J. Foss	2014	1,417,240	5,467,800	17,647,080	6,767,223	—	799	1,122,240	32,422,382
Chief Executive	2013	1,380,375	2,632,200	5,160,987	8,161,031	—	155	742,452	18,077,200
Officer and President	2012	545,192	1,512,500	—	5,658,563	—	—	339,240	8,055,495
L. Frederick Sutherland	2014	852,523	1,384,700	2,180,913	5,562,941	—	19,261	100,155	10,100,493
EVP and Chief	2013	818,000	783,000	639,676	723,363	—	17,915	58,408	3,040,362
Financial Officer	2012	787,500	625,000	—	111,875	—	16,655	57,661	1,598,691
Lynn B. McKee	2014	666,034	1,089,000	2,180,913	3,715,615	—	10,854	75,134	7,737,550
EVP, Human	2013	639,063	620,000	639,676	723,363	—	9,990	41,163	2,673,255
Resources	2012	616,250	460,000	—	111,875	—	9,189	36,436	1,233,750
Stephen R. Reynolds	2014	517,307	845,900	1,394,749	418,470	—	346	55,947	3,232,719
EVP, General Counsel and Secretary	2013	500,000	481,000	460,303	1,428,714	—	89	290,152	3,160,258
Christina T. Morrison	2014	515,385	—	622,399	83,454	257,000	—	344,857	1,823,095
SVP, Finance	2013	140,385	129,000	615,980	1,023,000	99,000	—	96,279	2,103,644

(1)
Messrs. Foss, Sutherland and Reynolds and Ms. McKee each deferred a portion of their salaries for fiscal 2013 and 2014 under the 2007 Savings Incentive Retirement Plan and Mr. Sutherland and Ms. McKee each deferred a portion of their salaries for fiscal 2012. These amounts for fiscal 2014 are reflected in the Non-Qualified Deferred Compensation Table for Fiscal Year 2014 and in this column.

(2)
Includes payments under the Bonus Plan for each of Messrs. Foss, Sutherland and Reynolds and Ms. McKee. For fiscal 2014, also includes one-time bonus amounts paid to Messrs. Foss, Sutherland and Reynolds and Ms. McKee in December 2013 to recognize the critical role each of them played in positioning the Company for and executing a successful initial public offering as follows: for Mr. Foss, $2,367,800, for Mr. Sutherland, $704,700, for Ms. McKee, $558,000, and for Mr. Reynolds, $432,900. For fiscal 2012, Mr. Foss’ bonus amount includes a signing bonus of $500,000, which was intended to cover relocation and commuting expenses, as well as $1,012,500, which was his target bonus, prorated for six months. For fiscal 2013, Ms. Morrison was guaranteed a bonus amount of $129,000, which was intended to compensate her for her forgone bonus at her previous employer and her fiscal 2013 bonus under the MIB was prorated to reflect the portion of the year that she was employed by us.

(3)
Includes the aggregate grant date fair value of restricted stock units and performance stock units granted in the respective fiscal year computed in accordance with FASB ASC Topic 718. Also includes, with respect to fiscal 2013, the grant date fair value of restricted stock issued in the ISPO Exchange Offer to Messrs. Foss, Sutherland and Reynolds and Ms. McKee. See discussion of ISPO Exchange Offer below. The grant date fair value per share for restricted stock, restricted stock units and performance stock units was equal to the appraisal price of a share of Company common stock on the date of grant while we were a private company, was equal to the price per share of our common stock in our initial public offering for restricted stock units granted on December 11, 2013 and, since December 12, 2013, is based on the closing price of a share of our common stock on the NYSE on the date of grant. For performance stock units, the grant date fair value reported for fiscal 2014 is based upon the probable outcome of the performance condition at the grant date and is as follows: for Mr. Foss, $5,098,046, for Mr. Sutherland and Ms. McKee, $203,942, for Mr. Reynolds, $163,158, and for Ms. Morrison, $81,591. At the highest level of performance, the grant date fair value would be as follows: for Mr. Foss, $10,196,091, for Mr. Sutherland and Ms. McKee, $407,884, for Mr. Reynolds, $326,317, and for Ms. Morrison, $163,182. For additional information on the valuation assumptions and more discussion with respect to the restricted stock, restricted stock units, and performance stock units, refer to Note 10 to the audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended October 3, 2014.

(4)
This column represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The amounts shown for each fiscal year include the grant date fair value for performance-based stock options granted prior to such fiscal year for which vesting was subject to EBIT targets where such target was not established at the time the option was granted, as targets for later years had not been determined. As future targets are determined in future years, additional grant date fair value will be reflected in the years in which such targets are set. For Mr. Sutherland and Ms. McKee, includes the incremental grant date fair value of the Missed Year Options in fiscal 2014 as follows: for Mr. Sutherland, $5,051,185 and for Ms. McKee, $3,203,859. See “Components of Executive Compensation - Equity Incentives - Vesting of Performance-based Options” for additional information. See “Grants of Plan Based Awards for Fiscal Year 2014” for additional information on stock options granted or deemed granted in 2014. Fiscal 2013 also includes the incremental fair value of Replacement Stock Options in the ISPO Exchange Offer, computed as of the modification date in accordance with FASB ASC Topic 718, with respect to the modified award. See the discussion of the ISPO Exchange Offer below. For Mr. Reynolds, the fiscal 2013 amount also includes the incremental grant date fair value of the Replacement Stock Options he received and the grant date fair value of the ISPO that he was granted in fiscal 2013, but later exchanged in fiscal 2013 for restricted stock and

Replacement Stock Options. For additional information on the valuation assumptions and more discussion with respect to the stock options, refer to Note 10 to the audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended October 3, 2014.

(5)	Includes amounts earned on deferred compensation in excess of 120% of the applicable federal rate, based upon the above-market return at the time the rate basis was set.

(6)	The following are included in this column for 2014:

a.
The aggregate incremental cost to us of the following perquisites: car allowance, premium payments for disability insurance, premium payments for an excess health insurance plan, payments for an executive physical, parking fees paid by the Company, costs associated with personal use of Company-owned tickets or the Company-owned suite at sports stadiums with respect to Messrs. Foss and Reynolds and Ms. Morrison, relocation expenses with respect to Ms. Morrison, and, for Mr. Foss, personal use of the Company aircraft and personal use of a Company-provided car and driver.

b.
With regard to Mr. Foss, $789,658 for Mr. Foss’ personal use of the Company aircraft and personal use of the Company’s Net Jets share. The calculation of incremental cost for personal use of Company aircraft includes the variable costs incurred as a result of personal flight activity: aircraft fuel, landing fees, telephone communications and any travel expenses for the flight crew. The variable costs for the Company’s Net Jets share include the regular hourly charge, the fuel variable charge, international flat fees and other fees. With regard to Ms. Morrison, $304,179 for relocation expenses incurred by Ms. Morrison and paid under our relocation program (including a tax gross up of $73,391 as provided for in the program).

c.
Premium payments for term life insurance or the Survivor Income Protection Plan as follows: for Mr. Foss, $1,308, for Mr. Sutherland, $29,953, for Ms. McKee, $5,548, for Mr. Reynolds, $1,308 and for Ms. Morrison, $1,308.

d.	Amounts that constitute the Company match to the Savings Incentive Retirement Plan for fiscal 2014 of $10,500 for each of Messrs. Foss, Sutherland and Reynolds and Ms. McKee.

e.
The dollar value of dividend equivalents accrued or credited on restricted stock units and performance stock units, as dividends were not factored into the grant date fair value required to be reported for the restricted stock unit awards. Also includes the cash dividends accrued on restricted stock awards, which will be paid out on the applicable vesting date. The total value of dividend equivalents accrued or credited on restricted stock units and performance stock units and the total value of cash dividends accrued on restricted stock for the executive officers is as follows: for Mr. Foss, $271,096, for Mr. Sutherland, $32,756, for Ms. McKee, $32,756, for Mr. Reynolds, $21,646, and for Ms. Morrison, $14,978 (dividend equivalents only).

Grants of Plan-Based Awards for Fiscal Year 2014
The following table provides information about equity awards granted or deemed granted to our named executive officers in fiscal 2014.

Name	Grant Date	Committee Meeting Date	Threshold	Target	Max	Threshold (#)	Target (#)	Max (#)	All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards(2) ($/sh)	Grant Date Fair Value of Stock and Option Awards(3)
Foss	11/11/2013	11/11/2013	—	—	—	—	181,250(4)	—	—	—	$13.90(5)	$1,551,500
	12/11/2013	11/11/2013	—	—	—	—	—	—	500,000(6)	—	—	$10,000,000
	12/20/2013	12/20/2013	—	—	—	—	—	—	—	770,417(7)	$23.92	$5,215,723
	12/20/2013	12/20/2013	—	—	—	—	—	—	106,565(8)	—	—	$2,549,035
	12/20/2013	12/20/2013	—	—	—	106,565	213,129	426,258(9)	—	—	—	$5,098,046
Sutherland	11/11/2013	11/11/2013	—	—	—	—	31,250(4)	—	—	—	$11.63(5)	$303,125
	11/11/2013	11/11/2013	—	—	—	—	—	—	—	422,220(10)	(10)	$5,051,185
	12/11/2013	11/11/2013	—	—	—	—	—	—	93,750(6)	—	—	$1,875,000
	12/20/2013	12/20/2013	—	—	—	—	—	—	—	30,817(7)	$23.92	$208,631
	12/20/2013	12/20/2013	—	—	—	—	—	—	4,263(8)	—	—	$101,971
	12/20/2013	12/20/2013	—	—	—	4,263	8,526	17,052(9)	—	—	—	$203,942
McKee	11/11/2013	11/11/2013	—	—	—	—	31,250(4)	—	—	—	$11.63	$303,125
	11/11/2013	11/11/2013	—	—	—	—	—	—	—	297,195(11)	(11)	$3,203,859
	12/11/2013	11/11/2013	—	—	—	—	—	—	93,750(6)	—	—	$1,875,000
	12/20/2013	12/20/2013	—	—	—	—	—	—	—	30,817(7)	$23.92	$208,631
	12/20/2013	12/20/2013	—	—	—	—	—	—	4,263(8)	—	—	$101,971
	12/20/2013	12/20/2013	—	—	—	4,263	8,526	17,052(9)	—	—	—	$203,942
Reynolds	11/11/2013	11/11/2013	—	—	—	—	31,250(4)	—	—	—	$14.99	$251,563
	12/11/2013	11/11/2013	—	—	—	—	—	—	57,500(6)	—	—	$1,150,000
	12/20/2013	12/20/2013	—	—	—	—	—	—	—	24,654(7)	$23.92	$166,908
	12/20/2013	12/20/2013	—	—	—	—	—	—	3,411(8)	—	—	$81,591
	12/20/2013	12/20/2013	—	—	—	3,411	6,821	13,642(9)	—	—	—	$163,158
Morrison	11/11/2013	11/11/2013	$63,438	$253,750	$482,125	—	—	—	—	—	—	—
	12/11/2013	11/11/2013	—	—	—	—	—	—	25,000(6)	—	—	$500,000
	12/20/2013	12/20/2013	—	—	—	—	—	—	—	12,327(7)	$23.92	$83,454
	12/20/2013	12/20/2013	—	—	—	—	—	—	1,706(8)	—	—	$40,808
	12/20/2013	12/20/2013	—	—	—	1,706	3,411	6,822(9)	—	—	—	$81,591

(1)	The amounts represent the threshold, target, and maximum payouts under our MIB for the fiscal 2014 performance period. The payment for threshold performance is 25% of target on all measures.

(2)	The exercise price of the options granted after our initial public offering is the closing price of our common stock on the NYSE on the date of grant.

(3)
This column shows the full or incremental grant date fair value of stock options, restricted stock units and performance stock units granted or deemed granted to our named executive officers in fiscal 2014 under FASB ASC Topic 718. The grant date fair value for performance stock units granted in fiscal 2014 assumes achievement of the target amount. For additional information on the valuation assumptions, refer to Note 10 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended October 3, 2014. These amounts do not correspond to the actual value that will be received by the named executive officers.

(4)
Represents performance-based stock options granted under the 2007 Stock Plan to certain of our named executive officers in prior fiscal years, for which the vesting was subject to the 2014 EBIT target and such target was not established at the time the option was granted, as targets for later years had not been determined. Named executive officers may receive all, or less than all, of the target amount of performance-based options when certain events occur, including the achievement of certain percentage returns by our Sponsors. See the discussion under “Performance-Based Stock Options” below. Shares underlying options granted vest in 25% increments on each of the first four anniversaries of the original date of grant and upon the attainment of certain EBIT targets that are established by the Compensation Committee within the first ninety days of each fiscal year and described in the Compensation Discussion and Analysis and the narrative following this table. These stock options will expire ten years from the original date of grant. The EBIT targets associated with the grants of performance-based options in this table are listed below under “Performance-Based Stock Options.” The grant date fair value for these previously granted performance-based stock options reflects the value attributable only to those options whose vesting is based on 2014 targets, which were set on November 11, 2013, as that is the only target that had been determined during fiscal 2014. As future targets are determined in future years, additional grant date fair value will be reflected in the years in which such targets are set.

(5)
The exercise price was equal to the most recent appraisal price of a share of the Company’s common stock on the original date of grant, which was prior to our initial public offering, and for Messrs. Foss and Sutherland and Ms. McKee, the exercise price reflects the reduction of $1.06 per share, in connection with the spin-off of Seamless Holdings Corporation on October 26, 2012, which was the portion of the appraisal price of a share of Company common stock allocated to each share of Seamless Holdings Corporation common stock.

(6)	These restricted stock units were granted under the 2013 Stock Plan and vest annually 1/3 per year over three years, subject to the grantee’s continued employment with the Company.

(7)	These stock options were granted under the 2013 Stock Plan and vest annually 25% per year over four years and have a ten-year term, subject to the grantee’s continued employment with the Company.

(8)	These restricted stock units were granted under the 2013 Stock Plan vest annually 25% per year over four years, subject to the grantee’s continued employment with the Company.

(9)
These are performance stock units granted under the 2013 Stock Plan that vest annually 1/3 per year, provided that the performance target, adjusted earnings per share, is met for the first year, fiscal 2014. As of the end of fiscal 2014, the performance target was satisfied and these performance stock units are now time-based and will vest 1/3 on each of December 20, 2014, December 20, 2015 and December 20, 2016, subject to the grantee’s continued employment with the Company through the applicable vesting date.

(10)
Represents stock options granted in previous fiscal years (Missed Year Options) under the 2007 Stock Plan that were modified on November 11, 2013 to provide for additional vesting opportunity upon the achievement of certain price per share targets in our initial public offering and in the subsequent 18 months. Grant date fair value represents incremental accounting expense under FASB Topic 718 recognized in fiscal 2014 related to the modification. See “Compensation Discussion and Analysis - Components of Executive Compensation - Equity Incentives - Vesting of Performance-based Options” for additional information. The grant dates, associated numbers of options and exercise prices of Mr. Sutherland's Missed Year Options are as follows:

Grant Date	Number of Options	Exercise Price
1/26/2007	235,659	$5.44
2/27/2007	85,500	$5.44
3/5/2008	17,811	$9.74
9/2/2009	50,000	$8.59
3/2/2010	50,000	$9.48
6/22/2011	31,250	$11.63

(11)
Represents stock options granted in previous fiscal years (Missed Year Options) under the 2007 Stock Plan that were modified on November 11, 2013 to provide for additional vesting opportunity upon the achievement of certain price per share targets in our initial public offering and in the subsequent 18 months. Grant date fair value represents incremental accounting expense under FASB Topic 718 recognized in fiscal 2014 related to the modification. See “Compensation Discussion and Analysis - Components of Executive Compensation - Equity Incentives - Vesting of Performance-based Options” for additional information. The grant dates, associated numbers of options and exercise prices of Ms. McKee's Missed Year Options are as follows:

Grant Date	Number of Options	Exercise Price
1/26/2007	145,321	$5.44
2/27/2007	71,250	$5.44
3/5/2008	11,874	$9.74
3/2/2010	37,500	$9.48
6/22/2011	31,250	$11.63

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Performance-Based Stock Options
The performance targets for 50% of the stock options granted to our named executive officers through June 2013 are based upon our annual EBIT. If we do not achieve the performance target for any particular fiscal year, but we do achieve a cumulative performance target at the end of a later fiscal year, then all installments of performance-based options that did not become vested because of a missed performance target or targets in a prior year will vest. Our stock options granted after June 2011 provide that annual and cumulative EBIT targets for performance-based stock options will be established by the Compensation Committee within the first ninety days of each fiscal year based upon the Company’s business plan as approved by the Board. For example, performance-based options granted to certain of our named executive officers in fiscal 2011 had only an EBIT target for fiscal 2011 and those granted in fiscal 2012 had only an EBIT target for fiscal 2012 at the time of grant. The EBIT target for fiscal 2014 was set by the Compensation Committee in November 2013 at $823.2 million. The Compensation Committee establishes EBIT targets for each fiscal year in November of that fiscal year based upon the Company’s business plan. The Compensation Committee may make adjustments for unforeseen events that were not reflected in the business plan when it determines whether the Company achieved the performance target.
When we calculate our EBIT (which calculation is subject to review and approval by the Compensation Committee) for purposes of determining whether we have achieved our annual EBIT target, we take our net income and increase it by: (1) net interest expense and (2) the provision for income taxes. We are then required to exclude a number of categorical amounts as follows:

•
any extraordinary gains or losses, cumulative effect of a change in accounting principle, income or loss from disposed or discontinued operations and any gains or losses on disposed or discontinued operations, all as determined in accordance with generally accepted accounting principles;

•
any gain or loss greater than $2 million attributable to asset dispositions, contract terminations and similar items, provided that losses on contract terminations and asset dispositions in connection with client contract terminations are limited in any given fiscal year to $5 million;

•	any increase in amortization or depreciation resulting from the application of purchase accounting to the 2007 Transaction, including the current amortization of existing acquired intangibles;

•	any gain or loss from the early extinguishment of indebtedness, including any hedging obligation or other derivative instrument;

•	any impairment charge or similar asset write-off required by generally accepted accounting principles;

•	any non-cash compensation expense resulting from the application of the authoritative accounting pronouncement for share-based compensation expense or similar accounting requirements;

•	any expenses or charges related to any equity offering, acquisition, disposition, recapitalization, refinancing or similar transaction, including the 2007 Transaction;

•	any transaction, management, monitoring, consulting, advisory and related fees and expenses paid or payable to the Sponsors;

•
the effects of changes in foreign currency translation rates from the rates used in the calculation of the EBIT targets. The 2011 and later EBIT targets are based on the foreign currency translation rates used in the Business Plan approved by the Board for the applicable year;

•	the impact of the 53rd week of operations on our financial results during any 53-week fiscal year; and

•	with respect to fiscal 2015 and later, the impact of transformation expenses, which include severance and other charges and branding-related charges.
Our calculation of EBIT is adjusted for acquisitions as follows:

•
for small acquisitions, which have purchase prices of less than $20 million each, there is no adjustment until the total consideration for all small acquisitions exceeds $20 million in any fiscal year, and then the EBIT targets will be adjusted for the percentage of EBIT that results from the cumulative amounts of such acquisitions over $20 million; and

•
for larger acquisitions, which have purchase prices of more than $20 million, our EBIT targets are adjusted based on the amount of EBIT that we project for that acquisition when it is approved by the Board.

Our calculation of EBIT also is adjusted when we sell a business by an amount equal to the last twelve months of earnings of the divested business.

During the time period in which the performance-based stock options have been outstanding, there were fiscal years when we achieved the applicable annual EBIT target (2007, 2011 and 2013), fiscal years when we did not achieve the applicable annual EBIT target but the Board determined to vest a portion of the performance-based options whose vesting was subject to that fiscal year’s target (2008 and 2009) and fiscal years when we did not achieve the applicable annual EBIT target and none of the performance-based stock options whose vesting was subject to the achievement of that fiscal year’s EBIT target vested (2010 and 2012). The Compensation Committee determined on November 18, 2014 that the performance-based options whose vesting was based upon the 2014 target will vest.
Amendment to Vesting of Outstanding Performance-Based Options
On November 11, 2013, the Compensation Committee approved a form of amendment to all outstanding Non-Qualified Option Agreements under the 2007 Stock Plan modifying the vesting provisions relating to outstanding stock options subject to performance-based vesting conditions granted under the 2007 Stock Plan. This amendment provided that at our initial public offering, 50% of any then-unvested performance-based options that did not meet applicable performance thresholds in prior years (the “Missed Year Options”) would become vested if the price of our common stock in the offering equaled or exceeded $20.00 per share. In addition, during the 18-month period following our initial public offering, if the closing trading price for our common stock equaled or exceeded $25.00 per share over any twenty consecutive trading-day period, 100% of the Missed Year Options would become vested. As a result of meeting these performance targets, all Missed Year Options vested as of March 5, 2014.
Some or all of the performance-based options also will vest if certain other events occur, including the achievement of a return or internal rate of return by our Sponsors. For example, if our Sponsors were to sell a portion of their investment in us and, in connection with that sale, achieve an internal rate of return (i) on or after the third anniversary of the grant date of the options for options granted prior to June 2012 and (ii) at any time for options granted in June 2012 or later equal to 15%, or, for options granted prior to June 2012, prior to the third anniversary of the grant date, that equals or exceeds 200% of that Sponsor’s investment, the sale would be a qualified partial liquidity event and a percentage of the unvested performance-based options would vest. The percentage will be based upon the percentage of our Sponsors’ interest in us that was sold in the qualified partial liquidity event. In addition, if there is a change of control of us in which our sponsors do not achieve the return or internal rate of return described above, a portion of the unvested performance-based options will vest, with the percentage vesting based upon the percentage of eligible performance-based options that had previously vested (all unvested time-based options will vest on a change of control). Upon death, disability or retirement (attaining at least age 60 with five years of service), unvested performance-based options that would have vested during the twelve-month period immediately following termination had the termination not occurred during that period will vest if the performance targets for that period are satisfied. Time-based options that would have vested in the year following retirement, death or disability would also vest according to the vesting schedule. In addition, if employment terminates due to death, disability or retirement, the exercise period for vested options is one year, rather than the 90-day period that is otherwise available for terminations other than for cause. All performance-based options terminate on the date of termination of employment in the case of termination for cause.
ISPO Exchange Offer
On July 29, 2013, we closed the ISPO Exchange Offer whereby we offered to holders of outstanding ISPO awards (including Messrs. Foss, Sutherland and Reynolds and Ms. McKee) the ability to exchange such awards for new grants of Restricted Stock equal to the spread value of the ISPO and a number of Replacement Stock Options equal to the number of ISPOs exchanged minus the number of shares of Restricted Stock granted. The exercise price of the Replacement Stock Options ($16.21) was equal to the fair market value of the Company’s common stock on the date of grant based upon the most recent appraisal price of our common stock on the date of grant and had vesting schedules based upon the vesting schedules of the ISPOs that they replaced. The grants of Restricted Stock and Replacement Stock Options were made to certain of our named executive officers by the Stock Committee on July 31, 2013.
Vesting Terms of Outstanding Time-Based Stock Options, Restricted Stock Units and Performance Stock Units
For information on the vesting terms of outstanding time-based stock options, restricted stock units and performance stock units, see “Components of Executive Compensation - Equity Incentives - New Equity Program.”
Employment Agreements and Change of Control Arrangements
We have employment agreements with all of the named executive officers for indeterminate periods terminable by either party, in most cases subject to post-employment severance and benefit obligations. While we do have these agreements in place, from time to time, it has been necessary to renegotiate some terms upon actual termination.
For more information regarding change of control and severance payments for our named executive officers, see the disclosure under “Potential Post-Employment Benefits.”

Mr. Foss
In connection with his employment with us, we entered into an employment letter agreement and an agreement relating to employment and post-employment competition, dated May 7, 2012, with Mr. Foss, which was later amended in June 2013. Mr. Foss’ letter agreement provides that Mr. Foss will serve as Chief Executive Officer and President of the Company and will be elected to the Board so long as we are controlled by investment funds associated with or designated by our Sponsors.
Thereafter, Mr. Foss, while he remains the Chief Executive Officer and President, will be included as a nominee for election to the Board at each annual stockholders meeting.
Mr. Foss is employed with us “at-will” and may be terminated at any time, subject to the severance provisions contained in his employment letter agreement. Mr. Foss’ initial annual base salary was $1,350,000, and is subject to periodic review by the Compensation Committee. The Compensation Committee may, in its discretion, increase Mr. Foss’ annual base salary. Mr. Foss’ annual cash bonus will be determined by the Compensation Committee under our Bonus Plan. For fiscal 2012, however, Mr. Foss received a guaranteed bonus of $1,012,500 (his 2012 target bonus prorated for six months). His target bonus for fiscal 2014 was equal to 150% of his annual base salary. When we hired Mr. Foss, we committed to providing a total annual compensation package to Mr. Foss for fiscal 2013 based on total annual compensation values at the 75th percentile of the Company’s peer group. In determining Mr. Foss’ fiscal 2014 compensation, the Compensation Committee was required, under the terms of Mr. Foss' Employment Letter Agreement, to take into consideration Mr. Foss’ total annual compensation framework in respect of fiscal 2012 and 2013 (including the fact that his total annual compensation package has been targeted at the 75th percentile of the Company’s peer group, the fact that his compensation included equity compensation and other relevant factors), and determine Mr. Foss’ actual total annual compensation package for fiscal 2014 in good faith and based on Mr. Foss’ and the Company’s performance. Mr. Foss received a one-time signing bonus of $500,000 intended to cover commuting and relocation expenses and is eligible to participate in all retirement, welfare and perquisite programs applicable to senior executives of the Company at benefit levels applicable to senior executives. Mr. Foss also receives a $2,000 monthly car allowance. Under our agreement with Mr. Foss, he is entitled to serve on two for-profit boards, subject to the prior approval of the Board. His current service on the boards of Cigna Corporation and UDR, Inc. was approved by the Board in connection with the approval of his employment arrangements.
Mr. Foss invested $3,750,000 through the purchase of our common stock at a per share purchase price equal to $14.96, which was equal to the fair market value (the appraisal price on the date of purchase) per share of our common stock. In addition, Mr. Foss received an ISPO to purchase 500,000 shares of our common stock, of which Mr. Foss exercised the first installment for 100,000 shares of our common stock, which he had committed to do under the terms of his employment letter agreement. The remaining portion of Mr. Foss’s ISPO grant was exchanged in connection with the ISPO Exchange Offer described above. Mr. Foss was also granted a nonqualified stock option to purchase 1,450,000 shares of our common stock, one-half of which has time-based vesting conditions and the other half of which has service and performance-based vesting conditions, except that the performance-based tranche that would vest based on our performance for fiscal year 2012 was to become fully vested so long as Mr. Foss remained employed with us through the applicable vesting date (regardless of whether the 2012 EBIT target was achieved). Accordingly, even though we did not achieve our 2012 EBIT target, in May 2013, the Compensation Committee vested the tranche of Mr. Foss’s performance options whose vesting was subject to the 2012 EBIT target. In addition, under his Employment Letter Agreement, Mr. Foss is required to hold shares of our common stock having a fair market value equal to six times his base salary.
If we terminate Mr. Foss’ employment without cause or Mr. Foss resigns for good reason prior to a change of control (as defined in his agreement relating to employment and post-employment competition), Mr. Foss will receive severance payments equal to two times his base salary plus two times his most recent annual bonus, paid over a twenty-four month period. In addition, he would receive a pro rata portion of his bonus for the year of his termination, based upon our actual performance. Mr. Foss would also continue to receive his car allowance and to participate in our medical and life insurance programs for the same period. Finally, Mr. Foss’ time-based stock options that would have vested in the 24-month period following his termination date, but for his termination of employment, would vest immediately.
Mr. Foss’ agreement relating to employment and post-employment competition contains a double trigger in the event of a change of control. If we experience a change of control (as defined in Mr. Foss’ agreement), and in anticipation of or within three years after that change of control Mr. Foss is terminated without cause or resigns for good reason, he would be entitled to similar payments as if he were terminated without cause or resigned for good reason prior to a change of control. Mr. Foss would receive severance payments equal to two times his base salary plus two times his most recent annual bonus or his target bonus, whichever is higher, paid over a twenty-four month period. In addition, he would receive a pro rata portion of his bonus for the year of his termination payable in a lump sum within 60 days of the date of termination. Mr. Foss would also continue to receive his car allowance and to participate in our medical and life insurance programs for the severance period. Finally, Mr. Foss’ stock options would vest in accordance with the applicable plan document or award agreement.
Upon any termination of employment, Mr. Foss would also receive any accrued amounts (earned but unpaid salary and benefits) owed to him by us. During his employment term and for a period of two years thereafter, Mr. Foss would be subject to a non-competition restriction that would restrict him from associating with or acquiring or maintaining an ownership interest in a competing business and non-solicitation restrictions.
Messrs. Sutherland and Reynolds and Ms. McKee
In connection with the 2007 Transaction, we entered into employment agreements relating to employment and post-employment competition with Mr. Sutherland and Ms. McKee in July 2007. We entered into an employment agreement relating to employment and post-employment competition with Mr. Reynolds in connection with his commencement of employment with us.
If Messrs. Sutherland or Reynolds or Ms. McKee is terminated for any reason other than “cause,” the agreements generally provide, subject to execution of a general release, for severance payments equal to 6 to 18 months of pay based on years of service, plus the continuation of certain other benefits, including basic group medical and life insurance coverage and continuation of a car allowance, during the period of such payment. The agreements contain non-competition provisions pursuant to which the executive would be restricted from associating with or acquiring or maintaining an ownership interest in a competing business for a period of two years (or one year if employment is terminated by us other than for cause or is terminated by the employee for good reason after a change of control).
Upon a change of control of us as described in the agreements, in addition to the severance payments discussed in the preceding paragraph, each executive also would be entitled to a lump sum payment if their employment is terminated within the three years following such change of control or in anticipation of such change of control. The agreements provide a payout in the event of a change of control based on a “double trigger” (more fully described under “Potential Post-Employment Benefits”). The agreements, including the “double trigger” provision, were negotiated with the Sponsors in connection with the 2007 Transaction. These provisions are intended to align executive and stockholder interests by enabling executives to consider corporate transactions that are in the best interests of the stockholders and our other constituents without undue concern over whether the transactions may jeopardize the executives’ own employment.
Ms. Morrison
We entered into an agreement relating to employment and post-employment competition with Ms. Morrison in connection with her commencement of employment with us. The agreement provides for post-employment benefits should Ms. Morrison be terminated by us without cause. Those benefits include between 26 and 52 weeks of severance pay (Ms. Morrison is currently entitled to 26 weeks of severance pay), depending on the length of time Ms. Morrison has been employed by the Company, and basic group medical coverage and continuation of the Company-paid auto allowance during the severance pay period. The agreements contain non-disclosure and non-disparagement provisions to which Ms. Morrison must adhere for certain periods of time after termination of employment, as well as a two-year non-competition provision and a two-year non-solicitation provision.
Indemnification Agreements
We have entered into Indemnification Agreements with our named executive officers, among others, that provide rights that are substantially similar to those to which they are currently entitled pursuant to our certificate of incorporation and by-laws and that spell out further the procedures to be followed in connection with indemnification.
Outstanding Equity Awards at 2014 Fiscal Year-End
The following table provides information with respect to outstanding equity awards held by our named executive officers at 2014 fiscal year-end.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable(1)	Number of Securities Underlying Unexercised Options(#) Unexercisable(2)	Equity Incentive Plans Awards: Number of Securities Underlying Unexercised Unearned Options(3) (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested
Foss	725,000	362,500	362,500	$13.90(4)	6/6/2022	—	—
	311,909	935,729	—	$16.21	6/20/2023	—	—
	—	—	—	—	—	205,250(5)	$5,426,806
	85,750	257,248	—	$16.21	7/31/2022	—	—
	—	—	—	—	—	42,752(6)	$1,130,363
	—	—	—	—	—	504,104(8)	$13,328,501
	—	770,417	—	$23.92	12/20/2023	—
	—	—	—	—	—	107,440(9)	$2,840,703
	—	—	—	—	—	306,201(10)	$8,095,967
Sutherland	992,250	—	—	$5.44(4)	1/26/2017	—	—
	360,000	—	—	$5.44(4)	2/27/2017	—	—
	75,000	—	—	$9.74(4)	3/5/2018	—	—
	200,000	—	—	$8.59(4)	9/2/2019	—	—
	200,000	—	—	$9.48(4)	3/2/2020	—	—
	187,500	31,250	31,250	$11.63(4)	6/22/2021	—	—
	23,629	70,889	—	$16.21	7/9/2023	—	—
	—	—	—	—	—	23,325(7)	$616,710
	8,609	17,219	—	$16.21	7/31/2021	—	—
	—	—	—	—	—	6,782(6)	$179,316
	—	—	—	—	—	94,519(8)	$2,499,094
	—	30,817	—	$23.92	12/20/2023	—	—
	—	—	—	—	—	4,298(9)	$113,639
	—	—	—	—	—	12,249(10)	$323,871
McKee	300,000	—	—	$5.44(4)	2/27/2017	—	—
	50,000	—	—	$9.74(4)	3/5/2018	—	—
	150,000	—	—	$9.48(4)	3/2/2020	—	—
	187,500	31,250	31,250	$11.63(4)	6/22/2021	—	—
	23,629	70,889	—	$16.21	7/9/2023	—	—
	—	—	—	—	—	23,325(7)	$616,710
	8,609	17,219	—	$16.21	7/31/2021	—	—
	—	—	—	—	—	6,782(6)	$179,316
	—	—	—	—	—	94,519(8)	$2,499,094
	—	30,817	—	$23.92	12/20/2023	—	—
	—	—	—	—	—	4,298(9)	$113,639
	—	—	—	—	—	12,249(10)	$323,871
Reynolds	62,500	93,750	93,750	$14.99	12/5/2022	—	—
	18,903	56,712	—	$16.21	7/9/2023	—	—
	—	—	—	—	—	18,660(7)	$493,368
	22,194	33,290	—	$16.21	7/31/2023	—	—
	—	—	—	—	—	2,710(6)	$ 71,652(9)
	—	—	—	—	—	57,972(8)	$1,532,778
	—	24,654	—	$23.92	12/20/2023	—	—
	—	—	—	—	—	3,439(9)	$90,927
	—	—	—	—	—	9,800(10)	$259,104
Morrison	46,500	139,500	—	$16.21	7/9/2023	—	—
	—	—	—	—	—	28,734	$759,725
	—	12,327	—	$23.92	12/20/2023	—	—
	—	—	—	—	—	25,205(8)	$666,425
	—	—	—	—	—	1,720(9)	$45,477
	—	—	—	—	—	4,901(10)	$129,571

(1)	The amounts in this column are time-based and performance-based options that have vested.

(2)
These are options subject to time-based vesting (including options previously also subject to performance-based conditions which have been satisfied) and, other than as set forth below, vest 25% per year over four years from the date of grant, provided that the named executive officer is still employed by us, with certain exceptions (disability, retirement or death). See “Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table.” Other than as set forth below, all options were granted on the date that is ten years prior to the listed expiration date. Certain options included in this column were granted in connection with our ISPO Exchange Offer and have vesting schedules based upon the original vesting schedule of the ISPO that was exchanged, as set forth below.

Expiration Date	Grant Date	Vesting Schedule	Equity Instrument
February 27, 2017	February 27, 2007	25% on each of the first four anniversaries of January 26, 2007.	Option
July 31, 2021	July 31, 2013	One-third on each of December 15, 2013, 2014 and 2015.	Replacement Option (ISPO Exchange)
July 31, 2022	July 31, 2013	25% on each of December 15, 2013, 2014, 2015 and 2016.	Replacement Option (ISPO Exchange)
July 31, 2023	July 31, 2013	20% vested and 20% to vest on each of December 15, 2013, 2014, 2015 and 2016.	Replacement Option (ISPO Exchange)

(3)
These are the total number of options that are still subject to performance-based vesting. 25% of the performance-based portion of the original award (which was originally 50% of the total award) is eligible to vest each year over four years from the grant date, which in each case was 10 years prior to the listed expiration date, provided that certain annual EBIT performance targets are satisfied and the named executive officer is still employed by us, with certain exceptions (disability, retirement or death). See “Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table”.

(4)
Exercise price reflects the reduction of $1.06 per share, which was the portion of the appraisal price of a share of Company common stock allocated to each share of Seamless Holdings Corporation common stock. Seamless Holdings Corporation was spun off by the Company on October 26, 2012 and the exercise prices of all stock options issued prior to that time were adjusted to reflect the spinoff.

(5)
These are restricted stock units granted to Mr. Foss on June 20, 2013 that are subject to time-based vesting and vest 25% per year over four years from the date of grant, provided Mr. Foss is still employed by us on such dates. The number of restricted stock units listed includes dividend equivalents accrued with respect to such award.

(6)	These are shares of restricted stock that were granted as part of the ISPO Exchange on July 31, 2013 and vest as follows:

Name	Vesting Schedule
Foss	Of the 57,002 originally granted, 25% on each of December 15, 2013, 2014, 2015 and 2016.
Sutherland	Of the 10,172 originally granted, one-third on each of December 15, 2013, 2014 and 2015.
McKee	Of the 10,172 originally granted, one-third on each of December 15, 2013, 2014 and 2015.
Reynolds	Of the 4,516 shares originally granted, 20% vested immediately upon grant and 20% vest on each of December 15, 2013, 2014, 2015 and 2016.

(7)
These are restricted stock units granted on July 9, 2013 that are subject to time-based vesting and vest 25% per year over four years from the date of grant, provided that the named executive officer is still employed by us on such dates. The number of restricted stock units listed includes dividend equivalents accrued with respect to such award.

(8)
These are restricted stock units granted on December 11, 2013 that are subject to time-based vesting and vest 1/3 per year over three years from the date of grant, provided that the named executive officer is still employed by us on such dates. The number of restricted stock units listed includes dividend equivalents accrued with respect to such award.

(9)
These are restricted stock units granted on December 20, 2013 that are subject to time-based vesting and vest 25% per year over four years from the date of grant, provided that the named executive officer is still employed by us on such dates. The number of restricted stock units listed also includes dividend equivalents accrued with respect to such award.

(10)
These are performance stock units granted on December 20, 2013 that, subject to the achievement of an earnings per share target for fiscal 2014, vest 1/3 per year over three years from the date of grant, provided that the named executive officer is still employed by us on such dates. The 2014 adjusted earnings per share target was achieved at 108.5% of target, resulting in 142,5% of that target award earned and the number of performance stock units shown is predicated at this achievement level. The number of performance stock units listed include dividend equivalents.

(11)
If a participant’s service with the Company or any of its subsidiaries terminates due to retirement (as defined in the 2007 Stock Plan or the 2013 Stock Plan, as applicable), the installment of stock options, restricted stock, restricted stock units or performance stock units that are scheduled to vest on the next vesting date (subject to achievement of the performance target(s), if applicable) following such termination will immediately vest. Only Mr. Sutherland is retirement eligible as of the end of fiscal 2014. For information on the value of equity awards which would vest upon his retirement as of such date, see the table of estimated payments presented in “Potential Post-Employment Benefits” below.

Options Exercises and Stock Vested Table for Fiscal Year 2014
The following table sets forth information with respect to the named executive officers concerning the exercise of options and the vesting of restricted stock and restricted stock unit awards in fiscal 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(1) (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(2) (#)	Value Realized on Vesting(3) ($)
Foss	—	—	82,475(4)	$2,076,597
Sutherland	—	—	11,142(4)	$290,415
McKee	611,876	$13,106,384	11,142(4)	$290,415
Reynolds	—	—	7,105(4)	$189,229
Morrison	—	—	9,551(4)	$258,267

(1)	Shares actually delivered on exercise were net of amounts withheld related to the payment of the exercise price and taxes.

(2)
This column includes restricted stock and restricted stock units that have vested during the fiscal year. For restricted stock units, the number of shares acquired on vesting includes dividend equivalents.

(3)	Value realized on exercise and vesting is calculated based upon the closing price of our common stock on the NYSE at the date of exercise or vesting, as applicable.

(4)	For each named executive officer, shares actually delivered upon vesting of restricted stock units were net of amounts withheld related to taxes.
Pension Benefits for Fiscal 2014
No named executive officer participated in a pension benefit plan during fiscal 2014.

Non-Qualified Deferred Compensation for Fiscal Year 2014
Our named executive officers are eligible to participate in two deferred compensation plans: the 2007 Savings Incentive Retirement Plan and the 2005 Deferred Compensation Plan, each of which is discussed in “Other Components of Compensation” in the Compensation Discussion and Analysis above. Mr. Sutherland and Ms. McKee participated in predecessor plans to the 2007 Savings Incentive Retirement Plan and retain balances in these older plans, all of which are reflected in the table.

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last FY(3)(4) ($)
Foss
2007 SIRP	83,430	10,500	6,114	—	176,607
2005 Deferred Comp Plan	—	—	—	—	—
Sutherland
2007 SIRP	50,163	10,500	147,406	—	3,003,125
2005 Deferred Comp Plan	—	—	—	—	—
McKee
2007 SIRP	39,190	10,500	83,067	—	1,702,939
2005 Deferred Comp Plan	—	—	—	—	—
Reynolds
2007 SIRP	42,196	10,500	2,645	—	86,319
2005 Deferred Comp Plan	—	—	—	—	—
Morrison
2007 SIRP	—	—	—	—	—
2005 Deferred Comp Plan	—	—	—	—	—

(1)
All amounts in this column were deferred under the 2007 Savings Incentive Retirement Plan during fiscal 2014. All amounts deferred are included in the named executive officer’s salary amount in the Summary Compensation Table.

(2)
These amounts constitute the Company match to the 2007 Savings Incentive Retirement Plan for fiscal 2014, which were made in November 2014. These amounts are reported in the Summary Compensation Table.

(3)
Our Summary Compensation Table for previous years included the amount of salary deferred and Company match for those years. The amounts in the Executive Contributions column are included in the Salary column in the Summary Compensation Table for fiscal 2014 and amounts in the Registrant Contributions column are reflected in the All Other Compensation column and separately footnoted. To the extent that earnings for the 2007 Savings Incentive Retirement Plan and the 2005 Deferred Compensation Plan exceeded 120% of the applicable federal rate, those excess earnings were reported in the Change in Pension Value and Non-Qualified Deferred Compensation Earnings column of the Summary Compensation Table as follows: for Mr. Foss, $799, for Mr. Sutherland, $19,261, for Ms. McKee, $10,854, and for Mr. Reynolds, $346.

(4)
The Aggregate Balance at Fiscal Year End includes amounts that were reported in the Summary Compensation Table for the last three fiscal years as follows: for Mr. Foss, $170,343 (for 2013 and 2014 only), for Mr. Sutherland, $232,313, for Ms. McKee, $176,555, and for Mr. Reynolds, $83,477 (for 2013 and 2014 only).

The 2007 Savings Incentive Retirement Plan enables our named executive officers to defer up to 25% of their base salaries, which become our unfunded deferral obligations. We credit amounts deferred with interest at the Moody’s Long Term Corporate Baa Bond Index rate for October of the previous year, which was 5.31% beginning January 1, 2014. From September 28, 2013 until December 31, 2013, we credited amounts deferred with an interest rate equal to 4.58%. Employees who participate in the 2007 Savings Incentive Retirement Plan are eligible to receive a Company matching contribution equal to 25-75% of the first 6% of their salary deferred up to the Internal Revenue Code maximum deferral limit ($17,500 for fiscal 2014). This match is intended to replicate what the employee would have received if he or she had been able to participate in our 401(k) plans. For fiscal 2014, the Company matching contribution was 60%. Participants in the Savings Incentive Retirement Plan may only make account withdrawals if there occurs an unforeseeable emergency as defined in the plan and the withdrawal is approved by the plan administrative committee. Company match amounts are not available for a hardship withdrawal. The 2007 Savings Incentive Retirement Plan is settled in cash following termination of employment and in compliance with certain requirements of Section 409A of the Internal Revenue Code.
Named executive officers may defer receipt of part or all of their cash compensation under our 2005 Deferred Compensation Plan. The 2005 Deferred Compensation Plan allows executives to save for retirement in a tax-deferred way at minimal cost to us. Under this unfunded Plan, amounts deferred by the executive are credited at an interest rate based on Moody’s Long Term Corporate Baa Bond Index rate for October of the previous year, which was 5.31% beginning January 1, 2014. From September 28, 2013 until December 31, 2013, we credited amounts deferred with an interest rate equal to 4.58%. The 2005 Deferred Compensation Plan permits participants to select a payment schedule at the time they make their deferral election, subject to a three-year minimum deferral period as long as the participant remains employed by us. All or a portion of the amount then credited to a deferral account may be withdrawn, if the withdrawal is necessary in light of a severe financial hardship.
The interest rate for both the 2007 Savings Incentive Retirement Plan and the 2005 Deferred Compensation Plan will be adjusted on January 1, 2015 based on the Moody’s Long Term Corporate Baa Bond Index rate for October 2014 which is 4.69%.
In connection with, and effective upon, our initial public offering, the Board approved the assumption by us of the obligations of Aramark Services, Inc. under the 2007 Savings Incentive Retirement Plan and the 2005 Deferred Compensation Plan, each as amended from time to time.
Potential Post-Employment Benefits
Our named executive officers may be eligible to receive benefits in the event their employment is terminated (1) upon their retirement, disability or death, (2) by Aramark without cause, or (3) in certain circumstances following a change of control. The amount of benefits will vary based on the reason for the termination.
The following sections present a discussion and calculations, as of October 3, 2014, of the estimated benefits the named executive officers would receive in these situations. Although the calculations are intended to provide reasonable estimates of the potential benefits, they are based on numerous assumptions discussed in the footnotes to the table and may not represent the actual amount an executive would receive if an eligible termination event were to occur.
In addition to the amounts disclosed in the following sections, each of our named executive officers would retain the amounts which he or she has earned or accrued over the course of his or her employment prior to the termination event, such as the executive’s balances under our deferred compensation plans and previously vested equity awards. For further information about previously earned and accrued amounts, see “Summary Compensation Table,” “Outstanding Equity Awards at Fiscal 2014 Year-End” and “Nonqualified Deferred Compensation for Fiscal Year 2014.”
Treatment of Equity Grants
Retirement, Death, Disability
Upon retirement, death or disability, our named executive officers are eligible to vest in one additional tranche of time-based equity awards, performance-based stock options and performance stock units (subject to the achievement of the applicable performance target(s)) that are scheduled to vest in the year following retirement, death or disability, except that with respect to performance stock units, if the date of termination due to retirement, death or disability occurs prior to the date achievement of the applicable performance goals is certified by the Compensation Committee or Stock Committee (the “PSU Determination Date”), then the first tranche of performance stock units will become vested on the original vesting date (subject to achievement of the applicable performance target(s)). In addition, vested stock options remain exercisable for one year following termination of employment due to death, disability or retirement. Mr. Sutherland has attained the retirement age under our equity plans.
Termination for Cause
Upon termination for cause, all vested stock options and unvested equity awards are immediately canceled.
Termination without Cause or Resignation for Good Reason Prior to a Change of Control
Upon termination without cause prior to a change of control, all of our named executive officers’ unvested equity awards (other than Mr. Foss’ stock options) are canceled and the named executive officers have 90 days to exercise vested stock options. Upon a termination of Mr. Foss’ employment without cause or Mr. Foss’ resignation for good reason, in each case, prior to a change of control, all time-based stock options that would have vested during the 24-month period following his termination would vest immediately.
Change of Control
With respect to equity awards granted under the 2007 Stock Plan, upon a change of control, all time-based equity awards become immediately vested. If the change of control occurs prior to the final fiscal year of the performance-based vesting schedule for a performance-based option, a percentage of the then-unvested performance-based options which would have been eligible for vesting based on EBIT performance for the fiscal year during which the change of control occurs and those eligible for any subsequent fiscal years, equal to (x) 100% multiplied by (y) a quotient, the numerator of which is the aggregate number of performance-based options that previously became vested options prior to the fiscal year in which the change of control occurs, and the denominator of which is the aggregate number of performance-based options that were eligible to become vested options if all EBIT Targets were achieved prior to the fiscal year in which the change of control occurs, will vest. Some or all of the performance-based options also will vest if certain other events occur, including the achievement of a return or internal rate of return by our Sponsors. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table.”
With respect to equity awards granted under the 2013 Stock Plan, upon a termination without cause (or, if applicable, a resignation for good reason) during the 2 year period following a change of control, all time-based equity awards become immediately vested and all performance stock units will become vested (i) at the target level if the termination date occurs prior to the PSU Determination Date and (ii) based on the actual performance level if the termination date occurs on or after the PSU Determination Date.
Retirement, Death and Disability
The named executive officers do not receive any special benefits upon retirement, disability or death, other than those under the Survivor Income Protection Plan and/or life insurance, as applicable, in the case of death as more fully described in the “Other Components of Compensation” section of the Compensation Discussion and Analysis, or with regard to their equity awards that are more fully described above.
Termination for Cause or Resignation without Good Reason
Mr. Foss
Mr. Foss is not entitled to any benefits under his employment agreement upon termination for cause or resignation without good reason. Termination for cause as defined in his employment agreement means termination of employment due to conviction or plea of guilty or nolo contendere to a felony or a misdemeanor involving moral turpitude that has a substantial adverse effect on Mr. Foss’ ability to perform his duties, willful and continuous failure to perform his or her duties after written notice, willful and continuous failure to perform lawfully assigned duties that are consistent with his position with the Company, willful violation of our Business Conduct Policy that causes us material harm or intentionally working against our best interests, in each case after notice and failure to cure the conduct within 15 business days. Mr. Foss is subject to a two-year non-competition covenant if his employment is terminated for cause or if he resigns without good reason.
Messrs. Sutherland and Reynolds and Ms. McKee
Messrs. Sutherland and Reynolds and Ms. McKee are not entitled to any benefits under their employment agreements upon termination for cause or resignation without good reason. With respect to Messrs. Sutherland and Reynolds and Ms. McKee, termination for cause means termination of employment due to conviction or plea of nolo contendere to a felony, intentional fraud or dishonesty with regard to us that causes us demonstrable harm, willful and continuous failure to perform his or her lawfully assigned duties that are consistent with his or her position, willful violation of our Business Conduct Policy that causes material harm to us or our business reputation or intentionally working against our best interests, in each case after notice and failure to cure the conduct within 10 business days. Messrs. Sutherland and Reynolds and Ms. McKee are subject to a two-year non-competition covenant if their employment is terminated for cause or if they resign without good reason.
Ms. Morrison
Ms. Morrison is not entitled to any benefits under her employment agreements upon termination for cause or resignation without good reason. With respect to Ms. Morrison, termination for cause means termination of employment due to conviction or plea of nolo contendere to a felony, fraud or dishonesty, willful failure to perform her assigned duties, willful violation of our Business Conduct Policy or intentionally working against our best interests. Ms. Morrison is subject to a one-year non-competition and a two-year non-solicitation covenant if her employment is terminated for cause or she resigns without good reason.
Termination without Cause / Resignation for Good Reason in the Absence of a Change of Control
Mr. Foss
If Mr. Foss is terminated without cause or resigns for good reason in the absence of a change of control (as defined in his agreement and described below), he will be entitled to the following payments and benefits:

•	a pro rata bonus for the year of termination based upon actual performance;

•	continued payment of his base salary for 24 months;

•	two times the prior year’s bonus (if any) paid over 24 months (for 2012, this is deemed to be his full target bonus);

•	continued participation in the Company’s basic medical and life insurance programs on the same terms as prior to termination for a period of 24 months, both for Mr. Foss and for his dependents;

•	continued payment of his car allowance for 24 months;

•	immediate vesting of time-based stock options that would have vested during the 24-month period following his termination; and

•	all of his vested stock options, with 90 days following termination of employment to exercise.
Mr. Foss is subject to non-competition and non-solicitation provisions for the two-year period following his termination of employment.
Messrs. Sutherland and Reynolds and Ms. McKee
If we terminate Messrs. Sutherland or Reynolds or Ms. McKee without cause, he or she will receive:

•
severance payments equal to his or her monthly base salary for 12 to 18 months, depending on length of service (Mr. Sutherland and Ms. McKee would receive severance for 18 months, while Mr. Reynolds would receive severance for 12 months, based on their respective length of service), made in the course of our normal payroll cycle;

•
participation in our basic medical and life insurance programs during the period over which he or she receives severance payments, with the employee’s share of premiums deducted from the severance payments;

•	continuation of his or her car allowance payments during the severance period; and

•	all of his or her vested stock options, with 90 days following termination of employment to exercise.
Messrs. Sutherland and Reynolds and Ms. McKee are subject to a two-year non-competition covenant if their employment is terminated in the absence of a change of control and it is reduced to one year if, following a change of control, they are terminated without cause or they resign for good reason.
Ms. Morrison
If we terminate Ms. Morrison without cause, she will receive:

•	severance payments equal to her monthly base salary for 26 weeks made in the course of our normal payroll cycle;

•	participation in our basic medical and life insurance programs during the period over which she receives severance payments, with her share of premiums deducted from the severance payments;

•	continuation of her car allowance payments, as applicable, during the severance period; and

•	all of her vested stock options, with 90 days following termination of employment to exercise.
Ms. Morrison is subject to non-disclosure and non-disparagement obligations, a one-year non-competition covenant and a two-year non-solicitation covenant after termination of employment under her agreement.

Termination without Cause or Resignation for Good Reason in Relation to a Change of Control
Mr. Foss
Our employment agreement with Mr. Foss contains a “double trigger”-to be initiated, there must be a change of control followed by an involuntary loss of employment or decrease in responsibilities within three years thereafter, or employment must be terminated in anticipation of a change of control. If we terminate Mr. Foss’ employment without cause during the three-year period following a change of control or he resigns for good reason following a change of control, Mr. Foss would receive:

•	a pro-rata portion of his annual target bonus in effect on the date of the change of control or on the date of termination, whichever is higher, in a lump sum;

•	two times his base salary in effect on the date of the change of control or on the date of termination, whichever is higher, payable over 24 months;

•	two times the higher of his annual target bonus in effect on the date of the change of control or his most recent annual bonus, whichever is higher, payable over 24 months;

•	outplacement counseling in an amount not to exceed 20% of his base salary, for a period of 24 months;

•
continued participation in our medical (for Mr. Foss and his dependents), life and disability insurance programs on the same terms as in effect immediately prior to his termination, for a period of 24 months;

•	continued payment of his car allowance, if provided at the time of termination, for a period of 24 months; and

•
accelerated vesting of outstanding equity-based awards or retirement plan benefits (this would not be applicable to Mr. Foss for 2014 as he does not have any unvested retirement plan benefits) as is specified under the terms of the applicable plans. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table.”

Change of control is defined in Mr. Foss’ agreement relating to employment and post-employment competition to include the following:

•	an entity or group other than us, our Sponsors or one of our employee benefit plans acquires more than 50% of our voting stock;

•
the Company experiences a reorganization, merger or sale or disposition of substantially all of our assets or we purchase the assets or stock of another entity unless the stockholders prior to the transaction own at least 50% of the voting stock after the transaction and no person owns a majority of the voting stock (unless that ownership existed before the transaction); or

•
a majority of the members of the Board are replaced during any 12-month period and the new directors are not endorsed by a majority of the Board before the replacement or the replacement is not contemplated by our stockholders’ agreement.

In addition to termination by us following a change of control, Mr. Foss’ employment agreement provides the same benefits to him if he resigns for good reason following a change of control. Good reason is defined in Mr. Foss’ agreement relating to employment and post-employment competition as:

•
any diminution in title or reporting relationships, or substantial diminution in duties or responsibilities (other than a change of control after which we are no longer publicly held or independent) including the requirement that he report to any person or entity other than the Board; reduction in base salary or target annual bonus opportunity, other than, prior to a change of control, an across-the-board reduction applicable to all senior executives;

•	the relocation of his principal place of employment by more than 35 miles in a direction further away from his current residence;

•	a material decrease in his employee benefits in the aggregate; and

•	failure to pay or provide (in any material respect) the compensation and benefits under his employment letter agreement or his agreement relating to employment and post-employment competition.
Mr. Foss must provide 90 days’ written notice that he is resigning for good reason and the Company then has 30 days to cure. If the condition is not cured, Mr. Foss has 30 days from the end of the cure period to resign for good reason.
Mr. Foss’ employment agreement also provides that if any payments to Mr. Foss in connection with a change of control of the Company would constitute excess parachute payments that are subject to excise taxes under Section 4999 of the Internal Revenue Code, such payments will be subject to a reduction to avoid any such excise taxes that may be due, if such reduction results in Mr. Foss retaining a greater after-tax amount than if Mr. Foss paid the excise taxes otherwise due. Mr. Foss is not eligible to receive a gross-up payment in respect of any such excise taxes he may pay. During his employment term and for a period of two years thereafter, Mr. Foss would be subject to non-competition and non-solicitation restrictions with the Company.
Messrs. Sutherland and Reynolds and Ms. McKee
Our employment agreements with Messrs. Sutherland and Reynolds and Ms. McKee contain a “double trigger”-to be initiated, there must be a change of control followed by a termination of employment by us without cause or by them for good reason within three years thereafter, or in anticipation of a change of control. We chose to implement a “double trigger” because we were advised by Frederic W. Cook & Co., Inc. that a “double trigger” is more common in the market than a “single trigger.” With respect to Messrs. Sutherland and Reynolds and Ms. McKee, a change of control is deemed to occur if:

•	an entity or group other than our Sponsors acquires more than 50% of our voting stock;

•
the Company experiences a reorganization, merger or sale or disposition of substantially all of our assets or we purchase the assets or stock of another entity unless the stockholders prior to the transaction own at least 50% of the voting stock after the transaction and no person owns a majority of the voting stock (unless that ownership existed before the transaction); or

•
a majority of the members of the Board are replaced during any 12-month period and the new directors are not endorsed by a majority of the Board before the replacement or the replacement is not contemplated by our stockholders’ agreement.

In addition to termination by us following a change of control, the employment agreements with Messrs. Sutherland and Reynolds and Ms. McKee provide the same benefits to them if they resign for good reason following a change of control. Good reason is defined in their employment agreements as any of the following actions occurring after a change of control:

•	a decrease in base salary or target bonus;

•	a material decrease in aggregate employee benefits;

•	diminution in title or substantial diminution in reporting relationship or responsibilities; or

•	relocation of his or her principal place of business by 35 miles or more.
If Messrs. Sutherland’s or Reynolds’ or Ms. McKee’s employment is terminated by us without cause or if he or she resigns with good reason (as defined in his or her employment agreement), following a Change of Control, he or she is entitled to the following in addition to severance payments and benefits, which are also included in the “change of control” amounts in the table (see “Employment Agreements and Change of Control Arrangements”):

•	cash severance benefits based on a multiple of two times his or her base salary and target bonus (or the prior year’s actual bonus, if higher) over a two-year period according to our payroll cycle;

•
a lump sum payment, within 40 days after his or her termination date, equal to the portion of his or her target bonus attributable to the portion of the fiscal year served prior to termination, plus any earned but unpaid amounts;

•	continued medical, life and disability insurance at our expense for a two-year period following termination;

•	outplacement counseling in an amount not to exceed 20% of base salary; and

•	accelerated vesting of outstanding equity-based awards or retirement plan benefits (this would not be applicable

•
to Messrs. Sutherland or Reynolds or Ms. McKee for 2013 as they do not have any unvested retirement plan benefits) as is specified under the terms of the applicable plans. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table.”

Messrs. Sutherland and Reynolds and Ms. McKee are subject to a one-year non-competition covenant if their employment is terminated without cause or they terminate for good reason, each after a change of control.
If the payments made to Mr. Sutherland or Ms. McKee were to result in excise taxes or interest and penalties, the Company is required to gross up the payments to Mr. Sutherland or Ms. McKee for the income or excise tax imposed. This gross-up provision ensures that Mr. Sutherland or Ms. McKee receives the full benefit of payments related to a change of control to which they are entitled. If a change of control were to have occurred at the end of fiscal 2014, excise tax would have been imposed on Messrs. Foss, Sutherland and Reynolds and Ms. McKee and, therefore, the table below includes any gross-up for excise taxes for Mr. Sutherland or Ms. McKee.
Mr. Reynolds’ employment agreement also provides that if any payments to Mr. Reynolds in connection with a change of control of the Company would constitute excess parachute payments that are subject to excise taxes under Section 4999 of the Internal Revenue Code, such payments will be subject to a reduction to avoid any such excise taxes that may be due, if such reduction results in Mr. Reynolds retaining a greater after-tax amount than if Mr. Reynolds paid the excise taxes otherwise due. Mr. Reynolds is not eligible to receive a gross-up payment in respect of any such excise taxes he may pay.
Ms. Morrison
Ms. Morrison is not entitled to any additional benefits under her employment agreement upon termination without cause after a change of control, other than severance benefits as follows:

•	severance payments equal to her monthly base salary for 26 weeks made in the course of our normal payroll cycle;

•	participation in our basic medical and life insurance programs during the period over which she receives severance payments, with her share of premiums deducted from the severance payments;

•	continuation of her car allowance payments during the severance period;

•	all of her vested stock options; and

•	accelerated vesting of unvested time-based options and restricted stock units in accordance with the applicable plan.
There is no concept of “good reason” in her employment agreement.
Estimated Benefits Upon Termination
The following table shows potential payments to our named executive officers under existing contracts, agreements, plans or arrangements, whether written or unwritten, for various scenarios involving a termination of employment, assuming a October 3, 2014 termination date and using the closing price of our common stock on the NYSE ($26.44) as of October 3, 2014. The named executive officers would also be eligible to receive their accrued deferred compensation (see “Nonqualified Deferred Compensation for Fiscal Year 2014”), which does not automatically accelerate upon a change of control, and the value of any vested stock options. Certain of the named executive officers have optional life insurance for which they pay 100% of the premium.

This table shows amounts that would be payable under existing employment and post-employment competition and other agreements.

Name	Retirement ($)	Death(3) ($)	Disability ($)	Termination without cause(4) ($)	Change of Control(5) ($)
Foss(6)
Cash Payment (Lump Sum)	—	2,000,000	—	2,085,750	2,085,750
Cash Payment (Over Time)	—	—	—	8,045,400	8,045,400
Acceleration of Unvested Equity Awards(1)	—	18,331,690	18,331,690	13,652,579	51,644,859
Perquisites(2)	—	—	—	77,325	367,845
Total	—	20,331,690	18,331,690	23,861,054	62,143,854

Sutherland(7)
Cash Payment (Lump Sum)	—	1,000,000	—	—	672,384
Cash Payment (Over Time)	—	4,122,640	—	1,260,720	12,340,619
Acceleration of Unvested Equity Awards(1)	2,507,271	2,507,271	2,507,271	—	5,540,665
Perquisites(2)	—	—	—	44,744	293,511
Total	2,507,271	7,629,911	2,507,271	1,305,464	18,847,179

McKee(8)
Cash Payment (Lump Sum)	—	1,500,000	—	—	525,300
Cash Payment (Over Time)	—	3,111,438	—	984,938	9,821,800
Acceleration of Unvested Equity Awards(1)	—	2,507,271	2,507,271	—	5,540,665
Perquisites(2)	—	—	—	20,782	163,725
Total	—	7,118,709	2,507,271	1,005,720	16,051,490

Reynolds(9)
Cash Payment (Lump Sum)	—	2,000,000	—	—	408,000
Cash Payment (Over Time)	—	—	—	51,000	4,124,000
Acceleration of Unvested Equity Awards(1)	—	1,820,669	1,820,669	—	5,500,280
Perquisites(2)	—	—	—	32,821	158,674
Total	—	3,820,669	1,820,669	83,821	10,190,954

Morrison(10)
Cash Payment (Lump Sum)	—	2,000,000	—	—	—
Cash Payment (Over Time)	—	—	—	253,750	253,750
Acceleration of Unvested Equity Awards(1)	—	1,000,522	1,000,522	—	3,020,703
Perquisites(2)	—	—	—	17,750	17,750
Total	—	3,000,522	1,000,522	271,500	3,292,203

(1)
Represents acceleration of unvested stock options, restricted stock, restricted stock units and performance stock units that would vest upon the occurrence of the specified event. Calculations are based upon the closing price of our common stock on the NYSE ($26.44) as of October 3, 2014.

(a)
Only Mr. Sutherland has attained the eligible retirement age of 60 under the 2007 Stock Plan and the 2013 Stock Plan. Therefore, the accelerated vesting for equity awards on retirement would apply only to Mr. Sutherland.

(b)
In the case of death or disability of any named executive officer, amounts were calculated assuming that all time-based options, restricted stock and restricted stock units scheduled to vest in fiscal 2015 vest and the performance-based options granted in 2011 and 2012 that were scheduled to vest based upon the achievement of the 2014 EBIT target would vest and performance stock units granted in fiscal 2014 at target scheduled to vest in 2015 (assuming the attainment of the performance target) vest.

(c)
Stock option amounts on a change of control for named executive officers assume that unvested performance-based options scheduled to vest based upon the achievement on the 2014 EBIT target that were granted in 2011 and 2012 vest at a rate of 100% which is the achieved rate for the vesting of performance-based stock options based on the 2014 EBIT target. Assumes that other events that would trigger vesting of performance-based options do not occur, including the achievement of a return or internal rate of return by our Sponsors. See “Grants of Plan Based Awards for Fiscal Year 2014” and “Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table.” Unvested time based stock options, restricted stock and restricted stock units granted under the 2007 Stock Plan would become fully vested upon a change of control and unvested time-based stock options, restricted stock units and performance stock units would become fully vested if the named executive officer is terminated without cause (or, if applicable, resigns for good reason) during the two-year period following the change of control (which, for purposes of this table, is assumed to have occurred on the last day of fiscal 2014) such full vesting is reflected in the table.

(2)
The following assumptions were used in our calculation of the cost of perquisites in connection with termination of employment: a 7.5% increase annually for health insurance premiums, dental insurance premiums, vision insurance premiums and excess health, with 2014 used as the base year, and no increase annually for life and accident insurance premiums.

(3)
Includes amounts payable under the Survivor Income Protection Plan (for Mr. Sutherland and Ms. McKee), various term life insurance policies and accidental death and dismemberment policies for which we pay all or part of the premium, which amounts are reflected in the “Summary Compensation Table.”

(4)	For Mr. Foss, the “Termination Without Cause” column means termination without cause or resignation for Good Reason (as defined in his employment arrangements) prior to a change of control.

(5)
Cash payments and perquisites included in this column will only be paid to or received by the named executive officers if they are terminated following the change of control. Equity awards granted under the 2013 Stock Plan vest if the named executive officer is terminated without cause (or, if applicable, resigns for good reason) during the two-year period following the change of control.

(6)
Included in Mr. Foss’ perquisites: (a) in the case of termination without cause, are basic medical and life insurance coverage and a car allowance over a 24-month severance period; and (b) in the case of a change of control, are health care, accident, disability and survivor insurance premiums for two years and a car allowance for 24 months, as well as outplacement benefits of 20% of his base salary for 24 months. Mr. Foss would incur excise tax if a change of control of the Company had occurred on October 3, 2014, as his payout would be considered a parachute payment. He is not entitled to a 280G gross up, but under the terms of his employment agreement, if his payout on a change of control would be considered a parachute payment, we would reduce his payments if that reduction (to avoid the excise tax) would result in him receiving a greater after tax amount than he would have received had he been paid the full amount and then paid the excise tax. If Mr. Foss would receive a greater after tax amount if his payout were cut back to avoid the excise tax, his payments on change of control would be reduced. In the event that Mr. Foss’ payments were considered parachute payments, the Company would lose the tax deduction for all amounts it paid to Mr. Foss above the “base amount” as defined in the Internal Revenue Code.

(7)

(a)
Only Mr. Sutherland has attained the eligible retirement age of 60 under the 2007 Stock Plan and the 2013 Stock Plan. Therefore, the accelerated vesting for equity awards on retirement would apply only to Mr. Sutherland.

(b)	Included in the amount paid to Mr. Sutherland over time upon a change of control is $5,143,403 which is the gross up amount to compensate him for excise tax imposed.

(c)
Included in Mr. Sutherland’s perquisites: (i) in the case of termination without cause, are basic medical and life insurance coverage and a car allowance over an 18-month severance period; and (ii) in the case of a change of control, are health care, accident, disability and survivor insurance premiums for two years, a car allowance for eighteen months and outplacement benefits of 20% of his base salary.

(8)

(a)	Included in the amount paid to Ms. McKee over time upon a change of control is $4,182,412 which is the gross up amount to compensate her for excise tax imposed.

(b)
Included in Ms. McKee’s perquisites: (i) in the case of termination without cause, are basic life insurance coverage and a car allowance over an 18-month severance period; and (ii) in the case of a change of control, are health care, accident, disability and survivor insurance premiums for two years, a car allowance for 18 months, as well as outplacement benefits of 20% of her base salary.

(9)

(a)
Mr. Reynolds would incur excise tax if a change of control of the Company had occurred on October 3, 2014, as his payout would be considered a parachute payment. He is not entitled to a 280G gross up, but under the terms of his employment agreement, if his payout on a change of control would be considered a parachute payment, we would reduce his payments if that reduction (to avoid the excise tax) would result in him receiving a greater after tax amount than he would have received had he been paid the full amount and then paid the excise tax. If Mr. Reynolds would receive a greater after tax amount if his payout were cut back to avoid the excise tax, his payments on change of control would be reduced. In the event that Mr. Reynolds’ payments were considered parachute payments, the Company would lose the deduction for all amounts it paid to Mr. Reynolds above the “base amount” as defined in the Internal Revenue Code.

(b)
Included in Mr. Reynolds’ perquisites: (i) in the case of termination without cause, are basic medical and life insurance coverage and a car allowance over a 12-month severance period; and (ii) in the case of a change of control, are health care, accident, disability and survivor insurance premiums for two years, a car allowance for 12 months, and outplacement benefits of 20% of his base salary.

(10)	Included in Ms. Morrison’s perquisites, in the case of termination without cause, are basic medical and life insurance coverage and receipt of a car allowance over a 26-week severance period.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K and in this Proxy Statement relating to our 2015 Annual Meeting of Stockholders.
Submitted by the Compensation Committee of the Board:
Stephen P. Murray, Chairman
Joseph Neubauer
Lawrence T. Babbio, Jr.
Leonard S. Coleman, Jr.
Sanjeev Mehra
Stephen Sadove
Director Compensation
Annual Cash Compensation for Board Service
For fiscal 2014, each non-employee director received $100,000 annually for service on the Board, payable quarterly in arrears. The chairman of the Audit Committee was eligible to receive an additional annual retainer of $20,000, the chairmen of the Compensation Committee and the Nominating Committee were eligible to receive an additional annual retainer of $15,000 and the chairman of the Finance Committee was eligible to receive an additional annual retainer of $10,000, provided, in each case, that such committee chairmen were non-employee, non-Sponsor directors. In fiscal 2014, Mr. Ksansnak (Audit Committee) received additional fees for chairing the Audit Committee.
Annual Deferred Stock Unit Grant
In connection with our initial public offering, our non-employee directors received grants of deferred stock units (“DSUs”) under the 2013 Stock Plan in respect of service on the Board in early fiscal 2014. These DSUs will vest on the first anniversary of the date of grant, subject to the director’s continued service on the Board through the vesting date, and will be settled in shares of the Company’s common stock on the first day of the seventh month following termination of service.
Under the Company’s current director compensation policy, non-employee directors are eligible for an annual grant of DSUs with a value of $125,000 each February. As a result, in February 2014, each member of the Board who was not an employee of the Company received a grant of $125,000 worth of DSUs under the 2013 Stock Plan. These DSUs have the same vesting schedule and settlement terms as the December 2013 DSU grants. Directors who are appointed to the Board during the year will be entitled to a prorated DSU grant. All DSUs accrue dividend equivalents from the date of grant until the date of settlement.
In November 2014, to ensure that directors who serve on the Board until the next annual meeting of stockholders but do not stand for re-election at the next annual meeting of stockholders after a particular grant date will not forfeit the DSUs without vesting, the Board determined to change the vesting schedule of the DSUs automatically granted each February such that the DSUs will vest on the day prior to the Company’s next annual meeting of stockholders (rather than on the first anniversary of the date of grant). To make the vesting schedule of the DSUs granted on February 4, 2014 consistent with the revised vesting schedule for future grants of DSUs described above, the Board accelerated the vesting of DSUs granted on February 4, 2014 so that such DSUs will vest on February 2, 2015, which is the day prior to the Company’s 2015 annual meeting of stockholders, subject to the directors’ continued service on the Board.

Director Deferred Compensation Plan
Prior to our going private transaction in January 2007, our non-employee directors could participate in our Deferred Compensation Plan for Directors, electing to receive all or part of an annual cash retainer in the form of deferred shares and/or deferred cash. We credit amounts deferred with interest at the Moody’s Long Term Corporate Baa Bond Index rate for October of the previous year; which was 4.58% from September 28, 2013 until December 31, 2013. Beginning January 1, 2014, the interest rate was 5.31%. This plan was frozen in 2007 and only Governor Kean, one of our former directors, retains a balance, which accrues interest.
Health and Welfare Premiums
Mr. Neubauer, our Chairman and former Chief Executive Officer, participates in the Company’s health and welfare programs, for which the Company pays a portion of the premiums. Mr. Neubauer received those benefits as an employee of the Company through December 31, 2013 and those benefits have continued after his retirement.
Non-Employee Directors
The following table sets forth compensation information for our non-employee directors in fiscal 2014. Governor Kean did not stand for re-election in November 2013.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Change in Pension Value and Nonqualified Deferred	All Other Compensation(5) ($)	Total ($)
Todd M. Abbrecht	80,707	150,000	—	—	1,231	231,938
Lawrence T. Babbio, Jr.	100,000	150,000	—	—	1,231	251,231
David A. Barr	80,707	150,000	—	—	1,166	223,993
Leonard S. Coleman, Jr.	100,000	150,000	—	—	1,231	251,231
Daniel J. Heinrich	88,587	142,120	—	—	1,166	231,873
Thomas H. Kean	11,685	—	—	351	—	12,036
James E. Ksansnak	120,000	150,000	—	—	1,231	271,231
Sanjeev Mehra	80,707	150,000	—	—	1,231	231,938
Stephen P. Murray	80,707	150,000	—	—	1,231	231,938
Joseph Neubauer	75,000	125,000	—	43,434	190,259	433,693
Stephen Sadove	88,587	142,120	—	—	1,166	231,873

(1)	Includes base director fees of $100,000, as well as chair fees of $20,000 for Mr. Ksansnak.

(2)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 with respect to the DSUs granted on December 11, 2013 (which had a grant date fair value of $20 per DSU) and February 4, 2014 (which had a grant date fair value of $24.99 per DSU). As of the end of fiscal 2014, directors held the following deferred stock units (including dividend equivalent units): Messrs. Babbio, Coleman, and Ksansnak each holds 62,343.6058 deferred stock units, Messrs. Abbrecht, Mehra, and Murray each holds 6,303.3124 deferred stock units. Messrs. Barr, Heinrich, and Sadove each holds 5,906.0787 deferred stock units. Mr. Neubauer holds 5,043.0532 deferred stock units. For additional information on the valuation assumptions and more discussion with respect to the stock options, refer to Note 10 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended October 3, 2014.

(3)	As of the end of fiscal 2014, Mr. Neubauer held 486,249 outstanding stock options.

(4)
Includes amounts earned on deferred compensation in excess of 120% of the applicable federal rate, based upon the above-market return at the time the rate basis was set. Mr. Neubauer received interest on his balance in the Savings Incentive Retirement Plan until it was distributed to him in March and July 2014. Mr. Neubauer also receives interest on his deferred compensation that he deferred while he was an employee of the Company.

(5)
For directors other than Mr. Neubauer, consists of dividend equivalents accrued on deferred stock units as the value of dividends was not factored into the grant date fair value. With regard to Mr. Neubauer, includes dividend equivalents accrued on deferred stock units and his salary of $175,000 and his car allowance that he received as our employee through December 31, 2013. Also includes, with respect to Mr. Neubauer, company-paid premiums for health and welfare benefits equal to $10,933.

Equity Compensation Plan Information
The following table sets forth information about Aramark common stock that may be issued under all of Aramark’s existing equity compensation plans as of October 3, 2014, including the 2013 Stock Plan and the 2007 Stock Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance (Excluding Securities Reflected in Column (A))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:	29,125,725(2)	$10.43	22,645,844
Equity compensation plans not approved by security holders:	—	—	—
Total	29,125,725	$10.43	22,645,844

(1)
Under the 2007 Stock Plan, options, restricted stock units and restricted stock were granted to employees of or consultants to the Company. Deferred stock units were granted to directors of the Company under the 2007 Stock Plan. As of December 12, 2013, no further grants were made or may be made under the 2007 Stock Plan. Under the 2013 Stock Plan, options, stock appreciation rights, restricted shares, restricted stock units, shares and deferred stock units and dividend equivalent awards may be granted, but the 2013 Stock Plan does not separately segregate the shares used for each type of award. As of October 3, 2014, 22,645,844 shares were available for issuance under the 2013 Stock Plan. This column does not include 140,167 shares of restricted stock that have been granted subject to forfeiture under the 2007 Stock Plan.

(2)
In addition to shares issuable upon exercise of stock options, includes shares issuable upon the settlement of 228,703 deferred stock units and 2,770,275 restricted stock units issuable under the 2007 Stock Plan and the 2013 Stock Plan at a rate of one share for each unit. Also includes shares issuable upon the settlement of 499,337 performance stock units issued under the 2013 Stock Plan at the maximum 200% payout rate (998,674 shares). The deferred stock units, restricted stock units and performance stock units do not have an exercise price. Therefore, these awards are not included in the calculation of weighted average exercise price in column (b).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Review of Related Party Transactions
The Board adopted a written Policy Regarding Transactions with Related Persons, which is administered by the Audit Committee. This policy applies to any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000 and a Related Person (as defined in Item 404(a) of SEC Regulation S-K) has a direct or indirect material interest; provided, however, the Board has determined that certain transactions not required to be reported pursuant to Item 404(a) of SEC Regulation S-K are not considered to be transactions covered by the Policy. Under the policy, a related person transaction must be reported to the Company’s General Counsel and be reviewed and approved or ratified by the Audit Committee in accordance with the terms of the policy, prior to the effectiveness or consummation of the transaction, whenever practicable. The Audit Committee will review all relevant information available to it about the potential related person transaction. The Audit Committee, in its sole discretion, may impose such conditions as it deems appropriate on the Company or the Related Person in connection with the approval of the Related Person Transaction.
Stockholder Arrangements
Stockholders Agreement
In connection with our 2007 Transaction, we entered into a stockholders agreement with Joseph Neubauer, the Sponsors and other management participants, which agreement was amended and restated in connection with our initial public offering (as so amended, the “Stockholders Agreement”). The Stockholders Agreement contains agreements among the parties with respect to the nomination and election of directors, restrictions on the transfer of shares, informational rights, corporate opportunities, and certain other corporate governance provisions.
Under the Stockholders Agreement, each of GS Capital Partners, CCMP Capital Advisors, Thomas H. Lee Partners, L.P. and Warburg Pincus is entitled to select for nomination one person to serve on the Board, which right falls away when such Sponsor’s share ownership falls below 20% of the original share amount acquired by such Sponsor in connection with our 2007 Transaction (which was equal to the share amount held by such Sponsor immediately prior to our initial public offering). In addition, pursuant to the agreement Mr. Neubauer is entitled to serve on the Board for as long as he and our employees collectively own 5% or more of outstanding shares on a fully diluted basis and will serve as the chairman of the Board until at least the earlier of the first annual meeting of stockholders following our initial public offering and November 30, 2014. Management stockholders are entitled to proportionate director representation based on their aggregate share ownership and Mr. Foss serves as the management stockholders’ representative. Unless waived, a majority of the Sponsor directors and Mr. Neubauer, so long as he is a director, must be present in order to constitute a quorum for purposes of any meeting of the Board.
Stockholders party to the Stockholders Agreement may not transfer shares except pursuant to certain exceptions set forth in the agreement, including to specifically permitted transferees, in a public offering subject to the Registration Rights Agreement (as defined below) or as otherwise approved by the coordination committee established under the Registration Rights Agreement.
Registration Rights Agreement
In connection with our 2007 Transaction, we entered into a registration rights agreement with Mr. Neubauer, the Sponsors and other management participants, which agreement was amended and restated in connection with our initial public offering (as so amended, the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, these existing stockholders are entitled to participate in certain offerings of the Company’s securities registered under the Securities Act which are initiated by the Company, the Sponsors or Mr. Neubauer, subject to certain exceptions. In addition, under the agreement certain stockholders who hold more than 10% of our then-outstanding shares, or Mr. Neubauer, or the coordination committee (in the case of a “shelf” registration), have the right to require us to file a registration statement with the SEC for the resale of our common stock. The agreement provides to the Sponsors an unlimited number of “demand” registrations and provides to Mr. Neubauer two “demand” registrations. In addition, the Sponsors, Mr. Neubauer and, in certain circumstances, some members of senior management are also entitled to “piggy back” rights in subsequent offerings. In any subsequent offering in which “piggy back” rights apply, Mr. Neubauer is entitled to participate in such offering at a participation rate two times his pro rata share as compared to the pro rata share of the Sponsors. The Registration Rights Agreement also provides that we will pay certain expenses of these stockholders relating to such registrations and indemnify them against certain liabilities which may arise under the Securities Act of 1933, as amended.
Financing Transactions
We manage our exposure to interest rate changes with respect to our floating rate indebtedness through the use of interest rate swaps. Before and subsequent to the closing of the 2007 Transaction on January 26, 2007, our financial institution counterparties on these swaps have included entities affiliated with GS Capital Partners and with J.P. Morgan Partners, two of our Sponsors. The notional value of interest rate swaps with entities affiliated with GS Capital Partners was $487.4 million as of October 3, 2014. The notional value of interest rate swaps with entities affiliated with J.P. Morgan Partners was $437.4 million as of October 3, 2014. In all of these swaps, we pay the counterparty a fixed interest rate in exchange for their payment of a floating interest rate. The net payments to entities affiliated with GS Capital Partners pursuant to interest rate swap transactions were $7.9 million in fiscal 2014. The net payments to entities affiliated with J.P. Morgan Partners pursuant to interest rate swap transactions were approximately $6.9 million in fiscal 2014.
JP Morgan Chase Bank, N.A., an affiliate of J.P. Morgan Partners, serves as administrative agent, collateral agent and LC facility issuing bank for our senior secured credit agreement. In fiscal 2014 we paid JPMorgan Chase Bank, N.A. $200,000 for these services.
We engaged Goldman Sachs Lending Partners LLC and J.P. Morgan Securities LLC, affiliates of GS Capital Partners and J.P. Morgan Partners, respectively, as co-lead arrangers in connection with several amendments to our Credit Agreement since the beginning of fiscal 2012. Under these engagements, Goldman Sachs Lending Partners LLC was paid approximately $3.4 million in fiscal 2014 and J.P. Morgan Securities LLC was paid approximately $5.1 million in fiscal 2014. In addition, we paid approximately $362,000 in fiscal 2014 in legal fees for amendments to the senior secured credit agreement on behalf of these co-lead arrangers.
Goldman Sachs & Co. and J.P. Morgan Securities LLC, affiliates of GS Capital Partners and J.P. Morgan Partners, respectively, each acted as a joint book running manager and a representative of the underwriters of our initial public offering. Goldman Sachs & Co. and J.P. Morgan Securities LLC each received approximately $6.5 million of underwriters’ discounts relating to the shares sold by the Company in the IPO.
Goldman Sachs Lending Partners LLC is an affiliate of GS Capital Partners, and Sanjeev Mehra, Managing Director of Goldman, Sachs & Co. and a member of the Board. JPMorgan Chase Bank, N.A. and J.P. Morgan Securities LLC are affiliates of J.P. Morgan Partners, Stephen P. Murray, who serves on the Board, was employed by J.P. Morgan Partners until August 2006 and has been employed by CCMP Capital Advisors since August 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership, as of December 18, 2014, of (i) each individual or entity known by us to own beneficially more than 5% of the shares of our common stock, (ii) each of our named executive officers, (iii) each of our directors and director nominees and (iv) all of our directors and executive officers as a group. As of December 18, 2014, we had approximately 576 holders of record.
The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.
Except as otherwise indicated in the footnotes below, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares. Unless otherwise noted, the address of each beneficial owner is Aramark, Aramark Tower, 1101 Market Street, Philadelphia, Pennsylvania 19107.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class (%)
GS Capital Partners(2)	26,532,760	11.28
CCMP Capital Investors(3)	13,266,380	5.64
J.P. Morgan Partners(4)	13,266,378	5.64
Thomas H. Lee Partners(5)	26,532,761	11.28
Warburg Pincus LLC(6)	27,095,956	11.52
Joseph Neubauer(7)	15,262,034	6.48
L. Frederick Sutherland(8)	3,111,498	1.31
Eric J. Foss(9)	2,036,965	*
Lynn B. McKee(10)	1,117,969	*
Stephen R. Reynolds(11)	206,769	*
Christina T. Morrison(12)	63,485	*
Todd M. Abbrecht(13)	—	—
Lawrence T. Babbio, Jr.(14)	—	—
David A. Barr(6)(15)	27,095,956	11.52
Pierre-Olivier Beckers-Vieujant	—	—
Leonard S. Coleman, Jr.(16)	—	—
Irene Esteves	—	—
Daniel J. Heinrich(17)	3,750	*
James E. Ksansnak(18)	—	—
Sanjeev Mehra(2)(19)	26,532,760	11.28
Stephen P. Murray(3)(20)	13,266,380	5.64
Stephen Sadove(21)	—	—
Directors and Executive Officers as a Group (17 Persons)(22)	22,396,815	9.30

*	Less than one percent.

(1)	As of December 18, 2014, we had 235,231,698 shares outstanding.

(2)	Shares shown as beneficially owned by GS Capital Partners reflect an aggregate of the following record ownership:

(i)
13,971,091 shares held by GS Capital Partners V Fund, L.P.; (ii) 7,216,884 shares held by GS Capital Partners V Offshore Fund, L.P.; (iii) 4,790,888 shares held by GS Capital Partners V Institutional, L.P.; and (iv) 553,897 shares held by GS Capital Partners V GmbH & Co. KG (collectively, the “GS Entities”). The GS Entities, of which affiliates of The Goldman Sachs Group, Inc. are the general partner, managing general partner or investment manager, share voting and investment power with certain of its respective affiliates. Goldman, Sachs & Co., an affiliate of the GS Entities, is an underwriter of this offering. Mr. Sanjeev Mehra is a Managing Director of Goldman, Sachs & Co. and may be deemed to have beneficial ownership of the shares held by the GS Entities. The Goldman Sachs Group, Inc., Goldman, Sachs & Co. and Mr. Mehra each disclaim beneficial ownership of the shares held directly or indirectly by the GS Entities, except to the extent of its pecuniary interest therein, if any. The address of the GS Entities, the Goldman Sachs Group, Inc., Goldman, Sachs & Co. and Mr. Mehra is c/o The Goldman Sachs Group, 200 West Street, New York, New York 10282.

(3)	Shares shown as beneficially owned by CCMP Capital Investors reflect an aggregate of the following record ownership:

(i)
11,706,108 shares held by CCMP Capital Investors II, L.P.; and (ii) 1,560,272 shares held by CCMP Capital Investors (Cayman) II, L.P. CCMP Capital, LLC is the sole owner of CCMP Capital Associates GP, LLC, which is the general partner of CCMP Capital Associates, L.P., which is the general partner of each of CCMP Capital Investors II, L.P. and CCMP Capital Investors (Cayman) II, L.P. Stephen Murray is President and Chief Executive Officer of CCMP Capital, LLC, and of CCMP Capital Advisors, LLC. Mr. Murray is a member of a CCMP Capital, LLC investment committee that makes voting and disposition decisions with respect to the shares held by the CCMP Capital Investors, and may be deemed to have beneficial ownership of such shares. Mr. Murray disclaims beneficial ownership of the shares held by the CCMP Capital Investors. CCMP Capital Advisors, LLC, pursuant to an agreement with JPMorgan Chase & Co. and J.P. Morgan Partners, LLC, advises J.P. Morgan Partners with respect to certain of its private equity investments, including its investment in the Company. CCMP Capital Advisors, LLC, and its affiliates, including Mr. Murray, disclaims beneficial ownership of the shares owned by J.P. Morgan Partners and its affiliates. The address of the entities listed above and of Mr. Murray is 245 Park Avenue, 16th Floor, New York, New York 10167, except that the address for CCMP Capital Investors (Cayman) II, L.P. is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands.

(4)	Shares shown as beneficially owned by J.P. Morgan Partners reflect an aggregate of the following record ownership:

(i)
7,481,113 shares held by J.P. Morgan Partners (BHCA), L.P.; (ii) 1,793,337 shares held by J.P. Morgan Partners Global Investors, L.P.; (iii) 275,553 shares held by J.P. Morgan Partners Global Investors A, L.P.; (iv) 900,336 shares held by J.P. Morgan Partners Global Investors (Cayman), L.P.; (v) 100,686 shares held by J.P. Morgan Partners Global Investors (Cayman) II, L.P.; (vi) 607,192 shares held by J.P. Morgan Partners Global Investors (Selldown), L.P.; and (vii) 2,108,161 shares held by J.P. Morgan Partners Global Investors (Selldown) II, L.P. The general partner of J.P. Morgan Partners (BHCA), L.P. is JPMP Master Fund Manager, L.P. The general partner of the entities listed in clauses (ii) through (vii) is JPMP Global Investors, L.P. The general partner of JPMP Master Fund Manager, L.P. and JPMP Global Investors, L.P. is JPMP Capital Corp., a wholly owned subsidiary of JPMorgan Chase & Co., a publicly traded company. J.P. Morgan Securities LLC, an affiliate of J.P. Morgan Partners, is an underwriter of this offering. J.P. Morgan Partners did not purchase shares of the Company’s common stock outside the ordinary course of business as an investor or with, at the time of its acquisition of shares of the Company’s common stock, any agreements, understandings, or arrangements with any other persons, directly or indirectly, to dispose of the shares. The address of the J.P. Morgan Partners entities is 270 Park Avenue, 10th Floor, New York, New York 10017, except the address of each Cayman entity is c/o Trident Trust Company (Cayman) Limited, PO Box 847, 4th Floor, One Capital Place, Grand Cayman KY1-1102,Cayman Islands.

(5)	Shares shown as beneficially owned by investment funds affiliated with Thomas H. Lee Partners, L.P. reflect an aggregate of the following record ownership:

(i)
14,610,253 shares held by Thomas H. Lee Equity Fund VI, L.P.; (ii) 9,893,285 shares held by Thomas H. Lee Parallel Fund VI, L.P.; (iii) 1,728,158 shares held by Thomas H. Lee Parallel (DT) Fund VI, L.P.; (iv) 125,154 shares held by THL Equity Fund VI Investors (Aramark), LLC; (v) 26,804 shares held by THL Coinvestment Partners, L.P. (collectively, the “THL Funds”); (vi) 74,568 shares held by Putnam Investment Holdings, LLC; and (vii) 74,539 shares held by Putnam Investments Employees’ Securities Company III LLC (collectively, the “Putnam Funds”). THL Holdco, LLC is the managing member of Thomas H. Lee Advisors, LLC, which is the general partner of Thomas H. Lee Partners, L.P., which is the sole member of THL Equity Advisors VI, LLC, which is the general partner of Thomas H. Lee Equity Fund VI, L.P., Thomas H. Lee Parallel Fund VI, L.P. and Thomas H. Lee Parallel (DT) Fund VI, L.P. and the manager of THL Equity Fund VI Investors (Aramark), LLC. Thomas H. Lee Partners, L.P. is the general partner of THL Coinvestment Partners, L.P. The Putnam Funds are co-investment entities of the THL Funds, and are contractually obligated to co-invest (and dispose of securities) alongside certain of the THL Funds on a pro rata basis. Voting and investment determinations with respect to the shares held by the THL Funds are made by the management committee of THL Holdco, LLC. Anthony J. DiNovi and Scott M. Sperling are the members of the management committee of THL Holdco, LLC, and as such may be deemed to share beneficial ownership of the shares held or controlled by the THL Funds. Each of Messrs. DiNovi and Sperling disclaims beneficial ownership of such securities. Putnam Investment Holdings, LLC (“Holdings”) is the managing member of Putnam Investments Employees’ Securities Company III LLC (“ESC III”). Holdings disclaims any beneficial ownership of any shares held by ESC III. Putnam Investments LLC, the managing member of Holdings, disclaims beneficial ownership of any shares held by the Putnam Funds. The address of each of the THL Funds and Messrs. DiNovi and Sperling is c/o Thomas H. Lee Partners, L.P., 100 Federal Street, 35th Floor, Boston, Massachusetts 02110. The address of each of the Putnam Funds is c/o Putnam Investment, Inc., 1 Post Office Square, Boston, Massachusetts 02109.

(6)
Shares shown as beneficially owned by affiliates of Warburg Pincus LLC, a New York limited liability company (“WP LLC”) reflect record ownership of 27,095,956 shares held by Warburg Pincus Private Equity IX, L.P., a Delaware limited partnership (“WP IX”). The general partner of WP IX is Warburg Pincus IX GP L.P., a Delaware limited partnership (“WP IX GP LP”). WPP

GP LLC, a Delaware limited liability company (“WPP GP LLC”), is the sole member of WP IX GP LP. Warburg Pincus Partners, L.P., a Delaware limited partnership (“WP Partners”), is the managing member of WPP GP. Warburg Pincus Partners GP LLC, a Delaware limited liability company (“WP Partners GP LLC”), is the general partner of WP Partners. Warburg Pincus & Co., a New York general partnership (“WP”), is the managing member of WP Partners GP LLC. WP LLC manages WP IX. Charles R. Kaye and Joseph P. Landy are each a Managing General Partner of WP and Co-Chief Executive Officers and Managing Members of WP LLC and may be deemed to control the Warburg Pincus entities. Messrs. Kaye and Landy disclaim beneficial ownership of all shares held by the Warburg Pincus entities. The address of the Warburg Pincus entities and Messrs. Kaye and Landy is 450 Lexington Avenue, New York, New York 10017.

(7)
Shares shown as beneficially owned by Mr. Neubauer reflect 366,249 shares subject to stock options exercisable as of December 18, 2014, or within 60 days of December 18, 2014. Includes 515,000 shares held by NEA Partners VIII, LP for which Mr. Neubauer serves as general partner, over which Mr. Neubauer disclaims beneficial ownership. Does not include 5,058 deferred stock units that are vested or will vest within 60 days of December 18, 2014 and that will convert to shares of common stock and be delivered to Mr. Neubauer six months following his termination as a director.

(8)
Includes beneficial ownership of shares held by a family limited liability company for which Mr. Sutherland serves as a manager. Shares shown as beneficially owned by Mr. Sutherland reflect 2,063,301 shares subject to stock options exercisable as of December 18, 2014, or within 60 days of December 18, 2014, 5,172 shares underlying restricted stock units and performance stock units scheduled to vest within 60 days of December 18, 2014 and 3,311 shares subject to restricted stock and restricted stock units that vested prior to December 18, 2014, but were not reflected in the outstanding share number.

(9)
Shares shown as beneficially owned by Mr. Foss reflect 1,401,013 shares subject to stock options exercisable as of December 18, 2014, or within 60 days of December 18, 2014, 129,310 shares underlying restricted stock units and performance stock units scheduled to vest within 60 days of December 18, 2014 and 14,499 shares subject to restricted stock and restricted stock units that vested prior to December 18, 2014, but were not reflected in the outstanding share number.

(10)
Includes beneficial ownership of shares held by a general partnership for which Ms. McKee serves as a general partner. Shares shown as beneficially owned by Ms. McKee reflect 736,051 shares subject to stock options exercisable as of December 18, 2014, or within 60 days of December 18, 2014, 5,172 shares underlying restricted stock units and performance stock units scheduled to vest within 60 days of December 18, 2014 and 1,791 shares subject to restricted stock and restricted stock units that vested prior to December 18, 2014, but were not reflected in the outstanding share number.

(11)
Shares shown as beneficially owned by Mr. Reynolds reflect 183,357 shares subject to stock options exercisable as of December 18, 2014, or within 60 days of December 18, 2014, 4,137 shares underlying restricted stock units and performance stock units scheduled to vest within 60 days of December 18, 2014 and 3,752 shares subject to restricted stock and restricted stock units that vested prior to December 18, 2014, but were not reflected in the outstanding share number.

(12)
Shares shown as beneficially owned by Ms. Morrison reflect 49,581 shares subject to stock options exercisable as of December 18, 2014, or within 60 days of December 18, 2014, 2,069 shares underlying restricted stock units and performance stock units scheduled to vest within 60 days of December 18, 2014 and 1,238 shares subject to restricted stock units that vested prior to December 18, 2014, but were not reflected in the outstanding share number.

(13)
Does not include shares of common stock held by the THL Funds or the Putnam Funds. Mr. Abbrecht is a member of THL Holdco, LLC, and by virtue of the relationships described in footnote (6) above, may be deemed to share beneficial ownership of the shares held by the THL Funds. Mr. Abbrecht disclaims beneficial ownership of the shares referred to in footnote (6) above. Also does not include 6,322 deferred stock units that are vested or will vest or within 60 days of December 18, 2014 and that will convert to shares of common stock and be delivered to Mr. Abbrecht six months following his termination as a director. The address for Mr. Abbrecht is c/o Thomas H. Lee Partners, L.P., 100 Federal Street, 35th Floor, Boston, Massachusetts 02110.

(14)
Does not include 62,529 deferred stock units that are vested or will vest within 60 days of December 18, 2014, and that will convert to shares of common stock and be delivered to Mr. Babbio six months following his termination as a director.

(15)
Does not include 5,924 deferred stock units that are vested or will vest within 60 days of December 18, 2014, and that will convert to shares of common stock and be delivered to Mr. Barr six months following his termination as a director. David A. Barr is a Partner of Warburg Pincus & Co. and a Member and Managing Director of Warburg Pincus LLC. Mr. Barr disclaims beneficial ownership of all shares of common stock held by the Warburg Pincus entities. The address for Mr. Barr is c/o Warburg Pincus LLC, 450 Lexington Avenue, New York, NY 10017.

(16)
Does not include 62,529 deferred stock units that are vested or will vest within 60 days of December 18, 2014, and that will convert to shares of common stock and be delivered to Mr. Coleman six months following his termination as a director.

(17)
Does not include 5,924 deferred stock units that are vested or will vest or within 60 days of December 18, 2014, and that will convert to shares of common stock and be delivered to Mr. Heinrich six months following his termination as a director.

(18)
Does not include 62,529 deferred stock units that are vested or will vest or within 60 days of December 18, 2014, and that will convert to shares of common stock and be delivered to Mr. Ksansnak six months following his termination as a director.

(19)
Does not include 6,322 deferred stock units that are vested or will vest or within 60 days of December 18, 2014, and that will convert to shares of common stock and be delivered to Mr. Mehra six months following his termination as a director.

(20)
Does not include 6,322 deferred stock units that are vested or will vest or within 60 days of December 18, 2014, and that will convert to shares of common stock and be delivered to Mr. Murray six months following his termination as a director.

(21)
Does not include 5,924 deferred stock units that are vested or will vest or within 60 days of December 18, 2014, and that will convert to shares of common stock and be delivered to Mr. Sadove six months following his termination as a director.

(22)
Does not include shares that may be deemed to be beneficially owned but disclaimed by Mr. Murray, Mr. Barr and Mr. Mehra pursuant to notes 3, 15 and 2, respectively. Shares shown as beneficially owned by Directors and Executive Officers as a group reflect 5,155,018 shares subject to stock options exercisable currently, or within 60 days of December 18, 2014, 198,252 shares of underlying restricted stock units and performance stock units scheduled to vest within 60 days of December 18, 2014 and 203,408 shares subject to restricted stock and restricted stock units that vested prior to December 18, 2014, but were not reflected in the outstanding share number.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own beneficially more than 10% of our common stock to file reports of ownership and changes in ownership of such stock with the SEC. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all such forms they file. Based solely on a review of the copies of these forms received by us and on written representations from certain reporting persons that no Form 5 was required to be filed, we believe our directors, executive officers and 10% beneficial owners complied during fiscal year 2014 with all applicable Section 16(a) filing requirements in a timely manner.

ADDITIONAL INFORMATION
2016 ANNUAL MEETING AND RELATED MATTERS
When do you expect to hold the 2016 annual meeting of Stockholders?
We expect to hold the 2016 annual meeting on or around February 2, 2016, at a time and location to be announced later. The Board may change this date in its discretion.
How can I submit a recommendation of a director candidate for the 2016 Annual Meeting of Stockholders?
Stockholders who wish to submit director candidates for consideration by the Nominating Committee for election at our 2016 Annual Meeting of Stockholders may do so by submitting in writing such candidates’ names, in compliance with the procedures and along with the other information required by our By-laws, to the Corporate Secretary, at Aramark, 1101 Market Street, Philadelphia, PA 19107 no earlier than October 6, 2015, and no later than November 5, 2015. All director candidates recommended by stockholders will be evaluated in the same manner as all other director candidates, regardless of who recommended the candidate.
How can I submit a Stockholder proposal at the 2016 Annual Meeting of Stockholders?
Stockholders who, in accordance with the SEC’s Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2016 Annual Meeting of Stockholders must submit their proposals to the Corporate Secretary, at Aramark, 1101 Market Street, Philadelphia, PA 19107. Proposals must be received on or before September 2, 2015. In addition, all stockholder proposals requested to be included in the Company’s proxy statement and proxy card must also comply with the requirements set forth in the federal securities laws, including Rule 14a-8, in order to be included in the Company’s proxy statement and proxy card for the 2016 Annual Meeting of Stockholders.
In addition, the Company’s By-laws establish an advance notice procedure with regard to certain matters, including nominations of persons for election as directors, to be brought before an annual meeting of stockholders. In accordance with our By-laws, for a matter not included in our proxy materials to be properly brought before the 2016 Annual Meeting of Stockholders, a Stockholder’s notice of the matter that the Stockholder wishes to present must be delivered to the Corporate Secretary, at Aramark, 1101 Market Street, Philadelphia, PA 19107, not less than 90 nor more than 120 days prior to the first anniversary of the 2015 Annual Meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our By-laws (and not pursuant to the SEC’s Rule 14a-8) must be received no earlier than October 6, 2015, and no later than November 5, 2015. If the date of the 2016 Annual Meeting of Stockholders is more than 30 days earlier or later than the anniversary date of the 2015 Annual Meeting, notice must be received not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Copies of the Company’s By-laws may be obtained free of charge by contacting the our Investor Relations Department, at Aramark, 1101 Market Street, Philadelphia, Pennsylvania, 19107, Attention: Investor Relations, telephone: (215) 409-7287, e-mail: investorrelations@aramark.com.
How can I communicate with the Board?
Stockholders and interested parties may contact any director, the Audit, Nominating or Compensation Committees, or the non-management or independent members of the Board as a group by addressing the particular person or group in care of the General Counsel of Aramark, 1101 Market Street, Philadelphia, PA 19107, who will forward such communications to the addressee.
How do I obtain copies of Aramark's corporate governance and other company documents?
The Corporate Governance Guidelines, committee charters and Aramark's code of ethics contained in its Business Conduct Policy are posted on the Corporate Governance page of the Investor Relations section on our website at www.aramark.com. In addition, these documents are available in print without charge to any Stockholder who submits a written request to the Corporate Secretary at the address listed above.
We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.Aramark.com) and click on “Investor Relations”. Copies of our proxy statement, form of proxy and our Annual Report on Form 10-K for the year ended October 3, 2014, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to: Investor Relations, Aramark, 1101 Market Street, Philadelphia, PA 19107. You may also contact our Investor Relations Department at Aramark, 1101 Market Street, Philadelphia, Pennsylvania, 19107, Attention: Investor Relations, telephone: (215) 409-7287, e-mail: investorrelations@aramark.com.

Aramark
1101 Market Street
Philadelphia, PA 19107
http://www.aramark.com

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ARAMARK		For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) with respect to whom authority to vote is withheld on the line below:
The Board of Directors recommends you vote FOR each of the director nominees listed below.		All	All	Except
1. Election of Directors		☐	☐	☐
Nominees:
01) Eric J. Foss
02) Todd M. Abbrecht	07) Irene M. Esteves
03) Lawrence T. Babbio, Jr.	08) Daniel J. Heinrich
04) David A. Barr	09) Sanjeev Mehra
05) Pierre-Olivier Beckers	10) Stephen P. Murray
06) Leonard S. Coleman, Jr.	11) Stephen Sadove

The Board of Directors recommends you vote FOR Proposals 2 and 3 and ONE YEAR in Proposal 4.						For	Against	Abstain
2. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending October 2, 2015.						☐	☐	☐

3. To approve, in an non-binding advisory role, the compensation paid to the named executive officers.						☐	☐	☐

					1 Year	2 Years	3 Years	Abstain
4. To determine, in a non-binding advisory vote, whether a non-binding stockholder vote to approve the compensation paid to our named executive					☐	☐	☐	☐
officers should occur every one, two or three years
NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

		Yes		No
Please indicate if you plan to attend this meeting.		☐		☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature (PLEASE SIGN WITHIN BOX)		Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
to be held February 3, 2015:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M80246-P58037

Aramark Annual Meeting of Stockholders February 3, 2015, 10:00 AM This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Eric J. Foss and Stephen R. Reynolds, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of Aramark that the undersigned is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, Philadelphia time, on February 3, 2015, at the Philadelphia Marriott Downtown, 1201 Market Street, Philadelphia, Pennsylvania, and any adjournment or postponement thereof and further authorizes such proxies to vote in their discretion upon such other matters as may properly come before such Annual Meeting and at any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations as indicated on the reverse side, and in the discretion of the proxy upon such other matters as may properly come before the Annual Meeting.

Continued and to be signed on reverse side